            Certificates for Home Equity and Home Improvement Loans
                                 Series 2001-B

                        POOLING AND SERVICING AGREEMENT

                                     among

                     CONSECO FINANCE SECURITIZATIONS CORP.
                                   as Seller

                                      and

                             CONSECO FINANCE CORP.
                           as Originator and Servicer

                                      and

                      U.S. BANK TRUST NATIONAL ASSOCIATION
              not in its individual capacity but solely as Trustee
                                       of

                CONSECO FINANCE HOME EQUITY and HOME IMPROVEMENT
                               LOAN TRUST 2001-B

                            Dated as of May 1, 2001

                               TABLE OF CONTENTS

                                                                         Page
Article I.       DEFINITIONS...........................................   1-1

 Section 1.01.   General...............................................   1-1
 Section 1.02.   Specific Terms........................................   1-1
 Section 1.03.   Calculation of Interest on the Certificates...........  1-46

Article II.      ESTABLISHMENT OF TRUST; TRANSFER OF LOANS.............   2-1

 Section 2.01.   Closing...............................................   2-1
 Section 2.02.   Conditions to the Closing.............................   2-1
 Section 2.03.   Conveyance of the Subsequent Loans....................   2-2
 Section 2.04.   Acceptance by Trustee.................................   2-4
 Section 2.05.   REMIC Provisions......................................   2-5
 Section 2.06.   Seller Option to Substitute for Prepaid Loans.........   2-9

Article II.      REPRESENTATIONS AND WARRANTIES........................   3-1

 Section 3.01.   Representations and Warranties Regarding the Seller...   3-1
 Section 3.02.   Representations and Warranties Regarding Each Loan....   3-2
 Section 3.03.   Additional Representations and Warranties.............   3-5
 Section 3.04.   Representations and Warranties Regarding the Loans
                 in the Aggregate......................................   3-6
 Section 3.05.   Representations and Warranties Regarding the Loan
                 Files.................................................   3-9
 Section 3.06.   Repurchases of Loans for Breach of Representations
                 and Warranties........................................   3-9
 Section 3.07.   No Repurchase Under Certain Circumstances.............  3-11
 Section 3.08.   Negative Covenants of the Trust.......................  3-12

Article IV.      PERFECTION OF TRANSFER AND PROTECTION OF
                 SECURITY INTERESTS....................................   4-1

 Section 4.01.   Transfer of Loans.....................................   4-1
 Section 4.02.   Costs and Expenses....................................   4-1

Article V.       SERVICING OF LOANS....................................   5-1

 Section 5.01.   Responsibility for Loan Administration................   5-1
 Section 5.02.   Standard of Care......................................   5-1
 Section 5.03.   Records...............................................   5-1
 Section 5.04.   Inspection............................................   5-1
 Section 5.05.   Certificate Account...................................   5-2
 Section 5.06.   Enforcement...........................................   5-4
 Section 5.07.   Trustee to Cooperate..................................   5-6
 Section 5.08.   Costs and Expenses....................................   5-7
 Section 5.09.   Maintenance of Insurance..............................   5-7
 Section 5.10.   Merger or Consolidation of Servicer...................   5-7

Article VI.      REPORTS AND TAX MATTERS...............................   6-1

 Section 6.01.   Monthly Reports.......................................   6-1
 Section 6.02.   Officer's Certificate.................................   6-1
 Section 6.03.   Other Data............................................   6-1

                                                                           Page
                                                                           ----
 Section 6.04     Annual Report of Accountants...........................   6-1
 Section 6.05     Statements to Certificateholders.......................   6-1
 Section 6.06     Payment of Taxes.......................................   6-6

Article VII.      SERVICE TRANSFER.......................................   7-1

 Section 7.01     Events of Termination..................................   7-1
 Section 7.02     Transfer...............................................   7-1
 Section 7.03     Trustee to Act; Appointment of Successor...............   7-2
 Section 7.04     Notification to Certificateholders.....................   7-2
 Section 7.05     Effect of Transfer.....................................   7-3
 Section 7.06     Transfer of Certificate Account........................   7-3

Article VIII.     PAYMENTS...............................................   8-1

 Section 8.01     Monthly Payments.......................................   8-1
 Section 8.02     Advances...............................................   8-1
 Section 8.03     Reserved...............................................   8-2
 Section 8.04     Permitted Withdrawals from the Certificate
                  Account; Payments......................................   8-2
 Section 8.05     Reassignment of Repurchased and Replaced Loans.........   8-8
 Section 8.06     Class C Master Certificateholder's Purchase Option.....   8-8
 Section 8.07     Capitalized Interest Account...........................  8-11
 Section 8.08     Pre-Funding Account....................................  8-12
 Section 8.09     Distributions on the Subsidiary REMIC Regular
                  Interests and the Intermediate REMIC Regular
                  Interests..............................................  8-13

Article IX.       THE CERTIFICATES AND THE CLASS C CERTIFICATE...........   9-1

 Section 9.01     The Certificates and the Class C Certificates..........   9-1
 Section 9.02     Registration of Transfer and Exchange of
                  Certificates and the Class C Certificates..............   9-2
 Section 9.03     No Charge; Disposition of Void Certificates
                  or Class C Certificates................................   9-6
 Section 9.04     Mutilated, Destroyed, Lost or Stolen Certificates
                  or Class C Certificates................................   9-6
 Section 9.05     Persons Deemed Owners..................................   9-6
 Section 9.06     Access to List of Certificateholders' Names and
                  Addresses..............................................   9-7
 Section 9.07     Authenticating Agents..................................   9-7

Article X.        INDEMNITIES............................................  10-1

 Section 10.01    Real Estate............................................  10-1
 Section 10.02    Liabilities to Obligors................................  10-1
 Section 10.03    Tax Indemnification....................................  10-1
 Section 10.04    Servicer's Indemnities.................................  10-1
 Section 10.05    Operation of Indemnities...............................  10-1
 Section 10.06    REMIC Tax Matters......................................  10-2

Article XI.       THE TRUSTEE............................................  11-1

 Section 11.01    Duties of Trustee......................................  11-1
 Section 11.02    Certain Matters Affecting the Trustee..................  11-2

                                                                           Page
                                                                           ----
 Section 11.03.   Trustee Not Liable for Certificates, Class C
                  Certificates or Loans..................................  11-3
 Section 11.04.   Trustee May Own Certificates...........................  11-3
 Section 11.05.   Rights of Certificateholders to Direct Trustee
                  and to Waive Events of Termination.....................  11-3
 Section 11.06.   The Servicer to Pay Trustee's Fees and Expenses........  11-4
 Section 11.07.   Eligibility Requirements for Trustee...................  11-4
 Section 11.08.   Resignation or Removal of Trustee......................  11-5
 Section 11.09.   Successor Trustee......................................  11-5
 Section 11.10.   Merger or Consolidation of Trustee.....................  11-6
 Section 11.11.   Tax Returns............................................  11-6
 Section 11.12.   Obligor Claims.........................................  11-6
 Section 11.13.   Appointment of Co-Trustee or Separate Trustee..........  11-7
 Section 11.14.   Trustee and U.S. Bancorp...............................  11-8
 Section 11.15.   Trustee Advances.......................................  11-8
 Section 11.16.   Certain Matters Relating to FHA Insurance..............  11-8

ARTICLE XII.      MISCELLANEOUS..........................................  12-1

 Section 12.01.   Servicer Not to Resign; Delegation of Servicing Duties.  12-1
 Section 12.02.   Conseco and Seller Not to Engage in Certain
                  Transactions with Respect to the Trust.................  12-1
 Section 12.03.   Maintenance of Office or Agency........................  12-1
 Section 12.04.   Termination............................................  12-1
 Section 12.05.   Acts of Certificateholders.............................  12-4
 Section 12.06.   Calculations...........................................  12-4
 Section 12.07.   Assignment or Delegation by Originators................  12-4
 Section 12.08.   Amendment..............................................  12-5
 Section 12.09.   Notices................................................  12-6
 Section 12.10.   Merger and Integration.................................  12-7
 Section 12.11.   Headings...............................................  12-7
 Section 12.12.   Governing Law..........................................  12-8
 Section 12.13.   No Petition............................................  12-8

Exhibit A-1  -  Form of Class [I-A-[1A][1][2][3][4][5][[II[1A][1][2][3]]
                Certificate
Exhibit A-2  -  Form of Class I-IO Certificate
Exhibit B    -  Form of Class [I][II]-M-[1][2] Certificate
Exhibit C-1  -  Form of Class [[I][II]-B-[1]][B-2] Certificate
Exhibit C-2  -  Form of Class B-3I Certificate
Exhibit D    -  Form of Assignment
Exhibit E-1  -  Form of Certificate of Officer - Conseco Finance Corp.
Exhibit E-2  -  Form of Certificate of Officer - Conseco Finance
                 Securitizations Corp.
Exhibit F    -  Form of Opinion of Counsel
Exhibit G    -  Form of Trustee's Acknowledgment
Exhibit H    -  Form of Certificate of Servicing Officer
Exhibit I    -  Form of Class C [Master][Intermediate][Subsidiary A]
                 [Subsidiary B]Certificate
Exhibit J-1  -  Form of Certificate Regarding Repurchased Loans
Exhibit J-2  -  Form of Certificate Regarding Eligible Substitute Loans
Exhibit J-3  -  Form of Certificate Regarding Substitution for Prepaid Loans
Exhibit J-4  -  Servicer Request for Release of Loan File
Exhibit K    -  Form of Representation Letter
Exhibit L-1  -  List of Initial and Additional Group I Loans
Exhibit L-2  -  List of Initial and Additional Group II Loans
Exhibit M    -  Form of Monthly Report
Exhibit N    -  Form of Addition Notice
Exhibit O    -  Form of Subsequent Transfer Instrument
Exhibit P    -  Form of Officer's Certificate (Subsequent Transfer)
                 - Conseco Finance Securizations Corp.
Exhibit Q    -  Group II-B FHA-Insured Loans

     AGREEMENT, dated as of May 1, 2001, among Conseco Finance Securitizations Corp., a corporation organized and existing under the laws of the State of Minnesota, as Seller (the "Seller"), Conseco Finance Corp., a corporation organized and existing under the laws of the State of Delaware, as originator of the home equity loans and home improvement loans described herein (the "Originator") and as initial Servicer (the "Servicer"), and U.S. Bank Trust National Association, a national banking association organized and existing under the laws of the United States, not in its individual capacity but solely as Trustee (the "Trustee") of Conseco Finance Home Equity and Home Improvement Loan Trust 2001-B (the "Trust").

     WHEREAS, in the regular course of its business, Conseco Finance Corp. purchases, originates and services home equity loans and home improvement loans, which loans provide for installment payments by or on behalf of the borrowers and grant mortgages, deeds of trust or security deeds on certain real estate securing such loans;

     WHEREAS, the Seller, in the ordinary course of its business, acquires pools of home equity loans and home improvement loans and other receivables from Conseco Finance Corp. and arranges the securitization of those receivables;

     WHEREAS, the Seller intends to sell the Certificates (as defined herein) to be issued hereunder in eighteen classes which, together with the Class C Certificates (as defined herein), in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund (as defined herein), consisting primarily of the Loans (as defined herein); and

     WHEREAS, the Seller, the Originator, the Servicer and the Trustee wish to set forth the terms and conditions on which the Trustee, on behalf of the Certificateholders (as defined herein), will acquire the Loans and the Servicer will service the Loans;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as provided herein:

                                  ARTICLE I.
                                 DEFINITIONS
                                 -----------
SECTION 1.01.  General.


     For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article include the plural as well as the singular, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section or other subdivision, and Section references refer to Sections of this Agreement.

SECTION 1.02.  Specific Terms.

     "Addition Notice" means, with respect to the transfer of Subsequent Loans to the Trust pursuant to Section 2.03 of this Agreement, a notice, substantially in the form of Exhibit N, which shall be given not later than five Business Days prior to the related Subsequent Transfer Date, of the Seller's designation of Subsequent Loans to be sold to the Trust and the aggregate Cut-off Date Principal Balances of such Subsequent Loans.

     "Additional Loan" means a Loan identified as such on the List of Loans attached hereto as Exhibits L-1 and L-2, the aggregate Cut-off Date Principal Balance of which Loans is $186,109,632.93.

     "Additional Interest Entitlement Date" means, with respect to the Class I-A-1A, Class I-A-3, Class II-A-1A and Class II-A-5 Certificates, the Payment Date occurring in the month following the related Determination Date specified in
Section 8.06(d) if the Class C Master Certificateholder has not delivered to the Trustee the notice described in Section 8.06(b) of its purchase option as to the Group I Loans or the Group II Loans, as applicable.

     "Advance" means, with respect to any Payment Date, the amounts, if any, deposited by the Servicer or the Trustee, as applicable, in the Certificate Account for such Payment Date pursuant to Section 8.02.

     "Advance Payment" means any payment by an Obligor in advance of the Due Period in which it would be due under such Loan and which payment is not a Principal Prepayment.

     "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

     "Aggregate Certificate Principal Balance" means the sum of the Class I-A-1A, Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-M-1, Class I-M-2, Class I-B-1, Class II-A-1A, Class II-A-1, Class II-A-2, Class II-A-3, Class II-M-1, Class II-M-2, Class II-B-1 and Class B-2 Principal Balances. The Aggregate Certificate Principal Balance as of the Closing Date is $650,000,000.

                                      1-1

     "Agreement" means this Pooling and Servicing Agreement, as it may be amended from time to time.

     "Amount Available" means, for any Payment Date, the sum of the Group I Amount Available and the Group II Amount Available.

     "Amount Held for Future Distribution" means, for any Payment Date, and the Group I Loans and Group II Loans, respectively, the total of the amounts held in the Certificate Account in respect of such Loans on the last day of the preceding Due Period on account of Advance Payments in respect of such Due Period.

     "Applicants" has the meaning assigned in Section 9.06.

     "Authenticating Agent" means any authenticating agent appointed pursuant to
Section 9.07.

     "Average Sixty-Day Delinquency Ratio Test" means, to be considered "satisfied" for any Payment Date, that the arithmetic average of the Sixty-Day Delinquency Ratios for the Group I Loans or the Group II Loans, as applicable, for such Payment Date and for the two immediately preceding Payment Dates is less than or equal to 35% of the Senior Enhancement Percentage for the Group I Certificates and 20% of the Senior Enhancement Percentage for the Group II Certificates, as applicable.

     "Balloon Loan" means a Loan that provides for the payment of the unamortized principal balance of such Loan in a single payment at the maturity of such Loan that is greater than the preceding monthly payments.

     "Book-Entry Certificate" means any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

     "Business Day" means any day other than (a) a Saturday or a Sunday, or (b) another day on which banking institutions in the city in which the Person taking action hereunder are authorized or obligated by law, executive order, or governmental decree to be closed.

     "Capitalized Interest Account" means a separate trust account created and maintained pursuant to Section 8.07 in the name of the Trust in an Eligible Institution.

     "Certificate" means a Certificate for Home Equity and Home Improvement Loans, Series 2001-B, Class I-A-1A, Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-IO, Class I-M-1, Class I-M-2, Class I-B-1, Class B-3I, Class II-A-1A, Class II-A-1, Class II-A-2, Class II-A-3, Class II-M-1, Class II-M-2, Class II-B-1 or Class B-2, executed and delivered by the Trustee substantially in the form of Exhibit A-1, A-2, B, C-1, or C-2, as applicable, but does not include the Class C Certificates.

     "Certificate Account" means a separate trust account created and maintained pursuant to Section 5.05 in the name of the Trust in an Eligible Institution.

                                      1-2

     "Certificate Owner" means the person who is the beneficial owner of a Book-Entry Certificate or, if Definitive Certificates have been issued, Certificateholders.

     "Certificate Register" means the register maintained pursuant to Section 9.02.

     "Certificate Registrar" or "Registrar" means the registrar appointed pursuant to Section 9.02.

     "Certificateholder" or "Holder" means the person in whose name a Certificate or Class C Certificate is registered on the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Certificate or Class C Certificate registered in the name of the Originator or the Seller or any of their Affiliates shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite Percentage Interest necessary to effect any such consent, request, waiver or demand has been obtained; provided, however, that, solely for the purpose of determining whether the Trustee is entitled to rely upon any such consent, waiver, request or demand, only Certificates or Class C Certificates which the Trustee knows to be so owned shall be so disregarded.

     "Class," "Class A," "Class I-IO," "Class M," "Class B," "Class B-3I," or "Class C" means pertaining to Class A Certificates, Class I-IO Certificates, Class M Certificates, Class B Certificates, Class B-3I Certificates and/or Class C Certificates, as the case may be.

     "Class A Certificates" means the Class I-A and Class II-A Certificates, collectively.

     "Class A and IO Formula Interest Distribution Amount" means, as to each Class of Class A Certificates and Class I-IO Certificates and any Payment Date, the sum of (a) one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding June 15, 2001) at (1) the Class I-A-1A Pass Through Rate on the Class I-A-1A Principal Balance, (2) the Class I-A-1 Pass-Through Rate on the Class I-A-1 Principal Balance, (3) the Class I-A-2 Pass-Through Rate on the Class I-A-2 Principal Balance, (4) the Class I-A-3 Pass-Through Rate on the Class I-A-3 Principal Balance, (5) the Class I-A-4 Pass-Through Rate on the Class I-A-4 Principal Balance, (6) the Class I-A-5 Pass-Through Rate on the Class I-A-5 Principal Balance, (7) the Class II-A-1A Pass-Through Rate on the Class II-A-1A Principal Balance, (8) the Class II-A-1 Pass-Through Rate on the Class II-A-1 Principal Balance, (9) the Class II-A-2 Pass-Through Rate on the Class II-A-2 Principal Balance, (10) the Class II-A-3 Pass-Through Rate on the Class II-A-3 Principal Balance, and (11) the Class I-IO Pass-Through Rate on the Class I-IO Notional Principal Amount, in each case to be calculated immediately prior to such Payment Date, and (b) the Unpaid Class A and IO Interest Shortfall, if any, with respect to such Class.

     "Class A and IO Interest Shortfall" means, as to each Class of Class A Certificates and Class I-IO Certificates and any Payment Date, the amount, if any, by which the Class A and IO Formula Interest Distribution Amount for such Class exceeds the amount distributed to Holders of such Class on such Payment Date pursuant to Section 8.04(b)(2) or 8.04(c)(2), as applicable.

     "Class B Certificates" means the Class B-1 and Class B-2 Certificates, collectively.

                                      1-3

     "Class B-1 Certificates" means the Class I-B-1 Certificates and the Class II-B-1 Certificates, collectively.

     "Class B-2 Certificates" means any one of the Class B-2 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit C-1 and evidencing an interest designated as a "regular interest" for purposes of the REMIC Provisions.

     "Class B-2 Formula Interest Distribution Amount" means, for any Payment Date, the sum of (1) one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding June 15, 2001) at the Class B-2 Pass Through Rate on the Class B-2 Principal Balance and (2) the Unpaid Class B-2 Interest Shortfall, if any.

     "Class B-2 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

     (a)  the Class B-2 Principal Balance and

     (b) (i) if the Payment Date is before the Stepdown Date or a Trigger Event exists, the sum of the Group I and Group II Formula Principal Distribution Amounts, less any Group I Class A, Class I-M-1, Class I-M-2, Class I-B-1, Group II Class A, Class II-M-1, Class II-M-2, and Class II-B-1 Formula Principal Distribution Amounts on such Payment Date; and

          (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the Aggregate Certificate Principal Balance over (B) the lesser of (x) 94.50% of the Pool Scheduled Principal Balance or (y) the Pool Scheduled Principal Balance minus $3,250,000.

     "Class B-2 Holdback" means, for any Payment Date, the amount, if any, by which payment to the Class B-2 Certificateholders on such Payment Date of the Class B-2 Formula Principal Distribution Amount (or the Remaining Amount Available, if less) would cause the sum of the Class B-2 Principal Balance and the Overcollateralization Amount (after distributions on that Payment Date under Sections 8.04(b) and 8.04(c)) to be less than 2.375% of the Pool Scheduled Principal Balance. (2.375% equals the product of two and a fraction, expressed as a percentage, the numerator of which is the Original Class B-2 Principal Balance ($7,718,000) and the denominator of which is the Aggregate Certificate Principal Balance as of the Closing Date ($650,000,000)).

     "Class B-2 Interest Shortfall" means, as to any Payment Date, the amount, if any, by which (a) the Class B-2 Formula Interest Distribution Amount exceeds
(b) the amount distributed to Holders of such Class on such Payment Date pursuant to Section 8.04(d)(1).

     "Class B-2 Liquidation Loss Principal Amount" means, for any Payment Date (after giving effect to all distributions of principal on the Certificates on such Payment Date), the lesser of (A) the Class B-2 Principal Balance and (B) the excess of the Aggregate Certificate Principal Balance over the Pool Scheduled Principal Balance for such Payment Date.

                                      1-4

     "Class B-2 Principal Balance" means, for any Payment Date, the Original Class B-2 Principal Balance less the sum of all amounts previously distributed to Holders of Class B-2 Certificates in respect of principal.

     "Class B-3I Certificate" means any one of the Class B-3I Certificates executed and delivered by the Trustee substantially in the form set forth in Exhibit C-2 hereto and evidencing an interest designated as a "regular interest" for purposes of the REMIC Provisions.

     "Class B-3I Distribution Amount" means, as to any Payment Date, an amount equal to the sum of (a) the Class B-3I Formula Distribution Amount for such Payment Date less (b) any amount distributed on that Payment Date under Section 8.04(d)(4) plus (c) on the Payment Date on which the Class Principal Balance of the Certificates is reduced to zero, the excess of the Pool Scheduled Principal Balance over the aggregate Class Principal Balance of the Certificates on such Payment Date, plus (d) the amount, if any, by which the Class B-3I Distribution Amount on the preceding Payment Date exceeds the amount actually distributed to the Class B-3I Certificates on that Payment Date.

     "Class B-3I Formula Distribution Amount" means, as to any Payment Date, an amount equal to the product of (a) the Class B-3I Pass-Through Rate for such Payment Date and (b) the Class B-3I Notional Amount.

     "Class B-3I Notional Amount" means $650,000,000 for the first Payment Date and, for any other Payment Date, the sum of the Pool Scheduled Principal Balance and the Pre-Funded Amount as of the immediately preceding Payment Date.

     "Class B-3I Pass-Through Rate" means (1) on that portion of the Class B-3I Notional Amount equal to the Group I Scheduled Principal Balance plus the Pre-Funded Group I Amount, the excess of (i) the Group I Adjusted Weighted Average Loan Rate over (ii) the product of (A) two and (B) the weighted average Pass-Through Rate of the Intermediate REMIC Group I Regular Interests (excluding the Intermediate REMIC Regular Interest I-IO), and (2) on that portion of the Class B-3I Notional Amount equal to the Group II Scheduled Principal Balance plus the Pre-Funded Group II Amount, the excess of (ii) the Group II Weighted Average Loan Rate over the product of (A) two and (B) the weighted average Pass-Through Rate of the Intermediate REMIC Group II Regular Interests; provided that for this purpose the Pass-Through Rates for Intermediate REMIC Regular Interest I-Accrual and Intermediate REMIC Regular Interest II-Accrual shall not exceed zero and the Pass-Through Rate for each Intermediate REMIC Accretion Directed Interest shall not exceed the Pass-Through Rate on its Corresponding Certificate Class.

     "Class C Certificates" means any one of the Class C Master Certificate, Class C Intermediate Certificate, Class C Subsidiary A Certificate or Class C Subsidiary B Certificate.

     "Class C Intermediate Certificate" means a Certificate for Home Equity and Home Improvement Loans, Series 2001-B, bearing the designation Class C Intermediate, executed and delivered by the Trustee substantially in the form of
Exhibit I, and evidencing an interest designated as a "residual interest" in the Intermediate REMIC for purposes of the REMIC Provisions.

                                      1-5

     "Class C Master Certificate" means a Certificate for Home Equity and Home Improvement Loans, Series 2001-B, bearing the designation Class C Master, executed and delivered by the Trustee substantially in the form of Exhibit I, and evidencing an interest designated as a "residual interest" in the Master REMIC for purposes of the REMIC Provisions.

     "Class C Master Distribution Amount" means, for any Payment Date, the amount, if any, available for distribution to the Class C Master
Certificateholder pursuant to Section 8.04(d)(8).

     "Class C Subsidiary A Certificate" means a Certificate for Home Equity and Home Improvement Loans, Series 2001-B, bearing the designation Class C Subsidiary A, executed and delivered by the Trustee substantially in the form of
Exhibit I, and evidencing an interest designated as a "residual interest" in the Subsidiary A REMIC for purposes of the REMIC Provisions.

     "Class C Subsidiary B Certificate" means a Certificate for Home Equity and Home Improvement Loans, Series 2001-B, bearing the designation Class C Subsidiary B, executed and delivered by the Trustee substantially in the form of
Exhibit I, and evidencing an interest designated as a "residual interest" in the Subsidiary B REMIC for purposes of the REMIC Provisions.

     "Class C Subsidiary Certificates" means the Class C Subsidiary A Certificate and the Class C Subsidiary B Certificate.

     "Class M Certificates" means the Class I-M-1, Class I-M-2, Class II-M-1 and Class II-M-2 Certificates, collectively.

     "Class Principal Balance" means any of the Class I-A-1A, Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-M-1, Class I-M-2, Class I-B-1, Class II-A-1A, Class II-A-1, Class II-A-2, Class II-A-3, Class II-M-1, Class II-M-2, Class II-B-1 or Class B-2 Principal Balances.

     "Class I-A Certificates" means the Class I-A-1A, Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4 and Class I-A-5 Certificates, collectively.

     "Class I-A(B) Certificates" means the Class I-A Certificates other than the Class I-A-1A Certificates.

     "Class I-A(B) Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

     (a) the Class I-A Principal Balance minus the Class I-A-1A Principal Balance and

     (b) (i) if the Payment Date is before the Stepdown Date or a Trigger Event exists, the Group I-B Formula Principal Distribution Amount; and

          (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the lesser of (x) the Group I-B Formula Principal Distribution Amount and (y) the

                                      1-6

     Group I Class A Formula Principal Distribution Amount minus the Class I-A-1A Formula Principal Distribution Amount.

     "Class I-A-1A Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

     (a)  the Class I-A-1A Principal Balance and

     (b) (i) if the Payment Date is before the Stepdown Date or a Trigger Event exists, the Group I-A Formula Principal Distribution Amount; and

          (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the lesser of (x) the Group I-A Formula Principal Distribution Amount and (y) the Group I Class A Formula Principal Distribution Amount.

     "Class I-A Principal Balance" means, for any Payment Date, the sum of the Class Principal Balances of each Class of Class I-A Certificates.

     "Class I-A-1A Certificate" means any one of the Class I-A-1A Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A-1 and evidencing an interest designated as a "regular interest" for purposes of the REMIC Provisions.

     "Class I-A-1A Principal Balance" means, for any Payment Date, the Original Class I-A-1A Principal Balance less all amounts previously distributed to Holders of Class I-A-1A Certificates in respect of principal.

     "Class I-A-1 Certificate" means any one of the Class I-A-1 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A-1 and evidencing an interest designated as a "regular interest" for purposes of the REMIC Provisions.

     "Class I-A-1 Principal Balance" means, for any Payment Date, the Original Class I-A-1 Principal Balance less all amounts previously distributed to Holders of Class I-A-1 Certificates in respect of principal.

     "Class I-A-2 Certificate" means any one of the Class I-A-2 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A-1 and evidencing an interest designated as a "regular interest" for purposes of the REMIC Provisions.

     "Class I-A-2 Principal Balance" means, for any Payment Date, the Original Class I-A-2 Principal Balance less all amounts previously distributed to Holders of Class I-A-2 Certificates in respect of principal.

     "Class I-A-3 Certificate" means any one of the Class I-A-3 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form

                                      1-7
set forth in Exhibit A-1 and evidencing an interest designated as a "regular interest" for purposes of the REMIC Provisions.

     "Class I-A-3 Principal Balance" means, for any Payment Date, the Original Class I-A-3 Principal Balance less all amounts previously distributed to Holders of Class I-A-3 Certificates in respect of principal.

     "Class I-A-4 Certificate" means any one of the Class I-A-4 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A-1 and evidencing an interest designated as a "regular interest" for purposes of the REMIC Provisions.

     "Class I-A-4 Principal Balance" means, for any Payment Date, the Original Class I-A-4 Principal Balance less all amounts previously distributed to Holders of Class I-A-4 Certificates in respect of principal.

     "Class I-A-5 Certificate" means any one of the Class I-A-5 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A-1 and evidencing an interest designated as a "regular interest" for purposes of the REMIC Provisions.

     "Class I-A-5 Principal Balance" means, for any Payment Date, the Original Class I-A-5 Principal Balance less all amounts previously distributed to Holders of Class I-A-5 Certificates in respect of principal.

     "Class I-B-1 Adjusted Principal Balance" means, for any Payment Date, the Class I-B-1 Principal Balance minus the Class I-B-1 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

     "Class I-B-1 Certificate" means any one of the Class I-B-1 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit C-1 and evidencing an interest designated as a "regular interest" for purposes of the REMIC Provisions.

     "Class I-B-1 Formula Interest Distribution Amount" means, for any Payment Date, the sum of (1) one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding June 15, 2001) at the Class I-B-1 Pass-Through Rate on the Class I-B-1 Adjusted Principal Balance and (2) the Unpaid Class I-B-1 Interest Shortfall, if any.

     "Class I-B-1 Formula Liquidation Loss Interest Distribution Amount" means, as to any Payment Date, the sum of (a) the Class I-B-1 Liquidation Loss Interest Amount, if any, and (b) the Unpaid Class I-B-1 Liquidation Loss Interest Shortfall, if any, for the immediately preceding Payment Date.

     "Class I-B-1 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

     (a)  The Class I-B-1 Principal Balance and

                                      1-8

     (b) (i) if the Payment Date is before the Stepdown Date or a Trigger Event exists, the Group I Formula Principal Distribution Amount, less any Class I-A(B), Class I-A-1A, Class I-M-1 and Class I-M-2 Formula Principal Distribution Amounts on such Payment Date; and

          (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the sum of the Class I-A, Class I-M-1, Class I-M-2, and Class I-B-1 Principal Balances over (B) the lesser of (x) 94.5% of the Group I Scheduled Principal Balance or (y) the Group I Scheduled Principal Balance minus $2,515,000.

     "Class I-B-1 Interest Shortfall" means, as to any Payment Date, the amount, if any, by which (a) the Class I-B-1 Formula Interest Distribution Amount exceeds (b) the amount distributed to Holders of such Class on such Payment Date pursuant to Section 8.04(b)(5).

     "Class I-B-1 Liquidation Loss Interest Amount" means, for any Payment Date, an amount equal to one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding June 15, 2001) at the Class I-B-1 Pass-Through Rate on the Class I-B-1 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

     "Class I-B-1 Liquidation Loss Interest Shortfall" means, as to any Payment Date, the amount, if any, by which (a) the Class I-B-1 Formula Liquidation Loss Interest Distribution Amount exceeds (b) any amount distributed to the Holders of such Class on such Payment Date pursuant to Section 8.04(b)(12).

     "Class I-B-1 Liquidation Loss Principal Amount" means, for any Payment Date, the lesser of (A) the Class I-B-1 Principal Balance (after giving effect to all distributions of principal on the Class I-B-1 Certificates on such Payment Date) and (B) the Group I Certificate Liquidation Losses, for such Payment Date.

     "Class I-B-1 Principal Balance" means, for any Payment Date, the Original Class I-B-1 Principal Balance less all amounts previously distributed to Holders of Class I-B-1 Certificates in respect of principal.

     "Class I-IO Certificate" means any one of the Class I-IO Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A-2 and evidencing an interest designated as a "regular interest" for purposes of the REMIC Provisions.

     "Class I-IO Notional Principal Amount" means, for any Payment Date, an amount equal to (a) for the first 20 Payment Dates, the lesser of (i) $125,000,000 or (ii) the Group I Principal Balance for such Payment Date, and
(b) thereafter, zero. For federal income tax purposes, the Class I-IO Notional Principal Amount means the Intermediate REMIC Principal Balance of Intermediate REMIC Regular Interest SA-2.

     "Class I-IO Original Notional Principal Amount" means $125,000,000.

                                      1-9

     "Class I-M-1 Adjusted Principal Balance" means, for any Payment Date, the Class I-M-1 Principal Balance minus the Class I-M-1 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

     "Class I-M-1 Certificate" means any one of the Class I-M-1 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B and evidencing an interest designated as a "regular interest" for purposes of the REMIC Provisions.

     "Class I-M-1 Formula Interest Distribution Amount" means, for any Payment Date, the sum of (1) one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding June 15, 2001) at the Class I-M-1 Pass-Through Rate on the Class I-M-1 Adjusted Principal Balance and (2) the Unpaid Class I-M-1 Interest Shortfall, if any.

     "Class I-M-1 Formula Liquidation Loss Interest Distribution Amount" means, as to any Payment Date, the sum of (a) the Class I-M-1 Liquidation Loss Interest Amount, if any, and (b) the Unpaid Class I-M-1 Liquidation Loss Interest Shortfall, if any, for the immediately preceding Payment Date.

     "Class I-M-1 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of

     (a)  the Class I-M-1 Principal Balance and

     (b) (i) if the Payment Date is before the Stepdown Date or a Trigger Event exists, the Group I Formula Principal Distribution Amount less the Class I-A(B) and Class I-A-1-A Formula Principal Distribution Amounts on such Payment Date; and

          (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the sum of the Class I-A and Class I-M-1 Principal Balances over (B) the lesser of (x) 75.0% of the Group I Scheduled Principal Balance or (y) the Group I Scheduled Principal Balance minus $2,515,000.

     "Class I-M-1 Interest Shortfall" means, as to any Payment Date, the amount, if any, by which (a) the Class I-M-1 Formula Interest Distribution Amount exceeds (b) the amount distributed to Holders of such Class on such Payment Date pursuant to Section 8.04(b)(3).

     "Class I-M-1 Liquidation Loss Interest Amount" means, for any Payment Date, an amount equal to one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding June 15, 2001) at the Class I-M-1 Pass-Through Rate on the Class I-M-1 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

     "Class I-M-1 Liquidation Loss Interest Shortfall" means, as to any Payment Date, the amount, if any, by which (a) the Class I-M-1 Formula Liquidation Loss Interest Distribution Amount exceeds (b) any amount distributed to the Holders of such Class on such Payment Date pursuant to Section 8.04(b)(10).

                                     1-10

     "Class I-M-1 Liquidation Loss Principal Amount" means, for any Payment Date (after giving effect to all distributions of principal on the Certificates on such Payment Date), the lesser of (A) the Class I-M-1 Principal Balance and (B) the excess, if any, of the Group I Certificate Liquidation Losses over the sum of the Class I-M-2 and Class I-B-1 Principal Balances.

     "Class I-M-1 Principal Balance" means, for any Payment Date, the Original Class I-M-1 Principal Balance less all amounts previously distributed to Holders of Class I-M-1 Certificates in respect of principal.

     "Class I-M-2 Adjusted Principal Balance" means, for any Payment Date, the Class I-M-2 Principal Balance minus the Class I-M-2 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

     "Class I-M-2 Certificate" means any one of the Class I-M-2 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B and evidencing an interest designated as a "regular interest" for purposes of the REMIC Provisions.

     "Class I-M-2 Formula Interest Distribution Amount" means, for any Payment Date, the sum of (1) one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding June 15, 2001) at the Class I-M-2 Pass-Through Rate on the Class I-M-2 Adjusted Principal Balance and (2) the Unpaid Class I-M-2 Interest Shortfall, if any.

     "Class I-M-2 Formula Liquidation Loss Interest Distribution Amount" means, as to any Payment Date, the sum of (a) the Class I-M-2 Liquidation Loss Interest Amount, if any, and (b) the Unpaid Class I-M-2 Liquidation Loss Interest Shortfall, if any, for the immediately preceding Payment Date.

     "Class I-M-2 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

     (a)    the Class I-M-2 Principal Balance and

     (b)    (i)    if the Payment Date is before the Stepdown Date or a Trigger
     Event exists, the Group I Formula Principal Distribution Amount, less the Class I-A(B), Class I-A-1A and Class I-M-1 Formula Principal Distribution Amounts on such Payment Date; and

            (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the sum of the Class I-A, Class I-M-1 and Class I-M-2 Principal Balances over (B) the lesser of (x) 86.0% of the Group I Scheduled Principal Balance or (y) the Group I Scheduled Principal Balance minus $2,515,000.

     "Class I-M-2 Interest Shortfall" means, as to any Payment Date, the amount, if any, by which (a) the Class I-M-2 Formula Interest Distribution Amount exceeds (b) the amount distributed to Holders of such Class on such Payment Date pursuant to Section 8.04(b)(4).

     "Class I-M-2 Liquidation Loss Interest Amount" means, for any Payment Date, an amount equal to one month's interest (or, as to the first Payment Date, interest from and

                                     1-11
including the Closing Date to but excluding June 15, 2001) at the Class I-M-2 Pass-Through Rate on the Class I-M-2 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

     "Class I-M-2 Liquidation Loss Interest Shortfall" means, as to any Payment Date, the amount, if any, by which (a) the Class I-M-2 Formula Liquidation Loss Interest Distribution Amount exceeds (b) any amount distributed to the Holders of such Class on such Payment Date pursuant to Section 8.04(b)(11).

     "Class I-M-2 Liquidation Loss Principal Amount" means, for any Payment Date (after giving effect to all distributions of principal on the Certificates on such Payment Date), the lesser of (A) the Class I-M-2 Principal Balance and (B) the excess, if any, of the Group I Certificate Liquidation Losses over the Class I-B-1 Principal Balance.

     "Class I-M-2 Principal Balance" means, for any Payment Date, the Original Class I-M-2 Principal Balance less all amounts previously distributed to Holders of Class I-M-2 Certificates in respect of principal.

     "Class II-A Certificates" means the Class II-A-1A, Class II-A-1, Class II-A-2, and Class II-A-3 Certificates, collectively.

     "Class II-A Principal Balance" means, for any Payment Date, the sum of the Class Principal Balances of each Class of Class II-A Certificates.

     "Class II-A-1A Certificate" means any one of the Class II-A-1A Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A-1 and evidencing an interest designated as a "regular interest" for purposes of the REMIC Provisions.

     "Class II-A-1A Principal Balance" means, for any Payment Date, the Original Class II-A-1A Principal Balance less all amounts previously distributed to Holders of Class II-A-1A Certificates in respect of principal.

     "Class II-A-1 Certificate" means any one of the Class II-A-1 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A-1 and evidencing an interest designated as a "regular interest" for purposes of the REMIC Provisions.

     "Class II-A-1 Principal Balance" means, for any Payment Date, the Original Class II-A-1 Principal Balance less all amounts previously distributed to Holders of Class II-A-1 Certificates in respect of principal.

     "Class II-A-2 Certificate" means any one of the Class II-A-2 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A-1 and evidencing an interest designated as a "regular interest" for purposes of the REMIC Provisions.

                                     1-12

     "Class II-A-2 Principal Balance" means, for any Payment Date, the Original Class II-A-2 Principal Balance less all amounts previously distributed to Holders of Class II-A-2 Certificates in respect of principal.

     "Class II-A-3 Certificate" means any one of the Class II-A-3 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A-1 and evidencing an interest designated as a "regular interest" for purposes of the REMIC Provisions.

     "Class II-A-3 Principal Balance" means, for any Payment Date, the Original Class II-A-3 Principal Balance less all amounts previously distributed to Holders of Class II-A-3 Certificates in respect of principal.

     "Class II-B-1 Adjusted Principal Balance" means, for any Payment Date, the Class II-B-1 Principal Balance minus the Class II-B-1 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

     "Class II-B-1 Certificate" means any one of the Class II-B-1 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit C-1 and evidencing an interest designated as a "regular interest" for purposes of the REMIC Provisions.

     "Class II-B-1 Formula Interest Distribution Amount" means, for any Payment Date, the sum of (1) one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding June 15, 2001) at the Class II-B-1 Pass-Through Rate on the Class II-B-1 Adjusted Principal Balance and (2) the Unpaid Class II-B-1 Interest Shortfall, if any.

     "Class II-B-1 Formula Liquidation Loss Interest Distribution Amount" means, as to any Payment Date, the sum of (a) the Class II-B-1 Liquidation Loss Interest Amount, if any, and (b) the Unpaid Class II-B-1 Liquidation Loss Interest Shortfall, if any, for the immediately preceding Payment Date.

     "Class II-B-1 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

     (a)    the Class II-B-1 Principal Balance and

     (b)    (i)    if the Payment Date is before the Stepdown Date or a Trigger
     Event exists, the Group II Formula Principal Distribution Amount less the Group II Class A, Class II-M-1 and Class II-M-2 Formula Principal Distribution Amounts on such Payment Date; and

            (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the sum of the Class II-A, Class II-M-1, Class II-M-2, and Class II-B-1 Principal Balances over (B) the lesser of (x) 84.0% of the Group II Scheduled Principal Balance or (y) the Group II Scheduled Principal Balance minus $735,000.

                                     1-13

     "Class II-B-1 Interest Shortfall" means, as to any Payment Date, the amount, if any, by which (a) the Class II-B-1 Formula Interest Distribution Amount exceeds (b) the amount distributed to Holders of such Class on such Payment Date pursuant to Section 8.04(c)(5).

     "Class II-B-1 Liquidation Loss Interest Amount" means, for any Payment Date, an amount equal to one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding June 15, 2001) at the Class II-B-1 Pass-Through Rate on the Class II-B-1 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

     "Class II-B-1 Liquidation Loss Interest Shortfall" means, as to any Payment Date, the amount, if any, by which (a) the Class II-B-1 Formula Liquidation Loss Interest Distribution Amount exceeds (b) any amount distributed to the Holders of such Class on such Payment Date pursuant to Section 8.04(c)(12).

     "Class II-B-1 Liquidation Loss Principal Amount" means, for any Payment Date (after giving effect to all distributions of principal on the Certificates on such Payment Date), the lesser of (A) the Class II-B-1 Principal Balance and
(B) the Group II Certificate Liquidation Losses.

     "Class II-B-1 Principal Balance" means, for any Payment Date, the Original Class II-B-1 Principal Balance less all amounts previously distributed to Holders of Class II-B-1 Certificates in respect of principal.

     "Class II-M-1 Adjusted Principal Balance" means, for any Payment Date, the Class II-M-1 Principal Balance minus the Class II-M-1 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

     "Class II-M-1 Certificate" means any one of the Class II-M-1 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B and evidencing an interest designated as a "regular interest" for purposes of the REMIC Provisions.

     "Class II-M-1 Formula Interest Distribution Amount" means, for any Payment Date, the sum of (1) one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding June 15, 2001) at the Class II-M-1 Pass-Through Rate on the Class II-M-1 Adjusted Principal Balance and (2) the Unpaid Class II-M-1 Interest Shortfall, if any.

     "Class II-M-1 Formula Liquidation Loss Interest Distribution Amount" means, as to any Payment Date, the sum of (a) the Class II-M-1 Liquidation Loss Interest Amount, if any, and (b) the Unpaid Class II-M-1 Liquidation Loss Interest Shortfall, if any, for the immediately preceding Payment Date.

     "Class II-M-1 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

     (a)    the Class II-M-1 Principal Balance and

                                     1-14

     (b)    (i)    if the Payment Date is before the Stepdown Date or a Trigger
     Event exists, the Group II Formula Principal Distribution Amount less the Group II Class A Formula Principal Distribution Amount on such Payment Date; and

            (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the sum of the Class II-A and Class II-M-1 Principal Balances over (B) the lesser of (x) 63.0% of the Group II Scheduled Principal Balance or (y) the Group II Scheduled Principal Balance minus $735,000.

     "Class II-M-1 Interest Shortfall" means, as to any Payment Date, the amount, if any, by which (a) the Class II-M-1 Formula Interest Distribution Amount exceeds (b) the amount distributed to Holders of such Class on such Payment Date pursuant to Section 8.04(c)(3).

     "Class II-M-1 Liquidation Loss Interest Amount" means, for any Payment Date, an amount equal to one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding June 15, 2001) at the Class II-M-1 Pass-Through Rate on the Class II-M-1 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

     "Class II-M-1 Liquidation Loss Interest Shortfall" means, as to any Payment Date, the amount, if any, by which (a) the Class II-M-1 Formula Liquidation Loss Interest Distribution Amount exceeds (b) any amount distributed to the Holders of such Class on such Payment Date pursuant to Section 8.04(c) (10).

     "Class II-M-1 Liquidation Loss Principal Amount" means, for any Payment Date (after giving effect to all distributions of principal on the Certificates on such Payment Date), the lesser of (A) the Class II-M-1 Principal Balance and
(B) the excess, if any, of the Group II Certificate Liquidation Losses over the sum of the Class II-M-2 and Class II-B-1 Principal Balances.

     "Class II-M-1 Principal Balance" means, for any Payment Date, the Original Class II-M-1 Principal Balance less all amounts previously distributed to Holders of Class II-M-1 Certificates in respect of principal.

     "Class II-M-2 Adjusted Principal Balance" means, for any Payment Date, the Class II-M-2 Principal Balance minus the Class II-M-2 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

     "Class II-M-2 Certificate" means any one of the Class II-M-2 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B and evidencing an interest designated as a "regular interest" for purposes of the REMIC Provisions.

     "Class II-M-2 Formula Interest Distribution Amount" means, for any Payment Date, the sum of (1) one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding June 15, 2001) at the Class II-M-2 Pass-Through Rate on the Class II-M-2 Adjusted Principal Balance and (2) the Unpaid Class II-M-2 Interest Shortfall, if any.

                                     1-15

     "Class II-M-2 Formula Liquidation Loss Interest Distribution Amount" means, as to any Payment Date, the sum of (a) the Class II-M-2 Liquidation Loss Interest Amount, if any, and (b) the Unpaid Class II-M-2 Liquidation Loss Interest Shortfall, if any, for the immediately preceding Payment Date.

     "Class II-M-2 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

     (a)    the Class II-M-2 Principal Balance and

     (b)    (i)    if the Payment Date is before the Stepdown Date or a Trigger
     Event exists, the Group II Formula Principal Distribution Amount less the Group II Class A and Class II-M-1 Formula Principal Distribution Amounts on such Payment Date; and

            (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the sum of the Class II-A, Class II-M-1 and Class II-M-2 Principal Balances over (B) the lesser of (x) 74.0% of the Group II Scheduled Principal Balance or (y) the Group II Scheduled Principal Balance minus $735,000.

     "Class II-M-2 Interest Shortfall" means, as to any Payment Date, the amount, if any, by which (a) the Class II-M-2 Formula Interest Distribution Amount exceeds (b) the amount distributed to Holders of such Class on such Payment Date pursuant to Section 8.04(c) (4).

     "Class II-M-2 Liquidation Loss Interest Amount" means, for any Payment Date, an amount equal to one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding June 15, 2001) at the Class II-M-2 Pass-Through Rate on the Class II-M-2 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

     "Class II-M-2 Liquidation Loss Interest Shortfall" means, as to any Payment Date, the amount, if any, by which (a) the Class II-M-2 Formula Liquidation Loss Interest Distribution Amount exceeds (b) any amount distributed to the Holders of such Class on such Payment Date pursuant to Section 8.04(c)(11).

     "Class II-M-2 Liquidation Loss Principal Amount" means, for any Payment Date (after giving effect to all distributions of principal on the Certificates on such Payment Date), the lesser of (A) the Class II-M-2 Principal Balance and
(B) the excess, if any, of the Group II Certificate Liquidation Losses over the Class II-B-1 Principal Balance.

     "Class II-M-2 Principal Balance" means, for any Payment Date, the Original Class II-M-2 Principal Balance less all amounts previously distributed to Holders of Class II-M-2 Certificates in respect of principal.

     "Closing Date" means May 3, 2001.

     "Code" means the Internal Revenue Code of 1986, as amended.

                                     1-16

     "Combined LTV" means, with respect to any Loan, the percentage obtained by dividing (i) the sum of (a) the current principal balance of such Loan, plus (b) the outstanding principal balance, as of the date of origination of such Loan, of any loan secured by a prior lien on the property which secures the Loan (the "Collateral"), by (ii) the lesser of (a) the appraised value of the Collateral based on an appraisal made for the originator of the Loan by an independent fee appraiser (or by an employee of the Originator who is a licensed appraiser) at the time of origination of the Loan, and (b) the sales price of the Collateral at the time of origination of the Loan; provided that, in the case of a Loan the proceeds of which were used to refinance an existing mortgage loan, the amount described in clause (ii)(a) shall be the amount to be used for purposes of clause (ii).

     "Computer Tape" means the computer tape generated by the Originator which provides information relating to the Loans and which was used by the Originator in selecting the Loans, and includes the master file and the history file.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Agreement is located at the address set forth in Section 12.09.

     "Corresponding Certificate Class" means, with respect to each Intermediate REMIC Accretion Directed Interest, as follows:

    Intermediate REMIC Regular Interest                Corresponding Certificate Class
-------------------------------------------    ----------------------------------------------
                 I-A-1A                                         Class I-A-1A
                 I-A-1                                          Class I-A-1
                 I-A-2                                          Class I-A-2
                 I-A-3                                          Class I-A-3
                 I-A-4                                          Class I-A-4
                 I-A-5                                          Class I-A-5
                 I-M-1                                          Class I-M-1
                 I-M-2                                          Class I-M-2
                 I-B-1                                          Class I-B-1
                 II-A-1A                                        Class II-A-1A
                 II-A-1                                         Class II-A-1
                 II-A-2                                         Class II-A-2
                 II-A-3                                         Class II-A-3
                 II-M-1                                         Class II-M-1
                 II-M-2                                         Class II-M-2
                 II-B-1                                         Class II-B-1
                 B2                                             Class B-2

     "Counsel for the Originator" means Briggs and Morgan, Professional Association, or other legal counsel for the Originator.

     "Counsel for the Seller" means Briggs and Morgan, Professional Association, or other legal counsel for the Seller.

                                     1-17

     "Cumulative Losses Trigger" exists for the Group I or Group II Loans, respectively, if the related Cumulative Realized Losses Test is not satisfied.

     "Cumulative Realized Loss Ratio" means, for any Payment Date:

     (a) with respect to the Group I Loans, a fraction, expressed as a percentage, the numerator of which is the Cumulative Realized Losses for the Group I Loans for that Payment Date and the denominator of which is the sum of the Cut-off Date Principal Balances of all Group I Loans; and

     (b) with respect to the Group II Loans, a fraction, expressed as a percentage, the numerator of which is the Cumulative Realized Losses for the Group II Loans for that Payment Date and the denominator of which is the sum of the Cut-off Date Principal Balances of all Group II Loans.

     "Cumulative Realized Losses" means, for any Payment Date, the sum of the Realized Losses for the Group I Loans or the Group II Loans, as applicable, for that Payment Date and each preceding Payment Date since the Cut-off Date.

     "Cumulative Realized Losses Test" means, to be considered "satisfied" for any Payment Date, that the Cumulative Realized Loss Ratio for the Group I Loans or Group II Loans, as applicable, for such Payment Date is less than or equal to the percentage set forth below:

                                   Group I Loans            Group II Loans
        Payment Date                 Percentage               Percentage
        ------------               -------------            --------------
   June 2004 - May 2005              4.50%                    5.25%
   June 2005 - May 2006              5.50%                    7.00%
   June 2006 - May 2007              6.00%                    8.50%
   June 2007 and thereafter          6.25%                    8.75%

     "Custodian" means at any time an Eligible Institution, or a financial institution organized under the laws of the United States or any State, which is not an Affiliate of the Originator, which is subject to supervision and examination by Federal or State authorities and whose commercial paper or unsecured long-term debt (or, in the case of a member of a bank holding company system, the commercial paper or unsecured long-term debt of such bank holding company) has been rated A-1+ by S&P, F-1+ by Fitch and P-1 by Moody's in the case of commercial paper, or BBB+ or higher by each of S&P and Fitch and Baa1 or higher by Moody's in the case of unsecured long-term debt, as is acting at such time as Custodian of the Loan Files pursuant to Section 4.01.

     "Cut-off Date" means, with respect to each Initial or Additional Loan, March 31, 2001 (or the date of origination, if later), and for each Subsequent Loan, the last day of either the month in which the related Subsequent Transfer Date occurs or the preceding month, as specified by the Seller in the related Subsequent Transfer Instrument.

     "Cut-off Date Pool Principal Balance" means the aggregate of the Cut-off Date Principal Balances of all Loans.

                                     1-18

     "Cut-off Date Principal Balance" means, as to any Loan, the unpaid principal balance thereof at the applicable Cut-off Date, after giving effect to all installments of principal due on or prior thereto.

     "Defaulted Loan" means a Loan with respect to which the Servicer commenced foreclosure proceedings, made a sale of such Loan to a third party for foreclosure or enforcement, or as to which there was a Delinquent Payment 180 or more days past due.

     "Definitive Certificates" has the meaning assigned in Section 9.02(e).

     "Delinquency Trigger" exists for the Group I Loans or Group II Loans, respectively, if the related Average Sixty-Day Delinquency Ratio Test is not satisfied.

     "Delinquent Payment" means, as to any Loan, with respect to any Due Period, any payment or portion of a payment that was originally scheduled to be made during such Due Period under such Loan (after giving effect to any reduction in the principal amount deemed owed on such Loan by the Obligor) and was not received or applied during such Due Period and deposited in the Certificate Account, whether or not any payment extension has been granted by the Servicer and whether or not such Loan is subject to a cram-down provision in any bankruptcy proceeding; provided, however, that with respect to any Liquidated Loan, the payment scheduled to be made in the Due Period in which such Loan became a Liquidated Loan shall not be deemed a Delinquent Payment.

     "Depository" means the initial Depository, The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of (i) one Class I-A-1A Certificate evidencing $150,000,000 in Original Class I-A-1A Principal Balance, (ii) one Class I-A-1 Certificate evidencing $113,598,000 in Original Class I-A-1 Principal Balance, (iii) one Class I-A-2 Certificate evidencing $54,262,000 in Original Class I-A-2 Principal Balance, (iv) one Class I-A-3 Certificate evidencing $45,762,000 in Original Class I-A-3 Principal Balance,
(v) one Class I-A-4 Certificate evidencing $21,513,000 in Original Class I-A-4 Principal Balance, (vi) one Class I-A-5 Certificate evidencing $27,326,000 in Original Class I-A-5 Principal Balance, (vii) one Class I-IO Certificate evidencing $125,000,000 in Class I-IO Original Notional Principal Amount, (viii) one Class I-M-1 Certificate evidencing $41,497,000 in Original Class I-M-1 Principal Balance, (ix) one Class I-M-2 Certificate evidencing $27,665,000 in Original Class I-M-2 Principal Balance, (x) one Class I-B-1 Certificate evidencing $21,377,000 in Original Class I-B-1 Principal Balance, (xi) one Class II-A-1A Certificate evidencing $36,190,000 in Original Class II-A-1A Principal Balance (xii) one Class II-A-1 Certificate evidencing $41,578,000 in Original Class II-A-1 Principal Balance, (xiii) one Class II-A-2 Certificate evidencing $20,097,000 in Original Class II-A-2 Principal Balance, (xiv) one Class II-A-3 Certificate evidencing $15,324,000 in Original Class II-A-3 Principal Balance,
(xv) one Class II-M-1 Certificate evidencing $10,658,000 in Original Class II-M-1 Principal Balance, (xvi) one Class II-M-2 Certificate evidencing $8,085,000 in Original Class II-M-2 Principal Balance, and (xvii) one Class II-B-1 Certificate evidencing $7,350,000 in Original Class II-B-1 Principal Balance, and any permitted successor depository. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(5) of the Uniform Commercial Code of the State of New York.

                                     1-19

     "Depository Participant" means a broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date" means the second Business Day preceding each Payment Date during the term of this Agreement.

     "Disqualified Organization" has the meaning assigned in Section 9.02(b)(3).

     "Distribution Amount" means, as to any Payment Date and each Class of Certificates and the Class C Certificates, the amount available for distribution in respect of such Class in accordance with the priorities described in Sections 8.04(b), 8.04(c), and 8.04(d).

     "Due Period" means, for any Payment Date after the first Payment Date, a calendar month during the term of this Agreement and, for the first Payment Date, the calendar months of April and May.

     "Electronic Ledger" means the electronic master record of promissory notes of the Originator.

     "Eligible Account" means, at any time, an account which is any of the following: (i) an account maintained with an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation; (iii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee hereunder, which depository institution or trust company shall have capital and surplus of not less than $50,000,000; or (iv) an account that will not cause any of the Rating Agencies to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by each of the Rating Agencies.

     "Eligible Institution" means any depository institution (which may be the Trustee or an Affiliate of the Trustee) organized under the laws of the United States or any State, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation, which is subject to supervision and examination by Federal or State authorities and whose short-term deposits have been rated A-1+ by S&P, F-1+ by Fitch (if rated by Fitch) and P-1 by Moody's (if rated by Moody's) or whose unsecured long-term debt has been rated in one of the two highest rating categories by S&P and Fitch (if rated by Fitch) and Moody's(if rated by Moody's).

     "Eligible Investments" has the meaning assigned in Section 5.05(b).

     "Eligible Servicer" means the Originator or any Person which is qualified to act as Servicer of the Loans under applicable federal and state laws and regulations and services Home Equity and Home Improvement loans with an outstanding principal balance of not less than $100,000,000.

                                     1-20

     "Eligible Substitute Loan" means, as to (1) any Replaced Loan for which an Eligible Substitute Loan is being substituted pursuant to Section 3.06(b), and
(2) any Prepaid Loan for which an Eligible Substitute Loan is being substituted pursuant to Section 2.06, a Loan that (a) as of the date of its substitution, satisfies all of the representations and warranties (which, except when expressly stated to be as of origination, shall be deemed to be made as of the date of its substitution rather than as of the applicable Cut-off Date or the Closing Date) in Sections 3.02 and 3.03 and does not cause any of the representations and warranties in Sections 3.03, 3.04 and 3.05, after giving effect to such substitution, to be incorrect, (b) after giving effect to the scheduled payment due in the month of such substitution, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of such Replaced Loan or, but for such Principal Prepayment in Full, the Scheduled Principal Balance of such Prepaid Loan, as the case may be, (c) has a Loan Interest Rate that is at least equal to the Loan Interest Rate of such Replaced Loan or Prepaid Loan, as the case may be, (d) has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Loan or Prepaid Loan, as the case may be, (e) is of the same type (viz., a home improvement loan or home equity loan) as the Replaced Loan or Prepaid Loan, as the case may be, (f) as of the date of its origination, was identified by the Originator under its then current underwriting criteria as the same credit grade as the Replaced Loan or Prepaid Loan, as the case may be, (g) the mortgage securing such Loan is in a lien position that is the same or better than the mortgage securing the Replaced Loan or Prepaid Loan, as the case may be, and (h) the Combined LTV of such Loan is not more than 100 basis points higher than the Combined LTV of the Replaced Loan or Prepaid Loan, as the case may be, provided that in no event shall the Combined LTV be greater than 100% for each Eligible Substitute Group I Loan or 125% for each Eligible Substitute Group II Loan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Errors and Omissions Protection Policy" means the employee errors and omissions policy maintained by the Servicer or any similar replacement policy covering errors and omissions by the Servicer's employees, and meeting the requirements of Section 5.09, all as such policy relates to Loans comprising a portion of the corpus of the Trust.

     "Event of Termination" has the meaning assigned in Section 7.01.

     "Federal Bankruptcy Code" means 11 U.S.C. Section 101 et seq.

     "FHA" means the Federal Housing Administration, or any successor thereto.

     "FHA Insurance" means the credit insurance provided by FHA pursuant to Title I of the National Housing Act, as evidenced by the Originator's Contract of Insurance.

     "FHA-Insured Loans" means those Group II-B Loans that have been or are being reported to FHA as eligible for FHA Insurance, a list of which is attached to this Agreement as Exhibit Q.

     "FHA Regulations" means the regulations promulgated by HUD relating to Title I home improvement loans, currently found at 24 C.F.R. (S)201.

                                     1-21

     "Fidelity Bond" means the fidelity bond maintained by the Servicer or any similar replacement bond, meeting the requirements of Section 5.09, as such bond relates to Loans comprising a portion of the corpus of the Trust.

     "Final Payment Date" means, with respect to the Group I Certificates or the Group II Certificates, respectively, the Payment Date on which the final distribution in respect of such Certificates will be made pursuant to Section 12.04.

     "Fitch" means Fitch, Inc., or any successor thereto; provided that, if Fitch no longer has a rating outstanding on any Class of the Certificates, then references herein to "Fitch" shall be deemed to refer to the NRSRO then rating any Class of the Certificates (or, if more than one such NRSRO is then rating any Class of the Certificates, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Fitch shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

     "Formula Distribution Amount" means, for any Payment Date and each Class of Certificates, the amount distributable in respect of such Class in accordance with the priorities described in Sections 8.04(b), 8.04(c), and 8.04(d), assuming a sufficient Amount Available.

     "Group I Adjusted Amount Available" means for any Payment Date, the sum of the Group I Amount Available plus any amount described in Section 8.04(c)(13) and available for distribution on such Payment Date in accordance with the priorities described in Sections 8.04(b) and 8.04(c).

     "Group I Adjusted Weighted Average Loan Rate" means, for any Payment Date, a fraction expressed as a percentage (a) the numerator of which is the sum of
(i) the Group I Weighted Average Loan Rate multiplied by the Subsidiary REMIC Adjusted Principal Balance of the Subsidiary REMIC Regular Interest SA-1 and
(ii) the Group I Weighted Average Loan Rate less, for each Payment Date to and including the Payment Date in January 2003, 5.00%, multiplied by the Subsidiary REMIC Adjusted Principal Balance of the Subsidiary REMIC Regular Interest SA-2 and (b) the denominator of which is the sum of the Subsidiary REMIC Adjusted Principal Balances of the Subsidiary REMIC Regular Interests SA-1 and SA-2.

     "Group I Amount Available" means the sum of the Group I-A and Group I-B Amount Available.

     "Group I-A Amount Available" means, for any Payment Date, an amount equal to (a) the sum of (i) the amount on deposit in the Certificate Account in respect of the Group I-A Loans as of the close of business on the last day of the related Due Period, (ii) any Advances in respect of the Group I-A Loans deposited in the Certificate Account with respect to such Payment Date, and any amount withdrawn from the Capitalized Interest Account pursuant to Section 8.07 and deposited in the Certificate Account in respect of the Group I-A Certificates, minus (b) the sum of (i) the Amount Held for Future Distribution in respect of the Group I-A Loans, (ii) amounts permitted to be withdrawn by the Trustee from the Certificate Account pursuant to clauses (2) through (5) of
Section 8.04(a) in respect of the Group I-A Loans, and (iii) any amounts on deposit in the Certificate Account as of the close of business on the last day of the related Due Period representing collections in respect of Principal Prepayments in Full (other than any

                                     1-22
amounts referred to in Section 2.06(vi)) in respect of Group I-A Loans for which a substitution has been made in accordance with Section 2.06.

     "Group I-B Amount Available" means, for any Payment Date, an amount equal to (a) the sum of (i) the amount on deposit in the Certificate Account in respect of the Group I-B Loans as of the close of business on the last day of the related Due Period, (ii) any Advances in respect of the Group I-B Loans deposited in the Certificate Account with respect to such Payment Date, (iii) any amount withdrawn from the Capitalized Interest Account pursuant to Section
8.07 and deposited in the Certificate Account in respect of the Group I-B Certificates, and (iv) any amount withdrawn from the Pre-Funding Group I-B Subaccount pursuant to Section 8.08 and deposited in the Certificate Account, minus (b) the sum of (i) the Amount Held for Future Distribution in respect of the Group I-B Loans, (ii) amounts permitted to be withdrawn by the Trustee from the Certificate Account pursuant to clauses (2) through (5) of Section 8.04(a) in respect of the Group I-B Loans, and (iii) any amounts on deposit in the Certificate Account as of the close of business on the last day of the related Due Period representing collections in respect of Principal Prepayments in Full (other than any amounts referred to in Section 2.06(vi)) in respect of Group I-B Loans for which a substitution has been made in accordance with Section 2.06.

     "Group I Certificates" means the Class I-A, Class I-IO, Class I-M-1, Class I-M-2, and Class I-B-1 Certificates, collectively.

     "Group I Certificate Liquidation Losses" means, for any Payment Date, the amount, if any, by which (a) the sum of (1) the Group I Certificate Principal Balance (after distributions on the preceding Payment Date) and (2) the product of the Class B-2 Principal Balance (after distributions on the preceding Payment
Date) and a fraction, the numerator of which is the Cumulative Realized Losses for the Group I Loans and the denominator of which is the Cumulative Realized Losses for the Group I and Group II Loans (in each case as of the preceding Payment Date) exceeds the Group I Scheduled Principal Balance on the preceding Payment Date.

     "Group I Class A Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

     (a)  the Class I-A Principal Balance and

     (b) (i) if the Payment Date is before the Stepdown Date or a Trigger Event exists, the Group I Formula Principal Distribution Amount; and

          (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the Class I-A Principal Balance over (B) the lesser of (x) 58.5% of the Group I Scheduled Principal Balance and (y) the Group I Scheduled Principal Balance minus $2,515,000.

     "Group I Formula Principal Distribution Amount" means the sum of the Group I-A and Group I-B Formula Principal Distribution Amounts.

                                     1-23

     "Group I-A Formula Principal Distribution Amount" means, for any Payment Date, the sum of the following amounts with respect to the related Due Period, in each case computed in accordance with the method specified in the relevant Group I-A Loan:

          (i) all scheduled payments of principal due on each outstanding Group I-A Loan during the prior Due Period as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments and after any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period); plus

          (ii) the sum of the Scheduled Principal Balances of all Group I-A Loans repurchased, and all amounts deposited in lieu of the repurchase of any Group I-A Loan, during the prior Due Period pursuant to Section 3.06(a) or, in the event of a substitution of a Group I-A Loan in accordance with
     Section 2.06 or Section 3.06(b), any amount required to be deposited by the Servicer in the Certificate Account during the prior Due Period pursuant to
     Section 2.06(vi) or Section 3.06(b)(v); plus

          (iii) the sum of the Scheduled Principal Balances of all Group I-A Loans that became Liquidated Loans during the prior Due Period plus the amount of any reduction in principal balance of any Group I-A Loan during the prior Due Period pursuant to bankruptcy proceedings involving the related Obligor; plus

          (iv) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the prior Due Period with respect to the Group I-A Loans; plus

          (v) any amount described in clauses (i) through (iv) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account.

     "Group I-B Formula Principal Distribution Amount" means, for any Payment Date, the sum of the following amounts with respect to the related Due Period, in each case computed in accordance with the method specified in the relevant Group I-B Loan:

          (i) all scheduled payments of principal due on each outstanding Group I-B Loan during the prior Due Period as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments and after any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period); plus

          (ii) the sum of the Scheduled Principal Balances of all Group I-B Loans repurchased, and all amounts deposited in lieu of the repurchase of any Group I-B Loan, during the prior Due Period pursuant to Section 3.06(a) or, in the event of a substitution of a Group I-B Loan in accordance with
     Section 2.06 or Section 3.06(b), any amount required to be deposited by the Servicer in the Certificate Account during the prior Due Period pursuant to
     Section 2.06(vi) or Section 3.06(b)(v); plus

          (iii) the sum of the Scheduled Principal Balances of all Group I-B Loans that became Liquidated Loans during the prior Due Period plus the amount of any reduction

                                     1-24
     in principal balance of any Group I-B Loan during the prior Due Period pursuant to bankruptcy proceedings involving the related Obligor; plus

          (iv) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the prior Due Period with respect to the Group I-B Loans; plus

          (v) any amount described in clauses (i) through (iv) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account; plus

          (vi) on the Post-Funding Payment Date, any amount withdrawn from the Pre-Funding Group I-B Subaccount and deposited in the Certificate Account.

     "Group I-A Loan" means each closed-end home equity loan identified as such in the List of Loans, including, without limitation, all related mortgages, deeds of trust and security deeds and any and all rights to receive payments due pursuant thereto after the applicable Cut-off Date.

     "Group I-B Loan" means each closed-end home equity loan identified as such in the List of Loans, including, without limitation, all related mortgages, deeds of trust and security deeds and any and all rights to receive payments due pursuant thereto after the applicable Cut-off Date.

     "Group I Loan" means each Group I-A and Group I-B Loan.

     "Group I Scheduled Principal Balance" means, for any Payment Date, the sum of the Scheduled Principal Balances of the Group I Loans.

     "Group I Trust Fund" means that portion of the Trust Fund consisting of (i) all the rights, benefits and obligations arising from and in connection with the Group I Loans, including without limitation all related mortgages, deeds of trust and security deeds and any and all rights to receive payments on or with respect to the Group I Loans due after the Cut-off Date, (ii) all rights under any hazard, flood or other individual insurance policy on the real estate securing a Group I Loan for the benefit of the owner of such Group I Loan, (iii) all rights of the Seller under the Transfer Agreement and any Subsequent Transfer Agreement (as defined in the Transfer Agreement) with respect to the Group I Loans, (iv) all rights the Originator may have against the originating lender with respect to Group I Loans originated by a lender other than the Originator, (v) all rights under the Errors and Omissions Protection Policy and the Fidelity Bond as such policy and bond relate to the Group I Loans, (vi) all rights under any title insurance policies, if applicable, on any of the properties securing Group I Loans, (vii) all documents contained in the Loan Files for the Group I Loans, (viii) amounts in the Certificate Account in respect of the Group I Loans (including all proceeds of investments of funds in the Certificate Account) and (ix) all proceeds and products of the foregoing.

     "Group I Weighted Average Loan Rate" means, for any Payment Date, the weighted average (determined by Scheduled Principal Balance) of the Loan Interest Rates for all Group I Loans that were outstanding during the immediately preceding month.

     "Group II Adjusted Amount Available" means, for any Payment Date, the sum of the Group II Amount Available plus any amount described in Section 8.04(b)(13) and available for

                                     1-25
distribution on such Payment Date in accordance with the priorities described in Sections 8.04(b) and 8.04(c).

     "Group II Amount Available" means, for any Payment Date, an amount equal to
(a) the sum of (i) the amount on deposit in the Certificate Account in respect of the Group II Loans as of the close of business on the last day of the related Due Period, (ii) any Advances in respect of the Group II Loans deposited in the Certificate Account with respect to such Payment Date, (iii) any amount withdrawn from the Capitalized Interest Account pursuant to Section 8.07 and deposited in the Certificate Account in respect of the Group II Certificates, and (iv) any amount withdrawn from the Pre-Funding Group II Subaccount pursuant to Section 8.08 and deposited in the Certificate Account, minus (b) the sum of
(i) the Amount Held for Future Distribution in respect of the Group II Loans,
(ii) amounts permitted to be withdrawn by the Trustee from the Certificate Account pursuant to clauses (2) through (5) of Section 8.04(a) in respect of the Group II Loans, and (iii) any amounts on deposit in the Certificate Account as of the close of business on the last day of the related Due Period representing collections in respect of Principal Prepayments in Full (other than any amounts referred to in Section 2.06(vi)) in respect of Group II Loans for which a substitution has been made in accordance with Section 2.06.

     "Group II Certificates" means the Class II-A, Class II-M-1, Class II-M-2 and Class II-B-1 Certificates.

     "Group II Certificate Liquidation Losses" means, for any Payment Date, the amount, if any, by which (a) the sum of (1) the Group II Certificate Principal Balance (after distributions on the preceding Payment Date) and (2) the product of the Class B-2 Principal Balance (after distributions on the preceding Payment
Date) and a fraction, the numerator of which is the Cumulative Realized Losses for the Group II Loans and the denominator of which is the Cumulative Realized Losses for the Group I and Group II Loans (in each case as of the preceding Payment Date) exceeds the Group II Scheduled Principal Balance on the preceding Payment Date.

     "Group II Class A Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

     (a)  the Class II-A Principal Balance and

     (b) (i) if the Payment Date is before the Stepdown Date or a Trigger Event exists, the Group II Formula Principal Distribution Amount; and

          (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the Class II-A Principal Balance over (B) the lesser of (x) 48.5% of the Group II Scheduled Principal Balance or (y) the Group II Scheduled Principal Balance minus $735,000.

     "Group II Formula Principal Distribution Amount" means, for any Payment Date, the sum of the following amounts with respect to the related Due Period, in each case computed in accordance with the method specified in the relevant Group II Loan:

                                     1-26

          (i) all scheduled payments of principal due on each outstanding Group II Loan during the prior Due Period as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments and after any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period); plus

          (ii) the sum of the Scheduled Principal Balances of all Group II Loans repurchased, and all amounts deposited in lieu of the repurchase of any Group II Loan, during the prior Due Period pursuant to Section 2.06 or
     Section 3.06(a) or, in the event of a substitution of a Group II Loan in accordance with Section 3.06(b), any amount required to be deposited by the Servicer in the Certificate Account during the prior Due Period pursuant to
     Section 2.06(vi) or Section 3.06(b)(v); plus

          (iii) the sum of the Scheduled Principal Balances of all Group II Loans that became Liquidated Loans during the prior Due Period plus the amount of any reduction in principal balance of any Group II Loan during the prior Due Period pursuant to bankruptcy proceedings involving the related Obligor; plus

          (iv) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the prior Due Period with respect to the Group II I-B Loans; plus

          (v) any amount described in clauses (i) through (iv) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account; plus

          (vi) on the Post-Funding Payment Date, any amount withdrawn from the Pre-Funding Group II Subaccount and deposited in the Certificate Account.

     "Group II-A Loan" means each closed-end home equity loan identified as such in the List of Loans, including, without limitation, all related mortgages, deeds of trust and security deeds and any and all rights to receive payments due pursuant thereto after the applicable Cut-off Date.

     "Group II-B Loan" means each home improvement contract and promissory note identified as such in the List of Loans, including, without limitation, all related mortgages, deeds of trust and security deeds and any and all rights to receive payments due pursuant thereto after the applicable Cut-off Date.

     "Group II Loan" means each Group II-A and Group II-B Loan.

     "Group II Scheduled Principal Balance" means, for any Payment Date, the sum of the Scheduled Principal Balances of the Group II Loans.

     "Group II Trust Fund" means that portion of the Trust Fund consisting of
(i) all the rights, benefits and obligations arising from and in connection with the Group II Loans, including without limitation all related mortgages, deeds of trust and security deeds and any and all rights to receive payments on or with respect to the Group II Loans due after the Cut-off Date, (ii) all rights under any hazard, flood or other individual insurance policy on the real estate securing a Group II Loan for the benefit of the owner of such Group II Loan,
(iii) all rights of the Seller

                                     1-27
under the Transfer Agreement and any Subsequent Transfer Agreement (as defined in the Transfer Agreement) with respect to the Group II Loans, (iv) all rights the Originator may have against the originating lender with respect to Group II Loans originated by a lender other than the Originator, (v) all rights under the Errors and Omissions Protection Policy and the Fidelity Bond as such policy and bond relate to the Group II Loans, (vi) all rights under any title insurance policies, if applicable, on any of the properties securing Group II Loans, (vii) all documents contained in the Loan Files for the Group II Loans, (viii) amounts in the Certificate Account in respect of the Group II Loans, (including all proceeds of investments of funds in the Certificate Account) and (ix) all proceeds and products of the foregoing.

     "Group II Weighted Average Loan Rate" means, for any Payment Date, the weighted average (determined by Scheduled Principal Balance) of the Loan Interest Rates for all Group II Loans that were outstanding during the immediately preceding month.

     "GNMA" means the Government National Mortgage Association, or any successor thereto.

     "Independent" means, when used with respect to any specified Person, any Person who (i) is in fact independent of the Originator, the Servicer and the Seller, (ii) does not have any direct financial interest or any material indirect financial interest in the Originator, the Servicer, the Seller or an Affiliate of the Originator, the Servicer or the Seller, and (iii) is not connected with the Originator, the Servicer or the Seller as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is provided herein that any Independent Person's opinion or certificate shall be furnished to the Trustee, such opinion or certificate shall state that the signatory has read this definition and is Independent within the meaning set forth herein.

     "Initial Group I Loan" means an Initial Loan that is a Group I Loan, the aggregate Cut-off Date Principal Balance of which Loans is $333,117,378 ($150,000,384 of which are Group I-A Loans and $183,116,994 of which are Group I-B Loans).

     "Initial Group II Loan" means an Initial Loan that is a Group II Loan, the aggregate Cut-off Date Principal Balance of which Loans is $125,019,211 ($43,680,055 of which are Group II-A Loans and $81,339,156 of which are Group II-B Loans).

     "Initial Loan" means a Loan identified as such on the List of Loans attached hereto.

     "Intermediate REMIC" means the segregated pool of assets consisting of the Subsidiary REMIC Regular Interests, with respect to which a separate REMIC election is to be made.

     "Intermediate REMIC Accretion Directed Interests" means the Intermediate REMIC Group I Accretion Directed Interests and the Intermediate REMIC Group II Accretion Directed Interests.

     "Intermediate REMIC Accrued Interest" means, with respect to each Payment Date and each Intermediate REMIC Regular Interest, an amount equal to one month's interest (or, with respect to the first Payment Date, interest accrued from and including the Closing Date to but excluding June 15, 2001) at the related Intermediate REMIC Pass-Through Rate on (a) with

                                     1-28
respect to the Intermediate REMIC Regular Interest I-IO, the Subsidiary REMIC Regular Interest SA-2 Principal Balance, and (b) with respect to each other Intermediate REMIC Regular Interest, on the related Intermediate REMIC Principal Balance.

     "Intermediate REMIC Group I Accretion Directed Interests" means the Intermediate REMIC Group I Regular Interests other than Intermediate REMIC Regular Interests I-IO and I-Accrual.

     "Intermediate REMIC Group I Regular Interests" means the Intermediate REMIC Regular Interests I-A-1A, I-A-1, I-A-2, I-A-3, I-A-4, I-A-5, I-IO, I-M-1, I-M-2, I-B-1 and I-Accrual.

     "Intermediate REMIC Group II Accretion Directed Interests" means the Intermediate REMIC Group II Regular Interests other than Intermediate REMIC Group II Regular Interest II-Accrual.

     "Intermediate REMIC Group II Regular Interests" means the Intermediate REMIC Regular Interests II-A-1A, II-A-1, II-A-2, II-A-3, II-M-1, II-M-2, II-B-1, II-B-2 and II-Accrual.

     "Intermediate REMIC Pass-Through Rate" means, with respect to an Intermediate REMIC Regular Interest, the applicable rate set forth in Section 2.05(c).

     "Intermediate REMIC Principal Balance" means, with respect to each Intermediate REMIC Accretion Directed Interest and any date of determination, one-half the Class Principal Balance of the Corresponding Certificate Class and, with respect to the Intermediate REMIC Regular Interest I-Accrual Interest, one-half the sum of the Group I Pool Scheduled Principal Balance, the Group I Pre-Funded Amount and the Overcollateralization Amount for the Group I Certificates, and with respect to the Intermediate REMIC Regular Interest II-Accrual Interest, one-half the sum of the Group II Pool Scheduled Principal Balance, the Group II Pre-Funded Amount and the Overcollateralization Amount for the Group II Certificates.

     "Intermediate REMIC Regular Interest Designation" means the designations set forth in Section 2.05(c).

     "Intermediate REMIC Regular Interest Distribution Amounts" means the Intermediate REMIC Regular Interest I-A-1A Distribution Amount, Intermediate REMIC Regular Interest I-A-1 Distribution Amount, Intermediate REMIC Regular Interest I-A-2 Distribution Amount, Intermediate REMIC Regular Interest I-A-3 Distribution Amount, Intermediate REMIC Regular Interest I-A-4 Distribution Amount, Intermediate REMIC Regular Interest I-A-5 Distribution Amount, Intermediate REMIC Regular Interest I-IO Distribution Amount, Intermediate REMIC Regular Interest I-M-1 Distribution Amount, Intermediate REMIC Regular Interest I-M-2 Distribution Amount, Intermediate REMIC Regular Interest I-B-1 Distribution Amount, Intermediate REMIC Regular Interest I-Accrual Distribution Amount, Intermediate REMIC Regular Interest II-A-1A Distribution Amount, Intermediate REMIC Regular Interest II-A-1 Distribution Amount, Intermediate REMIC Regular Interest II-A-2

                                     1-29

Distribution Amount, Intermediate REMIC Regular Interest II-A-3 Distribution Amount, Intermediate REMIC Regular Interest II-M-1 Distribution Amount, Intermediate REMIC Regular Interest II-M-2 Distribution Amount, Intermediate REMIC Regular Interest II-B-1 Distribution Amount and Intermediate REMIC Regular Interest II-B-2 Distribution Amount and Intermediate REMIC Regular Interest II-Accrual Distribution Amount.

     "Intermediate REMIC Regular Interest I-A-1A" means an uncertificated partial undivided beneficial ownership interest designated as a "regular interest" in the Intermediate REMIC having the related Intermediate REMIC Principal Balance and bearing interest at the related Intermediate REMIC Pass-Through Rate.

     "Intermediate REMIC Regular Interest I-A-1A Distribution Amount" means, with respect to any Payment Date, the sum of the amounts deemed to be distributed on the Intermediate REMIC Regular Interest I-A-1A for such Payment Date pursuant to Section 8.09.

     "Intermediate REMIC Regular Interest I-A-1" means an uncertificated partial undivided beneficial ownership interest designated as a "regular interest" in the Intermediate REMIC having the related Intermediate REMIC Principal Balance and bearing interest at the related Intermediate REMIC Pass-Through Rate.

     "Intermediate REMIC Regular Interest I-A-1 Distribution Amount" means, with respect to any Payment Date, the sum of the amounts deemed to be distributed on the Intermediate REMIC Regular Interest I-A-1 for such Payment Date pursuant to
Section 8.09.

     "Intermediate REMIC Regular Interest I-A-2" means an uncertificated partial undivided beneficial ownership interest designated as a "regular interest" in the Intermediate REMIC having the related Intermediate REMIC Principal Balance and bearing interest at the related Intermediate REMIC Pass-Through Rate.

     "Intermediate REMIC Regular Interest I-A-2 Distribution Amount" means, with respect to any Payment Date, the sum of the amounts deemed to be distributed on the Intermediate REMIC Regular Interest I-A-2 for such Payment Date pursuant to
Section 8.09.

     "Intermediate REMIC Regular Interest I-A-3" means an uncertificated partial undivided beneficial ownership interest designated as a "regular interest" in the Intermediate REMIC having the related Intermediate REMIC Principal Balance and bearing interest at the related Intermediate REMIC Pass-Through Rate.

     "Intermediate REMIC Regular Interest I-A-3 Distribution Amount" means, with respect to any Payment Date, the sum of the amounts deemed to be distributed on the Intermediate REMIC Regular Interest I-A-3 for such Payment Date pursuant to
Section 8.09.

     "Intermediate REMIC Regular Interest I-A-4" means an uncertificated partial undivided beneficial ownership interest designated as a "regular interest" in the Intermediate REMIC having the related Intermediate REMIC Principal Balance and bearing interest at the related Intermediate REMIC Pass-Through Rate.

     "Intermediate REMIC Regular Interest I-A-4 Distribution Amount" means, with respect to any Payment Date, the sum of the amounts deemed to be distributed on the Intermediate REMIC Regular Interest I-A-4 for such Payment Date pursuant to
Section 8.09.

                                     1-30

     "Intermediate REMIC Regular Interest I-A-5" means an uncertificated partial undivided beneficial ownership interest designated as a "regular interest" in the Intermediate REMIC having the related Intermediate REMIC Principal Balance and bearing interest at the related Intermediate REMIC Pass-Through Rate.

     "Intermediate REMIC Regular Interest I-A-5 Distribution Amount" means, with respect to any Payment Date, the sum of the amounts deemed to be distributed on the Intermediate REMIC Regular Interest I-A-5 for such Payment Date pursuant to
Section 8.09.

     "Intermediate REMIC Regular Interest I-Accrual" means an uncertificated partial undivided beneficial ownership interest designated as a "regular interest" in the Intermediate REMIC having the related Intermediate REMIC Principal Balance and bearing interest at the related Intermediate REMIC Pass-Through Rate.

     "Intermediated REMIC Regular Interest I-Accrual Distribution Amount" means, with respect to any Payment Date, the sum of the amounts deemed to be distributed on the Intermediate REMIC Regular Interest I-Accrual for such Payment Date pursuant to Section 8.09.

     "Intermediate REMIC Regular Interest I-IO" means an uncertificated partial undivided beneficial ownership interest designated as a "regular interest" in the Intermediate REMIC entitled to payment at the related Intermediate REMIC Pass-Through Rate on the Subsidiary REMIC Principal Balance of the Subsidiary REMIC Regular Interest SA-2.

     "Intermediate REMIC Regular Interest I-IO Distribution Amount" means, with respect to any Payment Date, the sum of the amounts deemed to be distributed on the Intermediate REMIC Regular Interest I-IO for such Payment Date pursuant to
Section 8.09.

     "Intermediate REMIC Regular Interest I-M-1" means an uncertificated partial undivided beneficial ownership interest designated as a "regular interest" in the Intermediate REMIC having the related Intermediate REMIC Principal Balance and bearing interest at the related Intermediate REMIC Pass-Through Rate.

     "Intermediate REMIC Regular Interest I-M-1 Distribution Amount" means, with respect to any Payment Date, the sum of the amounts deemed to be distributed on the Intermediate REMIC Regular Interest I-M-1 for such Payment Date pursuant to
Section 8.09.

     "Intermediate REMIC Regular Interest I-M-2" means an uncertificated partial undivided beneficial ownership interest designated as a "regular interest" in the Intermediate REMIC having the related Intermediate REMIC Principal Balance and bearing interest at the related Intermediate REMIC Pass-Through Rate.

     "Intermediate REMIC Regular Interest I-M-2 Distribution Amount" means, with respect to any Payment Date, the sum of the amounts deemed to be distributed on the Intermediate REMIC Regular Interest I-M-2 for such Payment Date pursuant to
Section 8.09.

     "Intermediate REMIC Regular Interest I-B-1" means an uncertificated partial undivided beneficial ownership interest designated as a "regular interest" in the Intermediate REMIC

                                     1-31
having the related Intermediate REMIC Principal Balance and bearing interest at the related Intermediate REMIC Pass-Through Rate.

     "Intermediate REMIC Regular Interest I-B-1 Distribution Amount" means, with respect to any Payment Date, the sum of the amounts deemed to be distributed on the Intermediate REMIC Regular Interest I-B-1 for such Payment Date pursuant to
Section 8.09.

     "Intermediate REMIC Regular Interest II-A-1A" means an uncertificated partial undivided beneficial ownership interest designated as a "regular interest" in the Intermediate REMIC having the related Intermediate REMIC Principal Balance and bearing interest at the related Intermediate REMIC Pass-Through Rate.

     "Intermediate REMIC Regular Interest II-A-1A Distribution Amount" means, with respect to any Payment Date, the sum of the amounts deemed to be distributed on the Intermediate REMIC Regular Interest II-A-1A for such Payment Date pursuant to Section 8.09.

     "Intermediate REMIC Regular Interest II-A-1" means an uncertificated partial undivided beneficial ownership interest designated as a "regular interest" in the Intermediate REMIC having the related Intermediate REMIC Principal Balance and bearing interest at the related Intermediate REMIC Pass-Through Rate.

     "Intermediate REMIC Regular Interest II-A-1 Distribution Amount" means, with respect to any Payment Date, the sum of the amounts deemed to be distributed on the Intermediate REMIC Regular Interest II-A-1 for such Payment Date pursuant to Section 8.09.

     "Intermediate REMIC Regular Interest II-A-2" means an uncertificated partial undivided beneficial ownership interest designated as a "regular interest" in the Intermediate REMIC having the related Intermediate REMIC Principal Balance and bearing interest at the related Intermediate REMIC Pass-Through Rate.

     "Intermediate REMIC Regular Interest II-A-2 Distribution Amount" means, with respect to any Payment Date, the sum of the amounts deemed to be distributed on the Intermediate REMIC Regular Interest II-A-2 for such Payment Date pursuant to Section 8.09.

     "Intermediate REMIC Regular Interest II-A-3" means an uncertificated partial undivided beneficial ownership interest designated as a "regular interest" in the Intermediate REMIC having the related Intermediate REMIC Principal Balance and bearing interest at the related Intermediate REMIC Pass-Through Rate.

     "Intermediate REMIC Regular Interest II-A-3 Distribution Amount" means, with respect to any Payment Date, the sum of the amounts deemed to be distributed on the Intermediate REMIC Regular Interest II-A-3 for such Payment Date pursuant to Section 8.09.

     "Intermediate REMIC Regular Interest II-Accrual" means an uncertificated partial undivided beneficial ownership interest designated as a "regular interest" in the Intermediate REMIC having the related Intermediate REMIC Principal Balance and bearing interest at the related Intermediate REMIC Pass-Through Rate.

                                     1-32

     "Intermediate REMIC Regular Interest II-Accrual Distribution Amount" means, with respect to any Payment Date, the sum of the amounts deemed to be distributed on the Intermediate REMIC Regular Interest I-Accrual for such Payment Date pursuant to Section 8.09.

     "Intermediate REMIC Regular Interest II-M-1" means an uncertificated partial undivided beneficial ownership interest designated as a "regular interest" in the Intermediate REMIC having the related Intermediate REMIC Principal Balance and bearing interest at the related Intermediate REMIC Pass-Through Rate.

     "Intermediate REMIC Regular Interest II-M-1 Distribution Amount" means, with respect to any Payment Date, the sum of the amounts deemed to be distributed on the Intermediate REMIC Regular Interest II-M-1 for such Payment Date pursuant to Section 8.09.

     "Intermediate REMIC Regular Interest II-M-2" means an uncertificated partial undivided beneficial ownership interest designated as a "regular interest" in the Intermediate REMIC having the related Intermediate REMIC Principal Balance and bearing interest at the related Intermediate REMIC Pass-Through Rate.

     "Intermediate REMIC Regular Interest II-M-2 Distribution Amount" means, with respect to any Payment Date, the sum of the amounts deemed to be distributed on the Intermediate REMIC Regular Interest II-M-2 for such Payment Date pursuant to Section 8.09.

     "Intermediate REMIC Regular Interest II-B-1" means an uncertificated partial undivided beneficial ownership interest designated as a "regular interest" in the Intermediate REMIC having the related Intermediate REMIC Principal Balance and bearing interest at the related Intermediate REMIC Pass-Through Rate.

     "Intermediate REMIC Regular Interest II-B-1 Distribution Amount" means, with respect to any Payment Date, the sum of the amounts deemed to be distributed on the Intermediate REMIC Regular Interest II-B-1 for such Payment Date pursuant to Section 8.09.

     "Intermediate REMIC Regular Interest II-B-2" means an uncertificated partial undivided beneficial ownership interest designated as a "regular interest" in the Intermediate REMIC having the related Intermediate REMIC Principal Balance and bearing interest at the related Intermediate REMIC Pass-Through Rate.

     "Intermediate REMIC Regular Interest II-B-2 Distribution Amount" means, with respect to any Payment Date, the sum of the amounts deemed to be distributed on the Intermediate REMIC Regular Interest I-B-2 for such Payment Date pursuant to Section 8.09.

     "Intermediate REMIC Regular Interests" means the Intermediate REMIC Regular Interest I-A-1A, Intermediate REMIC Regular Interest I-A-1, Intermediate REMIC Regular Interest I-A-2, Intermediate REMIC Regular Interest I-A-3, Intermediate REMIC Regular Interest I-A-4, Intermediate REMIC Regular Interest I-A-5, Intermediate REMIC Regular Interest I-IO, Intermediate REMIC Regular Interest I-M-1, Intermediate REMIC Regular Interest I-M-2, Intermediate REMIC Regular Interest I-B-1, Intermediate REMIC Regular Interest I-Accrual, Intermediate REMIC Regular Interest, II-A-1A, Intermediate REMIC Regular Interest II-A-1,

                                     1-33

Intermediate REMIC Regular Interest II-A-2, Intermediate REMIC Regular Interest II-A-3, Intermediate REMIC Regular Interest II-M-1, Intermediate REMIC Regular Interest II-M-2, Intermediate REMIC Regular Interest II-B-1 and Intermediate REMIC Regular Interest B-2 and Intermediate REMIC Regular Interest II-Accrual.

     "Liquidated Loan" means, with respect to any Due Period, either

     (1) a Defaulted Loan as to which the Servicer has received from the Obligor, or a third party purchaser of the Loan, all amounts which the Servicer reasonably and in good faith expects to recover from or on account of such Loan, or

     (2) a Loan (a) upon which all or a portion of the first payment of interest due by the Obligor was added to principal, and (b) on which the Obligor failed to pay the full amount of principal due on the Loan, as computed by the Servicer; provided, however, that any Loan which the Originator is obligated to repurchase pursuant to Section 3.06, and did so repurchase or substitute therefor an Eligible Substitute Loan in accordance with Section 3.06, shall be deemed not to be a Liquidated Loan; and provided, further, that with respect to Due Periods beginning on or after December 2029, a Liquidated Loan also means any Loan as to which the Servicer has commenced foreclosure proceedings, or made a sale of the Loan to a third party for foreclosure or enforcement.

     "Liquidation Expenses" means out-of-pocket expenses (exclusive of any overhead expenses) which are incurred by the Servicer in connection with the liquidation of any Defaulted Loan, including, without limitation, legal fees and expenses, and any related and unreimbursed expenditures for property taxes, insurance, property preservation or restoration of the property to marketable condition.

     "Liquidation Proceeds" means cash (including insurance proceeds) received in connection with the liquidation of Defaulted Loans, whether through repossession, foreclosure sale or otherwise.

     "List of Loans" means the lists identifying each Loan constituting part of the Trust Fund and attached either to this Agreement as Exhibit L-1 or L-2 or to a Subsequent Transfer Instrument, as such lists may be amended from time to time pursuant to Section 2.06 or Section 3.06(b) to add Eligible Substitute Loans and delete Replaced Loans or Prepaid Loans, as the case may be. Each List of Loans shall set forth as to each Loan identified on it (i) the Cut-off Date Principal Balance, (ii) the amount of monthly payments due from the Obligor, (iii) the Loan Interest Rate and (iv) the maturity date.

     "Loan" means each Group I Loan or Group II Loan.

     "Loan File" means, as to each Loan, (a) the original promissory note (or executed lost note affidavit, together with a copy of the note) duly endorsed in blank or in the name of the Trustee for the benefit of the Certificateholders,
(b) the original or a copy of the mortgage, deed of trust or security deed or similar evidence of a lien on the related improved property and evidence of due recording of such mortgage, deed of trust or security deed, if available, (c) if such Loan was originated by a lender or contractor other than the Originator, the original or a copy of an assignment of the mortgage, deed of trust or security deed by such lender or

                                     1-34
contractor to the Originator, (d) an assignment of the mortgage, deed of trust or security deed in recordable form to the Trustee or in blank, and (e) any extension, modification or waiver agreements.

     "Loan Interest Rate" means, as to any Loan, the annual rate of interest specified in the Loan.

     "Master REMIC" means the segregated pool of assets consisting of the Intermediate REMIC Regular Interests, with respect to which a separate REMIC election is to be made.

     "Monthly Report" has the meaning assigned in Section 6.01.

     "Monthly Servicing Fee" means, for any Payment Date, with respect to the Loans, one-twelfth of the product of .50% and the Pool Scheduled Principal Balance for the preceding Payment Date (or, in the case of the first Payment Date, the Cut-off Date).

     "Moody's" means Moody's Investors Service, Inc., or any successor thereto; provided that, if Moody's no longer has a rating outstanding on any Class of the Certificates, then references herein to "Moody's" shall be deemed to refer to the NRSRO then rating any Class of the Certificates (or, if more than one such NRSRO is then rating any Class of the Certificates, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Moody's shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

     "Net Liquidation Loss" means, as to a Liquidated Loan, the difference between (a) the Repurchase Price of such Loan, and (b) the Net Liquidation Proceeds with respect to such Liquidated Loan, where such difference is a positive number.

     "Net Liquidation Proceeds" means, as to a Liquidated Loan, the proceeds received, or, for Loans which become Liquidated Loans pursuant to the last proviso in the definition of "Liquidated Loan," the estimated proceeds to be received, as of the last day of the Due Period in which such Loan became a Liquidated Loan, from the Obligor, from a third party purchaser of the Loan, under insurance, or otherwise, net of Liquidation Expenses.

     "NRSRO" means any nationally recognized statistical rating organization.

     "Obligor" means the person who owes payments under a Loan.

     "Officer's Certificate" means a certificate signed by the Chairman of the Board, President or any Vice President of the Originator or the Seller and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may, except as expressly provided herein, be salaried counsel for the Originator, the Seller or the Servicer, as applicable, acceptable to the Trustee, the Originator and the Seller.

     "Original Aggregate Certificate Principal Balance" means $650,000,000.

                                      1-35

     "Original Class Principal Balance" means, as to each Class of Certificates, the amount set forth with respect to such Class in Section 2.05(b).

     "Original Principal Balance" means, as to each Subsidiary REMIC Regular Interest, the amount set forth with respect to such interest in Section 2.05(d) and, as to each Intermediate REMIC Regular Interest, the amount set forth with respect to such interest in Section 2.05(c).

     "Overcollateralization Amount" means, for any Payment Date,

     (a) with respect to the Group I Certificates, the excess of (A) the sum of the Group I Scheduled Principal Balance and the Pre-Funded Group I Amount over (B) the sum of the Class Principal Balances of the Group I Certificates; and

     (b) with respect to the Group II Certificates, the excess of (A) the sum of the Group II Scheduled Principal Balance and the Pre-Funded Group II Amount over (B) the sum of the Class Principal Balances of the Group II Certificates.

     "Overcollateralization Amount Increase" means, for any Payment Date,

     (a) with respect to the Group I Certificates, the amount by which the Overcollateralization Amount for the Group I Certificates on that Payment Date exceeds the Overcollateralization Amount for the Group I Certificates as of the immediately preceding Payment Date; and

     (b) with respect to the Group II Certificates, the amount by which the Overcollateralization Amount for the Group II Certificates on that Payment Date exceeds the Overcollateralization Amount for the Group II Certificates as of the immediately preceding Payment Date.

     "Partial Principal Prepayment" means (a) any Principal Prepayment other than a Principal Prepayment in Full and (b) any cash amount deposited in the Certificate Account pursuant to the proviso in Section 3.06(a) or pursuant to
Section 3.06(b).

     "Pass-Through Rate" means (i) with respect to each Class of Certificates, the rate set forth in Section 2.05(b), (ii) with respect to each Intermediate REMIC Regular Interest, the rate set forth in Section 2.05(c), and (iii) with respect to each Subsidiary REMIC Regular Interest, the rate set forth in Section 2.05(d).

     "Paying Agent" has the meaning assigned in Section 8.01(c).

     "Payment Date" means the fifteenth day of each calendar month during the term of this Agreement, or if such day is not a Business Day, the next succeeding Business Day, commencing in June 2001.

     "Percentage Interest" means, as to any Certificate or Class C Certificate, the percentage interest evidenced thereby in distributions made on the related Class, such percentage interest being equal to: (i) as to any Certificate, the percentage (carried to eight places) obtained from dividing the denomination of such Certificate by the Original Class Principal Balance of the

                                      1-36
related Class or, in the case of the Class I-IO Certificate, by the Class I-IO Original Notional Principal Amount, and (ii) as to the Class B-3I Certificates and Class C Certificates, the percentage specified on the face of such Certificate. The aggregate Percentage Interests for each Class of Certificates and each Class C Certificate shall equal 100%, respectively.

     "Permitted Transferee" means, in the case of a transfer of a Class C Certificate, a Person that is not a Plan or a Disqualified Organization, except as permitted by Sections 9.02(b)(2) and (3), respectively.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Plan" has the meaning assigned in Section 9.02(b)(2).

     "Pool Factor" means, at any time, the percentage derived from a fraction, the numerator of which is the Aggregate Certificate Principal Balance at such time and the denominator of which is the Original Aggregate Certificate Principal Balance.

     "Pool Scheduled Principal Balance" means, for any Payment Date, the aggregate Scheduled Principal Balance for such Payment Date of all Loans that were outstanding during the immediately preceding Due Period.

     "Post-Funding Payment Date" means the first Payment Date after the last day of the Pre-Funding Period.

     "Pre-Funded Amount" means, with respect to any date of determination, the sum of the Pre-Funded Group I Amount and the Pre-Funded Group II Amount.

     "Pre-Funded Group I Amount" means, with respect to any date of determination, the amount then on deposit in the Pre-Funding Group I Subaccount, after giving effect to any sale of Subsequent Group I Loans to the Trust on such date.

     "Pre-Funded Group II Amount" means the sum of the Pre-Funded Group II-A Amount and the Pre-Funded Group II-B Amount.

     "Pre-Funded Group II-A Amount" means, with respect to any date of determination, the amount then on deposit in the Pre-Funding Group II-A Subaccount, after giving effect to any sale of Subsequent Group II Loans to the Trust on such date.

     "Pre-Funded Group II-B Amount" means, with respect to any date of determination, the amount then on deposit in the Pre-Funding Group II-B Subaccount, after giving effect to any sale of Subsequent Group II Loans to the Trust on such date.

     "Pre-Funding Account" means the account so designated, established and maintained pursuant to Section 8.08.

                                      1-37

     "Pre-Funding Group I Subaccount" means the account so designated, established and maintained pursuant to Section 8.08.

     "Pre-Funding Group II-A Subaccount" means the account so designated, established and maintained pursuant to Section 8.08.

     "Pre-Funding Group II-B Subaccount" means the account so designated, established and maintained pursuant to Section 8.08.

     "Pre-Funding Period" means the period beginning on the Closing Date and ending on the earliest of (a) the date on which the amount on deposit in the Pre-Funding Account is less than $10,000.00, or (b) the close of business on June 13, 2001, or (c) the date on which an Event of Termination occurs.

     "Prepaid Loan" has the meaning assigned in Section 2.06.

     "Principal Distribution Amount" means, for each Class of Certificates and any Payment Date, the amount distributed to such Class in respect of principal on such Payment Date, plus, as to the Class B-2 Certificates, any Class B-2 Holdback on such Payment Date.

     "Principal Prepayment" means a payment or other recovery of principal on a Loan (exclusive of Liquidation Proceeds) which is received in advance of its scheduled due date and applied upon receipt (or, in the case of a partial prepayment, upon the next scheduled payment date on such Loan) to reduce the outstanding principal amount due on such Loan prior to the date or dates on which such principal amount is due.

     "Principal Prepayment in Full" means any Principal Prepayment of the entire principal balance of a Loan.

     "Rating Agencies" means S&P, Fitch and Moody's.

     "Realized Losses" means, for any Payment Date, the aggregate Net Liquidation Losses for all Loans that became Liquidated Loans during the immediately preceding Due Period.

     "Record Date" means, with respect to any Payment Date, the Business Day immediately preceding such Payment Date.

     "Remaining Amount Available" means, with respect to any Payment Date, the Amount Available, plus any amounts withdrawn from the Pre-Funding Account and Capitalized Interest Account and deposited in the Certificate Account on that Payment Date, less all distributions on such Payment Date under Sections 8.03(b) and 8.03(c).

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

     "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code,

                                      1-38
and related provisions and any temporary, proposed or final regulations promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMICs" means the Master REMIC, Intermediate REMIC, Subsidiary A REMIC and Subsidiary B REMIC.

     "REO" means Loans as to which the real estate collateral has been foreclosed upon and is owned by the Trust.

     "Replaced Loan" has the meaning assigned in Section 3.06(b).

     "Repurchase Price" means, with respect to a Loan to be repurchased pursuant to Section 3.06 or which becomes a Liquidated Loan, an amount equal to (a) the remaining principal amount outstanding on such Loan (without giving effect to any Advances paid by the Servicer or the Trustee, as applicable, with respect to such Loan pursuant to Section 8.02), plus (b) interest at the Loan Interest Rate on such Loan from the end of the Due Period with respect to which the Obligor last made a scheduled payment (without giving effect to any Advances paid by the Servicer or the Trustee, as applicable, with respect to such Loan pursuant to
Section 8.02) through the date of such repurchase or liquidation.

     "Responsible Officer" means, with respect to the Trustee, the chairman and any vice chairman of the board of directors, the president, the chairman and vice chairman of any executive committee of the board of directors, every vice president, assistant vice president, the secretary, every assistant secretary, cashier or any assistant cashier, controller or assistant controller, the treasurer, every assistant treasurer, every trust officer, assistant trust officer and every other officer or assistant officer of the Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, or to whom a corporate trust matter is referred because of knowledge of, familiarity with, and authority to act with respect to a particular matter.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto; provided that, if S&P no longer has a rating outstanding on any Class of the Certificates, then references herein to "S&P" shall be deemed to refer to the NRSRO then rating any Class of the Certificates (or, if more than one such NRSRO is then rating any Class of the Certificates, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of S&P shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

     "Scheduled Principal Balance" means, with respect to any Loan and any Payment Date or the Cut-off Date, the principal balance of such Loan as of the due date in the Due Period immediately preceding such Payment Date or Cut-off Date, as the case may be, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to any previous Partial Principal Prepayments and to the payment of principal due on such due date and irrespective of any delinquency in payment by, or extension granted to, the related Obligor. If for any Loan the Cut-off Date is the

                                      1-39
date of origination of the Loan, its Scheduled Principal Balance as of the Cut-off Date is the principal balance of the Loan on its date of origination.

     "Senior Enhancement Percentage" means, for any Payment Date:

     (a) with respect to the Group I Certificates, a fraction, expressed as a percentage, (x) the numerator of which is the excess of (A) the Group I Scheduled Principal Balance over (B) the Class I-A Principal Balance and
     (y) the denominator of which is the Group I Scheduled Principal Balance on such Payment Date; and

     (b) with respect to the Group II Certificates, a fraction, expressed as a percentage, (x) the numerator of which is the excess of (A) the Group II Scheduled Principal Balance over (B) the Class II-A Principal Balance and
     (y) the denominator of which is the Group II Scheduled Principal Balance on such Payment Date.

     "Service Transfer" has the meaning assigned in Section 7.02.

     "Servicer" means the Originator until any Service Transfer hereunder and thereafter means the new servicer appointed pursuant to Article VII.

     "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of Loans whose name appears on a list of servicing officers appearing in an Officer's Certificate furnished to the Trustee by the Servicer, as the same may be amended from time to time.

     "Sixty-Day Delinquency Ratio" means, for any Payment Date:

     (a) with respect to the Group I Loans, a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding balances of all Group I Loans that were delinquent 60 days or more as of the end of the prior Due Period (including such Loans in respect of which the related real estate has been foreclosed upon but is still in inventory), and the denominator of which is the Group I Scheduled Principal Balance for such Payment Date; and

     (b) with respect to the Group II Loans, a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding balances of all Group II Loans that were delinquent 60 days or more as of the end of the prior Due Period (including such Loans in respect of which the related real estate has been foreclosed upon but is still in inventory), and the denominator of which is the Group II Scheduled Principal Balance for such Payment Date.

                                      1-40

     "Stepdown Date" means:

     (a)  with respect to the Group I Certificates, the earlier to occur of:

          (i) the later to occur of (A) the Payment Date in June 2004 and (B) the first Payment Date on which the Class I-A Principal Balance is less than or equal to 58.50% of the Group I Scheduled Principal Balance and

          (ii) the Payment Date on which the Class I-A Principal Balance is reduced to zero; and

     (b) with respect to the Group II Certificates, the earlier to occur of

          (i) the later to occur of (A) the Payment Date in June 2004 and (B) the first Payment Date on which the Class II-A Principal Balance is less than or equal to 48.50% of the Group II Scheduled Principal Balance and

          (ii) the Payment Date on which the Class II-A Principal Balance is reduced to zero.

     "Subsequent Group I Loan" means a Subsequent Loan that is a Group I Loan.

     "Subsequent Group II Loan" means a Subsequent Loan that is a Group II Loan.

     "Subsequent Loan" means a Group I Loan or a Group II Loan sold by the Seller to the Trust pursuant to Section 2.03, such Loan being identified as such in the related Subsequent Transfer Instrument.

     "Subsequent Transfer Date" means, with respect to each Subsequent Transfer Instrument, the date on which the related Subsequent Loans are sold to the Trust.

     "Subsequent Transfer Instrument" means each Subsequent Transfer Instrument dated as of a Subsequent Transfer Date executed by the Seller substantially in the form of Exhibit O, by which the Seller sells Subsequent Loans to the Trust.

     "Subsidiary A REMIC" means the segregated pool of assets comprising the Group I Trust Fund.

     "Subsidiary B REMIC" means the segregated pool of assets comprising the Group II Trust Fund.

     "Subsidiary REMIC Accrued Interest" means with respect to each Payment Date and each Subsidiary REMIC Regular Interest, an amount equal to one month's interest (or, with respect to the first Payment Date, interest accrued from and including the Closing Date to but excluding June 15, 2001) on the related Subsidiary REMIC Principal Balance at the related Subsidiary REMIC Pass-Through Rate.

                                      1-41

     "Subsidiary REMIC Pass-Through Rate" means, with respect to a Subsidiary REMIC Regular Interest, the applicable rate set forth in Section 2.05(d).

     "Subsidiary REMIC Adjusted Principal Balance" means, as to any Payment Date and (a) each of Subsidiary REMIC Regular Interests SA-1 and SA-2, the Subsidiary REMIC Principal Balance of the Subsidiary REMIC Regular Interest, less its allocable share of the amount, if any, by which the aggregate Subsidiary REMIC Principal Balance of Subsidiary REMIC Regular Interests SA-1 and SA-2 exceeds the Group I Scheduled Principal Balance, such excess to be allocated first to Subsidiary REMIC Regular Interest SA-1 and then to Subsidiary REMIC Regular Interest SA-2; and (b) Subsidiary REMIC Regular Interest SB-1, the Subsidiary REMIC Principal Balance of Subsidiary REMIC Regular Interest SB-1, less the amount, if any, by which such Subsidiary REMIC Principal Balance exceeds the Group II Scheduled Principal Balance.

     "Subsidiary REMIC Principal Balance" means with respect to each Subsidiary REMIC Regular Interest on any date of determination, the related Original Principal Balance minus the aggregate of all amounts previously deemed distributed with respect to principal thereof pursuant to Section 8.09.

     "Subsidiary REMIC Regular Interest Designation" means the designations set forth in Section 2.05(d).

     "Subsidiary REMIC Regular Interest Distribution Amounts" means the Subsidiary A REMIC Regular Interest SA-1 Distribution Amount, Subsidiary A REMIC Regular Interest SA-2 Distribution Amount, and Subsidiary B REMIC Regular Interest SB-1 Distribution Amount.

     "Subsidiary REMIC Regular Interest SA-1" means an uncertificated partial undivided beneficial ownership interest designated as a "regular interest" in the Subsidiary A REMIC having the related Subsidiary REMIC Principal Balance and bearing interest at the related Subsidiary REMIC Pass-Through Rate.

     "Subsidiary REMIC Regular Interest SA-1 Distribution Amount" means, with respect to any Payment Date, the sum of the amounts deemed to be distributed on the Subsidiary REMIC Regular Interest SA-1 for such Payment Date pursuant to
Section 8.09.

     "Subsidiary REMIC Regular Interest SA-2" means an uncertificated partial undivided beneficial ownership interest designated as a "regular interest" in the Subsidiary A REMIC having the related Subsidiary REMIC Principal Balance and bearing interest at the related Subsidiary REMIC Pass-Through Rate.

     "Subsidiary REMIC Regular Interest SA-2 Distribution Amount" means, with respect to any Payment Date, the sum of the amounts deemed to be distributed on the Subsidiary REMIC Regular Interest SA-2 for such Payment Date pursuant to
Section 8.09.

     "Subsidiary REMIC Regular Interest SB-1" means an uncertificated partial undivided beneficial ownership interest designated as a "regular interest" in the Subsidiary B REMIC

                                      1-42
having the related Subsidiary REMIC Principal Balance and bearing interest at the related Subsidiary REMIC Pass-Through Rate.

     "Subsidiary REMIC Regular Interest SB-1 Distribution Amount" means, with respect to any Payment Date, the sum of the amounts deemed to be distributed on the Subsidiary REMIC Regular Interest SB-1 for such Payment Date pursuant to
Section 8.09.

     "Subsidiary REMIC Regular Interests" means Subsidiary REMIC Regular Interest SA-1, Subsidiary REMIC Regular Interest SA-2, and Subsidiary REMIC Regular Interest SB-1.

     "Target  Overcollateralization Amount" means, for any Payment Date,

     (a) with respect to the Group I Certificates, (i) if before the Stepdown Date and no Cumulative Losses Trigger exists, $13,832,500 (i.e., 2.75% of the Original Class Principal Balance of the Group I Certificates), (ii) if a Cumulative Losses Trigger exists, $15,090,000 (i.e., 3.0% of the Original Class Principal Balance of the Group I Certificates), (iii) if after the Stepdown Date and a Delinquency Trigger (and no Cumulative Losses Trigger) exists, $13,832,500, and (iv) if after the Stepdown Date and no Trigger Event exists, the greater of 5.5% of the Group I Scheduled Principal Balance and $2,515,000.

     (b) with respect to the Group II Certificates, (i) if before the Stepdown Date, $4,042,500 (i.e., 2.75% of the Original Class Principal Balance of the Group II Certificates), (ii) if after the Stepdown Date and a Trigger Event exists, $4,042,500, and (iii) if after the Stepdown Date and no Trigger Event exists, the greater of 5.5% of the Group II Scheduled Principal Balance and $735,000.

     "Transfer Agreement" means the Transfer Agreement between Conseco Finance Securitizations Corp., as purchaser, and Conseco Finance Corp., as seller, dated as of May 1, 2001.

     "Trigger Event" exists for the Group I Loans or Group II Loans, respectively, if the related Delinquency Trigger or Cumulative Losses Trigger exists.

     "Trust" means Conseco Finance Home Equity and Home Improvement Loan Trust 2001-B.

     "Trust Fund" means the corpus of the Trust created by this Agreement which consists of (i) all the rights, benefits and obligations arising from and in connection with the Loans, including without limitation all related mortgages, deeds of trust and security deeds and any and all rights to receive payments on or with respect to the Loans due after the Cut-off Date, (ii) all rights under any hazard, flood or other individual insurance policy on the real estate securing a Loan for the benefit of the owner of such Loan, (iii) all rights of the Seller under the Transfer Agreement and any Subsequent Transfer Agreement (as defined in the Transfer Agreement), (iv) all rights the Originator may have against the originating lender with respect to Loans originated by a lender other than the Originator, (v) all rights under the Errors and Omissions Protection Policy and the Fidelity Bond as such policy and bond relate to the Loans, (vi) all rights under any title insurance policies, if applicable, on any of the properties securing Loans, (vii) all documents

                                     1-43
contained in the Loan Files, (viii) amounts in the Certificate Account, the Capitalized Interest Account and the Pre-Funding Account (including all proceeds of investments of funds in the Certificate Account), (ix) the Subsidiary REMIC Regular Interests and Intermediate REMIC Regular Interests and (x) all proceeds and products of the foregoing.

     "Trustee Advance" has the meaning assigned in Section 11.15.

     "Underwriters" means Deutsche Banc Alex. Brown Inc., Credit Suisse First Boston Corporation, Lehman Brothers Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     "Underwriting Agreement" means the Underwriting Agreement and related Terms Agreement, each dated April 25, 2001, among the Originator, the Seller and the Underwriters.

     "Unpaid Class A and IO Interest Shortfall" means, as to each Class of Class A Certificates and Class I-IO Certificates and any Payment Date, the amount, if any, of the Class A and Class IO Interest Shortfall applicable to such Class for the prior Payment Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the related Pass-Through Rate.

     "Unpaid Class B-2 Interest Shortfall" means, for any Payment Date, the amount, if any, of the Class B-2 Interest Shortfall for the prior Payment Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class B-2 Pass-Through Rate.

     "Unpaid Class B-3I Shortfall" means, as to any Payment Date, the amount, if any, by which the aggregate of the Class B-3I Shortfalls for prior Payment Dates is in excess of the amounts distributed on prior Payment Dates to Holders of Class B-3I Certificates pursuant to Section 8.04(d)(6) in respect of any Unpaid Class B-3I Shortfall.

     "Unpaid Class I-B-1 Interest Shortfall" means, for any Payment Date, the amount, if any, of the Class I-B-1 Interest Shortfall for the prior Payment Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class I-B-1 Pass-Through Rate.

     "Unpaid Class I-B-1 Liquidation Loss Interest Shortfall" means, for any Payment Date, the amount, if any, of the Class I-B-1 Liquidation Loss Interest Shortfall for the prior Payment Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class I-B-1 Pass-Through Rate.

     "Unpaid Class I-M-1 Interest Shortfall" means, for any Payment Date, the amount, if any, of the Class I-M-1 Interest Shortfall for the prior Payment Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class I-M-1 Pass-Through Rate.

     "Unpaid Class I-M-1 Liquidation Loss Interest Shortfall" means, for any Payment Date, the amount, if any, of the Class I-M-1 Liquidation Loss Interest Shortfall for the prior Payment Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class I-M-1 Pass-Through Rate.

                                     1-44

     "Unpaid Class I-M-2 Interest Shortfall" means, for any Payment Date, the amount, if any, of the Class I-M-2 Interest Shortfall for the prior Payment Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class I-M-2 Pass-Through Rate.

     "Unpaid Class I-M-2 Liquidation Loss Interest Shortfall" means, for any Payment Date, the amount, if any, of the Class I-M-2 Liquidation Loss Interest Shortfall for the prior Payment Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class I-M-2 Pass-Through Rate.

     "Unpaid Class II-B-1 Interest Shortfall" means, for any Payment Date, the amount, if any, of the Class II-B-1 Interest Shortfall for the prior Payment Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class II-B-1 Pass-Through Rate.

     "Unpaid Class II-B-1 Liquidation Loss Interest Shortfall" means, for any Payment Date, the amount, if any, of the Class II-B-1 Liquidation Loss Interest Shortfall for the prior Payment Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class II-B-1 Pass-Through Rate.

     "Unpaid Class II-M-1 Interest Shortfall" means, for any Payment Date, the amount, if any, of the Class II-M-1 Interest Shortfall for the prior Payment Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class II-M-1 Pass-Through Rate.

     "Unpaid Class II-M-1 Liquidation Loss Interest Shortfall" means, for any Payment Date, the amount, if any, of the Class II-M-1 Liquidation Loss Interest Shortfall for the prior Payment Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class II-M-1 Pass-Through Rate.

     "Unpaid Class II-M-2 Interest Shortfall" means, for any Payment Date, the amount, if any, of the Class II-M-2 Interest Shortfall for the prior Payment Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class II-M-2 Pass-Through Rate.

     "Unpaid Class II-M-2 Liquidation Loss Interest Shortfall" means, for any Payment Date, the amount, if any, of the Class II-M-2 Liquidation Loss Interest Shortfall for the prior Payment Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class II-M-2 Pass-Through Rate.

     "Weighted Average Debt Consolidation Percentage" means the weighted average, by Scheduled Principal Balance, of Loans, the proceeds of which were used by the related Obligors for the purpose of debt consolidation.

     "Weighted Average Pass-Through Rate" means, for any Payment Date and (a) the Group I Certificates, the weighted average (expressed as a percentage and rounded to four decimal places) of the Class I-A-1A, Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-M-1, Class I-M-2, Class I-B-1 and Class I-IO Pass-Through Rates, weighted on the

                                     1-45
basis of the respective, Class I-A-1A, Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-M-1, Class I-M-2 and Class I-B-1 Principal Balances and Class I-IO Notional Principal Amount; and (b) the Group II Certificates, the weighted average (expressed as a percentage and rounded to four decimal places) of the Class II-A-1A, Class II-A-1, Class II-A-2, Class II-A-3, Class II-M-1, Class II-M-2, Class II-B-1, Class B-2 Pass-Through Rates, weighted on the basis of the respective Class II-A-1A, Class II-A-1, Class II-A-2, Class II-A-3, Class II-M-1, Class II-M-2, Class II-B-1 and Class B-2 Principal Balances.

     SECTION 1.03. Calculation of Interest on the Certificates. Interest on the Certificates shall be computed on the basis of a 360-day year of twelve 30-day months.

                                     1-46

                                  ARTICLE II.
                   ESTABLISHMENT OF TRUST; TRANSFER OF LOANS
                   -----------------------------------------

     SECTION 2.01.  Closing.

     a. There is hereby created, by the Seller as settlor, a separate trust which shall be known as Conseco Finance Home Equity and Home Improvement Loan Trust 2001-B. The Trust shall be administered pursuant to the provisions of this Agreement for the benefit of the Certificateholders.

     b. The Seller hereby transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust, by execution and delivery of an assignment substantially in the form of Exhibit D hereto, all the right, title and interest of the Seller in and to the Loans, including all rights to receive payments on or with respect to the Loans due after the Cut-off Date, all rights of the Seller under the Transfer Agreement and all other assets now or hereafter included in the Trust Fund. The Seller concurrently hereby assigns to the Trustee, for the benefit of the Certificateholders and without recourse, all the right, title and interest of the Seller in and to the Subsidiary REMIC Regular Interests and the Intermediate REMIC Regular Interests. Each such transfer and assignment is intended by the Seller to be a sale of such assets for all purposes, including, without limitation, the Federal Bankruptcy Code, to the end that all such assets will hereafter cease to be the property of the Seller and would not be includable in the estate of the Seller or the Originator for purposes of Section 541 of the Federal Bankruptcy Code.

     c. Although the parties intend that each conveyance pursuant to this Agreement of the Seller's right, title and interest in and to the Loans (including the Subsequent Loans) and in the Subsidiary REMIC Regular Interests and the Intermediate REMIC Regular Interests shall constitute a purchase and sale and not a loan, if such conveyances are deemed to be loans, the parties intend that the rights and obligations of the parties to such loans shall be established pursuant to the terms of this Agreement. If the conveyances are deemed to be loans, the parties further intend and agree that the Originator and the Seller shall be deemed to have granted to the Trustee and the Originator, and the Seller does hereby grant to the Trustee, a perfected first-priority security interest in the Trust Fund and that this Agreement shall constitute a security agreement under applicable law. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person under any Certificate or Class C Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

     SECTION 2.02. Conditions to the Closing. On or before the Closing Date, the Seller shall deliver or cause to be delivered the following documents to the
Trustee:

     a. The List of Loans attached to this Agreement as Exhibits L-1 and L-2, certified by the Chairman of the Board, President or any Vice President of the Seller.

     b. A certificate of an officer of the Originator substantially in the form of Exhibit E-1 and a certificate of an officer of the Seller substantially in the form of Exhibit E-2 hereto.

     c. An Opinion of Counsel for the Seller substantially in the form of Exhibit F hereto.

                                      2-1

     d. A letter acceptable to the Underwriters from PricewaterhouseCoopers LLP or another nationally recognized accounting firm, stating that such firm has reviewed the Initial Loans on a statistical sampling basis and setting forth the results of such review.

     e. Copies of resolutions of the board of directors of the Seller or of the executive committee of the board of directors of the Seller approving the execution, delivery and performance of this Agreement and the transactions contemplated hereunder, certified in each case by the secretary or an assistant secretary of the Seller.

     f. Officially certified recent evidence of due incorporation and good standing of the Seller under the laws of the State of Minnesota and of the Originator under the laws of the State of Delaware.

     g.  An Officer's Certificate listing the Servicer's Servicing Officers.

     h. Evidence of continued coverage of the Servicer under the Errors and Omissions Protection Policy.

     i. Evidence of deposit in the Certificate Account of all funds received with respect to the Loans from the Cut-off Date to the Closing Date, other than principal due on or before the Cut-off Date, together with an Officer's Certificate to the effect that such amount is correct.

     j. The Loan Files for the Initial and Additional Loans and an Officer's Certificate confirming that the Originator has reviewed the original of each Initial and Additional Loan and each related Loan File, that each such Loan and Loan File conforms in all material respects with the List of Loans and that each such Loan File is complete in accordance with the definition thereof and has been delivered to the Trustee (or its custodian).

     k. An assignment of the Loans from the Seller to the Trustee, substantially in the form of Exhibit D.

     l. Evidence of the deposit of $1,443,407.78 in the Pre-Funding Group I Subaccount, $1,689,435.80 in the Pre-Funding Group II-A Subaccount and $2,620,934.74 in the Pre-Funding Group II-B Subaccount.

     m.  Evidence of the deposit of $0 in the Capitalized Interest Account.

     n. Letters from each of the Rating Agencies evidencing ratings for the Certificates as required by the prospectus supplement relating to the Certificates.

     o.  An executed copy of the Transfer Agreement.

     SECTION 2.03.  Conveyance of the Subsequent Loans.

     a. Subject to the conditions set forth in paragraph (b) below, in consideration of the Trustee's delivery on the related Subsequent Transfer Dates to or upon the order of the Seller of all or a portion of the balance of funds in the Pre-Funding Group I Subaccount, the Pre-Funding Group II-A Subaccount or the Pre-Funding Group II-B Subaccount, the Seller shall on any

                                      2-2

Subsequent Transfer Date sell, transfer, assign, set over and convey to the Trust by execution and delivery of a Subsequent Transfer Instrument, all the right, title and interest of the Seller in and to the Subsequent Loans identified on the List of Loans attached to the Subsequent Transfer Instrument, including all rights to receive payments on or with respect to the Subsequent Loans due after the related Cut-off Date, and all items with respect to such Subsequent Loans in the related Loan Files. The transfer to the Trustee by the Seller of the Subsequent Loans shall be absolute and is intended by the Seller, the Trustee, and the Certificateholders to constitute and to be treated as a sale of the Subsequent Loans by the Seller or the Originator to the Trust.

     The purchase price paid by the Trustee shall be one hundred percent (100%) of the aggregate Cut-off Date Principal Balances of such Subsequent Loans. The purchase price of Subsequent Group I-B Loans shall be paid solely with amounts in the Pre-Funding Group I Subaccount. The purchase price of Subsequent Group II-A Loans shall be paid solely with amounts in the Pre-Funding Group II-A Subaccount. The purchase price of Subsequent Group II-B Loans shall be paid solely with amounts in the Pre-Funding Group II-B Subaccount. This Agreement shall constitute a fixed price contract in accordance with Section 860G(a)(3)(A)(ii) of the Code. Subsequent Group I Loans are assets of the Subsidiary A REMIC. Subsequent Group II Loans are assets of the Subsidiary B REMIC.

     b. The Seller shall transfer to the Trustee the Subsequent Loans, and the Trustee shall release funds from the Pre-Funding Group I Subaccount, the Pre-Funding Group II-A Subaccount or the Pre-Funding Group II-B Subaccount, as applicable, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

         (i) the Seller shall have provided the Trustee with an Addition Notice at least five Business Days prior to the Subsequent Transfer Date and shall have provided any information reasonably requested by the Trustee with respect to the Subsequent Loans;

         (ii) the Seller shall have delivered the related Loan File for each Subsequent Loan to the Trustee at least two Business Days prior to the Subsequent Transfer Date;

         (iii) the Seller shall have delivered to the Trustee a duly executed Subsequent Transfer Instrument substantially in the form of Exhibit O, which shall include a List of Loans identifying the related Subsequent Loans;

         (iv) as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, the Seller shall not be insolvent nor shall it have been made insolvent by such transfer nor shall it be aware of any pending insolvency;

         (v) such sale and transfer shall not result in a material adverse tax consequence to the Trust (including the Master REMIC, Intermediate REMIC, Subsidiary A REMIC and Subsidiary B REMIC) or the
     Certificateholders;

         (vi)   the Pre-Funding Period shall not have ended;

         (vii) the Seller shall have delivered to the Trustee an Officer's Certificate, substantially in the form attached hereto as Exhibit P, confirming the satisfaction of each

                                      2-3
     condition precedent and the representations specified in this Section 2.03 and in Sections 3.01 and 3.03;

         (viii) the Seller and the Originator shall have delivered to the Trustee Opinions of Counsel addressed to the Rating Agencies and the Trustee with respect to the transfer of the Subsequent Loans substantially in the form of the Opinions of Counsel delivered to the Trustee on the Closing Date regarding certain bankruptcy, corporate and tax matters;

         (ix) the Seller shall have delivered to the Trustee an executed copy of a Subsequent Transfer Agreement between the Originator and the Seller, substantially in the form of Exhibit A to the Transfer Agreement and dated as of the Subsequent Transfer Date; and

         (x) the Trustee shall have delivered its Acknowledgement as described in Section 2.04(a).

     c. On or before the last day of the Pre-Funding Period, the Seller shall deliver to the Trustee:

         (i) A letter from PricewaterhouseCoopers LLP or another nationally recognized accounting firm retained by the Seller (with copies provided to the Rating Agencies, the Underwriters and the Trustee) that is in form, substance and methodology the same as that delivered under Section 2.02(d) of this Agreement, except that it shall address the Subsequent Loans and their conformity in all material respects to the characteristics described in Section 3.04(b) of this Agreement.

         (ii) Evidence that, as a result of the purchase by the Trust of the Subsequent Loans, none of the ratings assigned to the Certificates as of the Closing Date by the Rating Agencies will be reduced, withdrawn or qualified.

         (iii) Evidence that the aggregate Cut-off Date Principal Balances of the Subsequent Loans, not specifically identified as Subsequent Loans as of the Closing Date, do not exceed 25% of the Original Aggregate Certificate Principal Balance minus $7,718,000 (the Class B-2 Principal Balance).

     SECTION 2.04.  Acceptance by Trustee.

     a. On the Closing Date and each Subsequent Transfer Date, if the conditions set forth in Section 2.02 and 2.03, respectively, have been satisfied, the Trustee shall deliver a certificate to the Seller substantially in the form of Exhibit G hereto (an "Acknowledgment") acknowledging conveyance of the Loans identified on the applicable List of Loans and the related Loan Files to the Trustee and declaring that the Trustee, directly or through a Custodian, will hold all Loans that have been delivered in trust, upon the trusts herein set forth, for the use and benefit of all Certificateholders. The Trustee acknowledges the assignment to it of the Subsidiary REMIC Regular Interests and Intermediate REMIC Regular Interests and declares that it holds and will hold the Subsidiary REMIC Regular Interests and Intermediate REMIC Regular Interests in trust for the exclusive use and benefit of the Certificateholders. In consideration of the assignment to it of the Subsidiary REMIC Regular Interests and

                                      2-4

Intermediate REMIC Regular Interests, the Trustee has issued on the Closing Date, to or upon the order of the Seller, the Certificates and the Class C Master Certificate representing, in the aggregate, ownership of the entire beneficial interest in the Master REMIC.

     b. The Trustee or a Custodian shall review each Loan File, as described in Exhibit G, within 60 days of the Closing Date or later receipt by it of the Loan File. If, in its review of the Loan Files as described in Exhibit G, the Trustee or a Custodian discovers a breach of the representations or warranties set forth in Sections 2.03, 3.02, 3.03, 3.04 or 3.05 of this Agreement, or in the Officer's Certificates delivered pursuant to Section 2.02(j), 2.03(b)(vii), 2.06(ii) or 3.06(b)(ii), the Trustee or Custodian, as the case may be, shall notify the Seller and the Originator shall cure such breach or repurchase or replace such Loan pursuant to Section 3.06.

     SECTION 2.05.  REMIC Provisions.

     a. The Originator, as Servicer, and the Class C Certificateholders, by acceptance thereof, each agrees that, in accordance with the requirements of
Section 860D(b)(1) of the Code, the federal tax return of the Trust for its first taxable year shall provide that the segregated pools of assets comprising the Master REMIC, the Intermediate REMIC, the Subsidiary A REMIC and the Subsidiary B REMIC, respectively, each elect to be treated as a REMIC under the Code for such taxable year and all subsequent taxable years, and the Trustee shall sign such return. In furtherance of the foregoing, the Trustee (at the direction of the Originator, the Seller or the Servicer), the Originator, the Seller and the Servicer shall take, or refrain from taking, all such action as is necessary to maintain the status of each of the Master REMIC, the Intermediate REMIC, the Subsidiary A REMIC and the Subsidiary B REMIC as a REMIC under the REMIC Provisions of the Code, including, but not limited to, the taking of such action as is necessary to cure any inadvertent termination of REMIC status. For purposes of the REMIC election in respect of the Subsidiary A REMIC, (i) the Subsidiary REMIC Regular Interests SA-1 and SA-2 shall be designated as the "regular interest" in the Subsidiary A REMIC and (ii) the Class C Subsidiary A Certificate shall be designated as the sole class of "residual interests" in the Subsidiary A REMIC. For purposes of the REMIC election in respect of the Subsidiary B REMIC, (i) the Subsidiary REMIC Regular Interest SB-1 shall be designated as the sole class of "regular interests" in the Subsidiary B REMIC and (ii) the Class C Subsidiary B Certificate shall be designated as the sole class of "residual interests" in the Subsidiary B REMIC. For purposes of the REMIC election in respect of the Intermediate REMIC, (i) the Intermediate REMIC Regular Interests shall be designated as the "regular interests" in the Intermediate REMIC and (ii) the Class C Intermediate Certificate shall be designated as the sole class of "residual interests" in the Intermediate REMIC. For purposes of the REMIC election in respect of the Master REMIC, (i) the Certificates shall be designated as the "regular interests" in the Master REMIC and (ii) the Class C Master Certificate shall be designated as the sole class of "residual interests" in the Master REMIC. The Trustee shall not permit the creation of any "interests" in the Master REMIC, Intermediate REMIC or Subsidiary REMICs (within the meaning of Section 860G of the Code) other than the Subsidiary REMIC Regular Interests, the Intermediate REMIC Regular Interests and the interests represented by the Certificates and the Class C Certificates.

     b. The Certificates are being issued in nineteen classes. The following terms of the Certificates are irrevocably established as of the Closing Date:

                                      2-5

      Class                      Pass-Through Rate                 Original Class Principal
                                     Per Annum                              Balance
                                                                    (or Notional Principal
                                                                           Amount*)
-----------------     -------------------------------------      ---------------------------
Class I-A-1A            6.183% plus, after the Additional                       $150,000,000
                        Interest Entitlement Date, 0.50%
                        per annum.
Class I-A-1                          4.868%                                     $113,598,000
Class I-A-2                          5.373%                                     $ 54,262,000
Class I-A-3                          5.808%                                     $ 45,762,000
Class I-A-4                          6.555%                                     $ 21,513,000
Class I-A-5             /(2)/7.221% plus, after the                             $ 27,326,000
                        Additional Interest Entitlement
                        Date, 0.50% per annum.
Class I-IO                      /(1)/5.000%                                    *$125,000,000
Class I-M-1                     /(2)/7.272%                                     $ 41,497,000
Class I-M-2                     /(2)/7.659%                                     $ 27,665,000
Class I-B-1                     /(2)/9.445%                                     $ 21,377,000
Class II-A-1A           6.428% plus, after the Additional                       $ 36,190,000
                        Interest Entitlement Date, 0.50%
                        per annum.
Class II-A-1                         4.996%                                     $ 41,578,000
Class II-A-2                         6.003%                                     $ 20,097,000
Class II-A-3            7.275% plus, after the Additional                       $ 15,324,000
                        Interest Entitlement Date, 0.50%
                        per annum.
Class II-M-1                         7.581%                                     $ 10,658,000
Class II-M-2                         8.113%                                     $  8,085,000
Class II-B-1                    /(3)/9.656%                                     $  7,350,000
Class B-2                       /(4)/9.851%                                     $  7,718,000
Class B-3I                         /(5)/                                       *$650,000,000

_____________________
/1/ The Class I-IO Certificate will receive each Payment Date the distribution on such Payment Date to the Intermediate REMIC Regular Interest I-IO , under
Section 8.09, which is equivalent to interest accrued at the Pass-Through Rate for the Class I-IO Certificates on a notional principal amount equal to $125,000,000 or the Group I Principal Balance, if less, to and including the Payment Date in January 2003 and 0 thereafter.
/2/ A floating rate equal to the Group I Adjusted Weighted Average Loan Rate, but in no event greater than the related Pass-Through Rate specified above.
/3/ A floating rate equal to the Group II Weighted Average Loan Rate, but in no event greater than the related Pass-Through Rate specified above.
/4/ A floating rate equal to the lesser of the Group I Adjusted Weighted Average Loan Rate and the Group II Weighted Average Loan Rate, but in no event greater than the related Pass-Through Rate specified above.
/5/ The Class B-3I Certificates are interest-only Certificates.


                                      2-6

The latest possible maturity of the Certificates is in June 2032 (calculated using a prepayment assumption of 0% and assuming no defaults or delinquencies on the Loans).

     c. The following terms of the Intermediate REMIC Regular Interests are irrevocably established as of the Closing Date:

   Intermediate REMIC                                                             Original Class
    Regular Interest                                                                Principal
      Designation:          Intermediate REMIC Pass-Through Rate:                    Balance:
  --------------------     ----------------------------------------               --------------

         I-A-1A            Group I Adjusted Weighted Average Loan Rate             $ 75,000,000
         I-A-1             Group I Adjusted Weighted Average Loan Rate             $ 56,799,000
         I-A-2             Group I Adjusted Weighted Average Loan Rate             $ 27,131,000
         I-A-3             Group I Adjusted Weighted Average Loan Rate             $ 22,881,000
         I-A-4             Group I Adjusted Weighted Average Loan Rate             $ 10,756,000
         I-A-5             Group I Adjusted Weighted Average Loan Rate             $ 13,663,000
         I-IO              5.00% per annum through and including the                        (1)
                           Payment Date in January 2003 and 0% thereafter.
         I-M-1             Group I Adjusted Weighted Average Loan Rate             $ 20,748,500
         I-M-2             Group I Adjusted Weighted Average Loan Rate             $ 13,832,500
         I-B-1             Group I Adjusted Weighted Average Loan Rate             $ 10,688,500
         I-Accrual         Group I Adjusted Weighted Average Loan Rate             $251,500,000

         II-A-1A           Group II Weighted Average Loan Rate                     $ 18,095,000
         II-A-1            Group II Weighted Average Loan Rate                     $ 20,789,000
         II-A-2            Group II Weighted Average Loan Rate                     $ 10,048,500
         II-A-3            Group II Weighted Average Loan Rate                     $  7,662,000
         II-M-1            Group II Weighted Average Loan Rate                     $  5,329,000
         II-M-2            Group II Weighted Average Loan Rate                     $  4,042,500
         II-B-1            Group II Weighted Average Loan Rate                     $  3,675,000
         II-B-2            Group II Weighted Average Loan Rate                     $  3,859,000
         II-Accrual        Group II Weighted Average Loan Rate                     $ 73,500,000

______________
/(1)/ Intermediate REMIC Regular Interest I-IO receives interest at the related Intermediate REMIC Pass-Through Rate on the Subsidiary REMIC Regular Interest SA-2 Principal Balance.

       The latest possible maturity of the Intermediate REMIC Regular Interests is in June 2032 (calculated using a prepayment assumption of 0% and assuming no defaults or delinquencies on the Loans).


                                      2-7

     d. The following terms of the Subsidiary REMIC Regular Interests in the Subsidiary A REMIC and Subsidiary B REMIC are irrevocably established as of the Closing Date:

                              Subsidiary A REMIC

 Subsidiary REMIC                                                       Original Class
 Regular Interest                                                          Principal
   Designation:            Subsidiary REMIC Pass-Through Rate:              Balance:
----------------------    --------------------------------------     -------------------
SA-1                      Group I Weighted Average Loan Rate             $378,000,000
SA-2                      Group I Weighted Average Loan Rate              125,000,000

                               Subsidiary B REMIC

 Subsidiary  REMIC                                                      Original Class
 Regular Interest                                                          Principal
   Designation:            Subsidiary REMIC Pass-Through Rate:              Balance:
----------------------    --------------------------------------     -------------------

SB-1                      Group II Weighted Average Loan Rate             147,000,000

     The latest possible maturity of the Subsidiary REMIC Regular Interests is in June 2032 (calculated using a prepayment assumption of 0% and assuming no defaults or delinquencies on the Loans).

     e. The Closing Date, which is the day on which each of the REMICs will issue all of their respective regular and residual interests, is hereby designated as the "startup day" of the Master REMIC, Intermediate REMIC and Subsidiary REMICs within the meaning of Section 860G(a)(9) of the Code.

     f. After the Closing Date, neither the Trustee, the Originator, the Seller nor any Servicer shall (i) accept any contribution of assets to the Trust, (ii) dispose of any portion of the Trust other than as provided in Sections 3.06,
3.07 and 8.06, (iii) engage in any transaction that would result in the imposition of any tax on "prohibited transactions," as defined in Section 860F(a)(1) of the Code, (iv) accept any contribution after the Closing Date that is subject to the tax imposed by Section 860G(d) of the Code or (v) engage in any activity or enter into any agreement that would result in the receipt by the Trust of any "net income from foreclosure property" as defined in Section 860G(c)(2) of the Code, unless, prior to any such action set forth in clauses
(i), (ii), (iii), (iv) or (v), the Trustee shall have received an unqualified Opinion of Counsel, which opinion shall not be an expense of the Trust, stating that such action will not, directly or indirectly, (A) adversely affect the status of the Master REMIC, Intermediate REMIC, or either of the Subsidiary REMICs as a REMIC, the status of the Certificates and Class C Master Certificate as "regular interests" and the sole class of "residual interests," respectively, in the Master REMIC, or of the Intermediate REMIC Regular Interests or Class C Intermediate Certificate as "regular interests" and the sole class of "residual interests," respectively, in the Intermediate REMIC, or of the Subsidiary REMIC Regular Interests SA-1 or SA-2 or Class C Subsidiary A Certificate as the "regular interests" and the sole class of "residual interests," respectively, in the Subsidiary A REMIC, or of the Subsidiary REMIC Regular Interest SB-1 or


                                      2-8

Class C Subsidiary B Certificate as the "regular interests" and the sole class of "residual interests," respectively, in the Subsidiary B REMIC, in each case for federal income tax purposes, (B) affect the distributions payable hereunder to the Certificateholders or (C) result in the imposition of any lien, charge or encumbrance upon the Trust.

     g. Upon the acquisition of any real property (including interests in real property), or any personal property incident thereto, in connection with the default of a Loan, the Servicer and the Trustee (at the direction of the Servicer) shall take, or cause to be taken, such action as is necessary to sell or otherwise dispose of such property within such period as is then required by the Code in order for such property to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, unless the Servicer and the Trustee receive an Opinion of Counsel to the effect that the holding by the Trust of such property subsequent to the period then permitted by the Code will not result in the imposition of any taxes on "prohibited transactions" of the Trust, as defined in Section 860F of the Code, or cause the Master REMIC, Intermediate REMIC or either of the Subsidiary REMICs to fail to qualify as a REMIC at any time that the Certificates or Class C Certificates are outstanding. The Servicer shall manage, conserve, protect and operate such real property, or any personal property incident thereto, so that such property will not fail to qualify as "foreclosure property," as defined in Section 860G(a)(8) of the Code, and that the management, conservation, protection and operation of such property will not result in the receipt by the Master REMIC, Intermediate REMIC or Subsidiary REMICs of any income attributable to any asset which is neither a qualified mortgage nor a permitted investment within the meaning of the REMIC Provisions.

     SECTION 2.06. Seller Option to Substitute for Prepaid Loans. The Seller may, at its option, substitute new loans for Loans as to which a Principal Prepayment in Full has been received by the Servicer prior to August 1, 2001 ("Prepaid Loans"), up to a maximum of 5% of the Cut-Off Date Pool Principal Balance, upon satisfaction of the following conditions:

          (i) the Seller shall have conveyed and delivered to the Trustee the Loan to be substituted for the Prepaid Loan and the Loan File related to such Loan and the Seller shall have marked the Electronic Ledger indicating that such Loan constitutes part of the Trust;

          (ii) the Loan to be substituted is an Eligible Substitute Loan and the Seller delivers an Officers' Certificate, substantially in the form of Exhibit J-3 hereto, to the Trustee certifying that such Loan is an Eligible Substitute Loan;

          (iii) the Seller shall have delivered to the Trustee evidence of filing of a UCC-1 financing statement executed by the Seller as debtor, naming the Trustee as secured party and filed in Minnesota, listing such Loan to be substituted as collateral;

          (iv) such substitution shall be accomplished prior to the Determination Date immediately following the calendar month in which the Principal Prepayment in Full was received by the Servicer, and no such substitution shall take place after August 1, 2001;

          (v) the Seller shall have delivered to the Trustee an Opinion of Counsel (a) to the effect that the substitution of such Loan for such Prepaid Loan will not cause the


                                      2-9

     Master REMIC, Intermediate REMIC or either of the Subsidiary REMICs to fail to qualify as a REMIC at any time under then applicable REMIC Provisions or cause any "prohibited transaction" that will result in the imposition of a tax under such REMIC Provisions and (b) to the effect of paragraph 11 of Exhibit F hereto; and

          (vi) if the Principal Prepayment in Full received in respect of such Prepaid Loan is greater than the Scheduled Principal Balance of the Loan to be substituted, such excess shall be distributed to Certificateholders on the related Payment Date as a prepayment of principal.

     Upon satisfaction of such conditions, the Trustee shall add such Loan to be substituted to the List of Loans.

     Any substitutions pursuant to this Section 2.06 may be accomplished on a loan-by-loan basis or on an aggregate basis as to all Prepaid Loans with respect to a given calendar month.

                                 ARTICLE III.
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     The Seller and the Originator make the following representations and warranties. The Trustee will rely on the representations and warranties in accepting the Loans in trust and issuing the Certificates and the Class C Certificates on behalf of the Trust. The repurchase or substitution and indemnification obligations of the Originator set forth in Section 3.06 constitute the sole remedies available to the Trust or the Certificateholders for a breach of a representation or warranty set forth in Sections 2.03, 3.02, 3.03, 3.04 or 3.05 of this Agreement, or in the Officer's Certificates delivered pursuant to Sections 2.02(j) or 2.03(b)(vii) of this Agreement.

     SECTION 3.01. Representations and Warranties Regarding the Seller. The Seller represents and warrants to the Certificateholders, effective on the Closing Date and each Subsequent Transfer Date, that:

     a. Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Seller.

     b. Authorization; Binding Obligations. The Seller has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and to create the Trust and cause it to make, execute, deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and to cause the Trust to be created. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     c. No Consent Required. The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

     d. No Violations. The execution, delivery and performance of this Agreement by the Seller will not violate any provision of any existing law or regulation or any order or decree of any court or the Certificate of Incorporation or Bylaws of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller may be bound.

     e. Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller threatened,

                                      3-1
against the Seller or any of its properties or with respect to this Agreement, the Certificates or the Class C Certificates which, if adversely determined, would in the opinion of the Seller have a material adverse effect on the transactions contemplated by this Agreement.

     f. Licensing. The Seller is duly licensed in each state in which Loans were originated to the extent the Seller is required to be licensed by applicable law in connection with the origination and servicing of the Loans.

     SECTION 3.02. Representations and Warranties Regarding Each Loan. The Originator has made the following representations and warranties to the Seller in the Transfer Agreement, which representations and warranties the Seller has assigned to the Trustee for the benefit of the Certificateholders, as of the Closing Date with respect to each Loan identified on the List of Loans attached to this Agreement as Exhibits L-1 and L-2 and as of each Subsequent Transfer Date with respect to each Subsequent Loan identified on the List of Loans attached to the related Subsequent Transfer Instrument:

     a. List of Loans. The information set forth in the List of Loans is true and correct as of its date.

     b. Payments. No scheduled payment due under the Loan was delinquent over 59 days as of the Cut-off Date.

     c. Costs Paid and No Waivers. The terms of the Loan have not been waived, altered or modified in any respect, except by instruments or documents identified in the Loan File. All costs, fees and expenses incurred in making, closing and perfecting the lien of the Loan have been paid. The subject real property has not been released from the lien of such Loan.

     d. Binding Obligation. The Loan is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally.

     e. No Defenses. The Loan is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Loan or the exercise of any right thereunder will not render the Loan unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

     f. Insurance Coverage. The Originator has been named as an additional insured party under any hazard insurance on the property described in the Loan, to the extent required by the Originator's underwriting guidelines. If upon origination of the Loan, the property securing the Loan was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and if flood insurance was required by federal regulation and such flood insurance has been made available in the locale where the property is located), the property is covered by a flood insurance policy of the nature and in an amount which is consistent with the servicing standard set forth in Section 5.02.

                                      3-2

     g. Combined LTV. The Combined LTV for each Group I-A Loan and for each Group I-B Loan is not greater than 100%, and the Combined LTV for each Group II-A Loan and for each Group II-B Loan is not greater than 125%.

     h. Lawful Assignment. The Loan was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Loan under this Agreement or pursuant to transfers of the Certificates or Class C Certificates unlawful or render the Loan unenforceable. The Originator has duly executed a valid blanket assignment of the Loans transferred to the Seller, and has transferred all its right, title and interest in such Loans, including all rights the Originator may have against the originating lender with respect to Loans originated by a lender other than the Originator, to the Seller. The blanket assignment, any and all documents executed and delivered by the Originator pursuant to Sections 2.01(b) and 2.03(b), and this Agreement each constitutes the legal, valid and binding obligation of the Originator enforceable in accordance with its respective terms.

     i. Compliance with Law. At the date of origination of the Loan, all requirements of any federal and state laws, rules and regulations applicable to the Loan, including, without limitation, usury and truth in lending laws and (if such Loan is an FHA-Insured Loan) the FHA Regulations, have been complied with and the Originator shall for at least the period of this Agreement, maintain in its possession, available for the Trustee's inspection, and shall deliver to the Trustee upon demand, evidence of compliance with all such requirements.

     j. Loan in Force. The Loan has not been satisfied or subordinated in whole or in part or rescinded, and the real estate securing such Loan has not been released from the lien of such Loan in whole or in part.

     k. Valid Lien. The contract and/or promissory note, and the mortgage, deed of trust, security deed or other evidence of a lien on the related real property, which evidence the Loan have been duly executed and delivered by the Obligor, and the lien created thereby has been duly recorded, or has been delivered to the appropriate governmental authority for recording and will be duly recorded within 180 days, and constitutes a valid and perfected first, second, third or fourth priority lien, as the case may be, on the real estate described in such Loan.

     l. Capacity of Parties. The signature(s) of the Obligor(s) on the contract and/or promissory note, and the mortgage, deed of trust, security deed or other evidence of a lien on the related real property, which evidence the Loan are genuine and all parties to the Loan had full legal capacity to execute such documents.

     m. Good Title. The Originator is the sole owner of the Loan and, if such Loan is an FHA-Insured Loan, because the Trustee is a lender approved by HUD to originate and purchase Title I loans under a valid Title I contract of insurance, has the authority to sell, transfer and assign such Loan to the Seller under the terms of the Transfer Agreement. There has been no assignment, sale or hypothecation of the Loan by the Originator except the usual past hypothecation of the Loan in connection with the Originator's normal banking transactions in the conduct of its business, which hypothecation terminates upon sale of the Loan to the Seller. The Originator has good and marketable title to the Loan, free and clear of any encumbrance, equity,

                                      3-3
loan, pledge, charge, claim, lien or encumbrance of any type and has full right to transfer the Loan to the Seller.

     n. No Defaults. As of the Cut-off Date, there was no default, breach, violation or event permitting acceleration existing under the Loan and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Loan (except payment delinquencies permitted by clause (b) above). The Originator has not waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by clause (b) above.

     o. Loan Interest Rate; Equal Installments. Except for 86 Loans with an aggregate Scheduled Principal Balance of $8,803,872.97, the Loan has a fixed Loan Interest Rate. The Loan provides for monthly payments (except, in the case of a Balloon Loan, for the final monthly payment of such Loan) which fully amortize the Loan over its term.

     p. Enforceability. Each Loan contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the lien provided thereby.

     q. One Original. There is only one original executed promissory note and each promissory note has been delivered to the Trustee or its Custodian on or before the Closing Date, or Subsequent Transfer Date if a Subsequent Loan, except for 63 Group I-A Loans with an aggregate Scheduled Principal Balance of $4,361,216.26 as to which the original promissory note is missing, 18 Group I-B Loans with an aggregate Scheduled Principal Balance of $943,735.90 as to which the original promissory note is missing and 10 Group II-A Loans with an aggregate Scheduled Principal Balance of $647,113.54 as to which the original promissory note is missing. As to each missing note the Originator has delivered to the Trustee a copy of the note and a lost note affidavit.

     r. Genuine Documents. All documents submitted are genuine, and all other representations as to the Loan, including the List of Loans, are true and correct. Any copies of documents provided by the Originator are accurate and complete (except that, with respect to each Loan that was originated by a contractor or lender other than the Originator, the Originator makes such representation and warranty only to the best of the Originator's knowledge).

     s. Origination. Each Group I and Group II-A Loan was originated by a home equity lender in the ordinary course of such lender's business or was originated by the Originator directly. Each Group II-B Loan was originated by a home improvement contractor in the ordinary course of such contractor's business or by the Originator directly.

     t. Underwriting Guidelines. Each Loan was originated or purchased in accordance with the Originator's then-current underwriting guidelines, and such underwriting guidelines required an appraisal acceptable to Fannie Mae or Freddie Mac.

     u. Good Repair. The property described in the Loan is, to the best of the Originator's knowledge, free of damage and in good repair.

                                      3-4

     v. Qualified Mortgage. The Loan is a "qualified mortgage" within the meaning of the REMIC Provisions. The Originator represents and warrants that, either as of (i) the date of origination (within the meaning of the REMIC Provisions) or (ii) the Closing Date or, if a Subsequent Loan, the Subsequent Transfer Date, the fair market value of the interest in real property securing the Loan was not less than 80% of the "adjusted issue price" (in each case within the meaning of the REMIC Provisions) of such Loan.

     w. Inspection. Upon completion of all home improvements in excess of $5,000, the real property securing the related Group II-B Loan was inspected by the Originator or its agent.

     x. Certain Disclosure Statements. Each Obligor has executed and statement to the effect that it has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans and rescission materials with respect to home improvement loans, in the case of Group II-B Loans, and such statement will be retained in the Loan File.

     y. FHA Insurance. If the Loan is an FHA-Insured Loan, it was originated in compliance with FHA Regulations and is insured, without setoff, surcharge or defense, by FHA Insurance. Following the assignment of such FHA-Insured Loan to the Trustee, the Trustee on behalf of the Trust will be entitled to the full benefits of the FHA Insurance.

     z. Interest Rate and Payment Amount Adjustments. If the Loan does not provide for a fixed interest rate over the life of the Loan, the Loan Interest Rate and monthly payment have been adjusted in accordance with the terms of the Loan. All required notices of interest rate and payment amount adjustments have been sent to the Obligor on a timely basis and the computations of such adjustments were properly calculated. All Loan Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Loan.

     aa. First Payment Date. Each Loan has a first payment date no later than June 30, 2001 and a Cut-off Date no later than May 31, 2001.

     SECTION 3.03. Additional Representations and Warranties. The Seller hereby represents and warrants to the Trustee for the benefit of the Certificateholders, as of the Closing Date with respect to each Loan identified on the List of Loans attached to this Agreement as Exhibits L-1 and L-2 and as of each Subsequent Transfer Date with respect to each Subsequent Loan identified on the List of Loans attached to the related Subsequent Transfer Instrument:

     a. Lawful Assignment. The Loan was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Loan under this Agreement or pursuant to transfers of the Certificates or Class C Certificates unlawful or render the Loan unenforceable. The Seller has duly executed a valid blanket assignment of the Loans transferred to the Trust, and has transferred all its right, title and interest in such Loans. The blanket assignment, any and all documents executed and delivered by the Seller pursuant to Sections 2.01(b) and 2.03(b), and this Agreement each constitutes the legal, valid and binding obligation of the Seller enforceable in accordance with its respective terms.

     b. Good Title. The Seller is the sole owner of the Loan and has the authority to sell, transfer and assign such Loan to the Trust under the terms of this Agreement. There has been no assignment, sale or hypothecation of the Loan by the Seller. The Seller has good and marketable

                                      3-5
title to the Loan, free and clear of any encumbrance, equity, loan, pledge, charge, claim, lien or encumbrance of any type and has full right to transfer the Loan to the Trust.

     SECTION 3.04. Representations and Warranties Regarding the Loans in the Aggregate. The Originator has represented and warranted to the Seller in the Transfer Agreement, which representations and warranties the Seller has assigned to the Trustee for the benefit of the Certificateholders, as of the Closing Date with respect to the Initial Loans and Additional Loans, and as of each Subsequent Transfer Date with respect to the related Subsequent Loans, that:

     a. Amounts. As of the Closing Date, the sum of the Cut-off Date Pool Principal Balance, plus the sum of the amounts deposited in the Pre-Funding Account pursuant to Section 2.02(l), equals at least the Original Aggregate Certificate Principal Balance. By Cut-off Date Principal Balance, the Initial Loans and the Additional Loans, plus the Subsequent Loans specifically identified as of the Closing Date, represent at least 75% of the sum of the Class Principal Balances of the Certificates other than the Class B-2 Certificates.

     b.  Characteristics.

         (i) Group I Loans. The Group I Loans have the following characteristics:

             A. Secured. Each is secured by a mortgage, deed of trust or security deed on the related real estate.

             B. Term. None has a remaining maturity of more than 360 months; no initial or Additional Group I Loan has a final scheduled payment date later than April 24, 2031 and no Subsequent Group I Loan has a final scheduled payment date later than June 30, 2031.

             C. Combined LTV. The weighted average (by Schduled Principal Balance) Combined LTV of the Group I Loans as of the Post-Funding Payment Date is not more than 200 basis points more than such ratio with respect to the Initial Group I Loans.

             D. Loan Interest Rate; WAC. No Initial Group I Loan has Loan Interest Rate less than 4.86%. No Additional or Subsequent Group I Loan has a Loan Interest Rate less than 5.50% The weighted average (By Scheduled Principal Balance) of the Loan Interest Rates of the Group I Loans as of the Post Funding Payment Date is not more than 25 basis points less than the weighted average of the Loan Interest Rates of the Initial Group I Loans.

             E. Debt Consolidation. The percentage (by Scheduled Principal Balance) of the Group I Loans which are identified by the Originator as debt consolidation loans is not more than 13%.

                                      3-6

               F. Debt-to-Income. The weighted average (by Scheduled Principal Balance) of the debt-to-income ratios of the Obligors on the Group I Loans is not more than 45%.

               G. Collateral Type. The percentage (by Scheduled Principal Balance) of the Group I Loans secured by owner-occupied dwellings is at least 98% and by single-family dwellings is at least 92%.

               H. FICO Score. The weighted average (by Scheduled Principal Balance) FICO score of the Group I Loans is not less than 620.

               I. Lien Priority. By Scheduled Principal Balance, not more than 22% of the Group I Loans are secured by a second priority lien and not more than 0.75% are secured by a third priority.

               J.  FHA-Insured. No Group I Loan is an FHA-Insured Loan.

          (ii) Group II Loans. The Group II Loans have the following characteristics:

               A. Security. Each is secured by a mortgage, deed of trust or security deed on the related real estate.

               B. Term. None has a remaining maturity of more than 360 months; no Initial or Additional Group II Loan has a final scheduled payment date later than April 13, 2031 and no Subsequent Group II Loan has a final scheduled payment date later than June 30, 2031.

               C. Combined LTV. The weighted average (by Scheduled Principal Balance) loan to value ratio of the Group II Loans as of the Post-Funding Payment Date is not more than 200 basis points more than such ratio with respect to the Initial Group II Loans.

               D. WAC. No Initial or Additional Group II Loan has a Loan Interest Rate less than 7.3%. No Subsequent Group II Loan has a Loan Interest Rate less than 5.5%. The weighted average (by Scheduled Principal Balance) of the Loan Interest Rates of the Group II Loans as of the Post-Funding Payment Date is not more than 25 basis points less than the weighted average of the Loan Interest Rates of the Initial Group II Loans.

               E. Debt Consolidation. The percentage (by Scheduled Principal Balance) of the Group II Loans which are identified by the Originator as debt consolidation loans is not more than 38.25%.

               F. Debt-to-Income. The weighted average (by Scheduled Principal Balance) of the debt-to-income ratios of the Obligors on the Group II Loans is not more than 42% as of the Post-Funding Payment Date.

                                      3-7

                 G. Collateral Type: The percentage (by Scheduled Principal Balance) of the Group II Loans as of the Post-Funding Payment Date secured by owner-occupied dwellings is at least 99% and by single-family dwellings is at least 91%.

                 H. FICO Score. The weighted average (by Scheduled Principal Balance) FICO score of the Additional and Subsequent Group II Loans is not less than 620. As of the Post-Funding Payment Date, the percentage of Group II Loans (by aggregate principal balance) with a FICO score of less than 620 is not more than 2% higher than such percentage of the Initial Group II Loans.

                 I. Lien Priority. By Scheduled Principal Balance, not more than 57% of the Group II Loans are secured by a second priority lien, not more than 11.5% are secured by a third priority lien and not more than 0.05% are secured by a fourth priority lien.

                 J. FHA-Insured. No Additional or Subsequent Group II Loan is an FHA-Insured Loan.

     c.   Geographic Concentrations.

          (i) Group I-A Loans. By Cut-off Date Principal Balance, 11.77% of the Initial and Additional Group I-A Loans are secured by property located in California, 8.04% in Texas, 7.20% in Florida and 6.07% in Michigan. No other state represents more than 5% of the aggregate Cut-off Date Principal Balances of the Initial and Additional Group I-A Loans. No more than 1% of the Group I-A Loans by Cut-off Date Principal Balance are secured by property located in an area with the same five-digit zip code.

          (ii) Group I-B Loans. By Cut-off Date Principal Balance, 13.30% of the Initial and Additional Group I-B Loans are secured by property located in California, 6.05% in Texas, 6.31% in Florida and 5.34% in Michigan. No other state represents more than 5% of the aggregate Cut-off Date Principal Balances of the Initial and Additional Group I-B Loans. No more than 1% of the Group I-B Loans by Cut-off Date Principal Balance are secured by property located in an area with the same five-digit zip code.

          (iii) Group II-A Loans. By Cut-off Date Principal Balance, 6.95% of the Initial and Additional Group II-A Loans are secured by property located in Michigan, 6.78% in California and 6.75% in Pennsylvania. No other state represents more than 5% of the aggregate Cut-off Date Principal Balances of the Initial and Additional Group II-A Loans. No more than 1% of the Group II-A Loans by Cut-off Date Principal Balance are secured by property located in an area with the same five-digit zip code.

          (iv) Group II-B Loans. By Cut-off Date Principal Balance, 9.57% of the Initial and Additional Group II-B Loans are secured by property located in Pennsylvania, 8.24% in New York, 7.86% in California, 7.16% in New Jersey, 7.13% in Florida and

                                      3-8

     5.31% in Texas. No other state represents more than 5% of the aggregate Cut-off Date Principal Balances of the Initial and Additional Group II-B Loans. No more than 1% of the Group II-B Loans by Cut-off Date Principal Balance are secured by property located in an area with the same five-digit zip code.

     d. Marking Records. The Originator has caused the portions of the Electronic Ledger relating to the Loans to be clearly and unambiguously marked to indicate that such Loans constitute part of the Trust and are owned by the Trust in accordance with the terms of the Trust created hereunder.

     e. No Adverse Selection. No adverse selection procedures have been employed in selecting the Loans.

     f. Lender Concentration. By Cut-off Date Principal Balance, no more than 1% of the Group I Loans and no more than 1% of the Group II Loans, were originated by any one contractor or lender (other than the Originator).

     g. Home Ownership and Equity Protection Act. With respect to any Loan subject to the Home Ownership and Equity Protection Act of 1994, each such Loan has been originated and serviced in compliance with the provisions thereof.

     SECTION 3.05. Representations and Warranties Regarding the Loan Files. The Originator has represented and warranted to the Seller in the Transfer Agreement, which representations and warranties the Seller has assigned to the Trustee for the benefit of the Certificateholders that:

     a. Possession. On the Closing Date, the Trustee or a Custodian will have possession of each original Initial Loan and Additional Loan and the related Loan File, except for the missing notes described in Section 3.02(q) as to which the Originator has delivered to the Trustee or its Custodian a copy of the notes and lost note affidavits. On each Subsequent Transfer Date, the Originator will have possession of each original Subsequent Loan being transferred to the Trust on that Subsequent Transfer Date and the related Loan File. There are and there will be no custodial agreements or servicing contracts in effect materially and adversely affecting the rights of the Originator to make, or cause to be made, any delivery required hereunder or under the Transfer Agreement.

     b. Bulk Transfer Laws. The transfer, assignment and conveyance of the Loans and the Loan Files by the Originator pursuant to the Transfer Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

     SECTION 3.06. Repurchases of Loans for Breach of Representations and Warranties.

     a. Subject to Section 3.07, the Originator shall repurchase a Loan, at its Repurchase Price, not later than 90 days after the day on which the Originator, the Servicer, the Seller or the Trustee first discovers or should have discovered a breach of a representation or warranty set forth in Sections 2.03, 3.02, 3.03, 3.04 or 3.05, or in the Officer's Certificates delivered pursuant to Sections 2.02(j), 2.03(b)(vii), 2.06(ii) or 3.06(b)(vi), that materially and adversely affects the

                                      3-9

Trust's, the Certificateholders' or the Class C Certificateholders' interest in such Loan and which breach has not been cured within such time; provided, however, that (i) in the event that a party other than the Originator first becomes aware of such breach, such discovering party shall notify the Originator in writing within 5 Business Days of the date of such discovery and (ii) with respect to any Loan incorrectly described on the List of Loans with respect to Cut-off Date Principal Balance, which the Originator would otherwise be required to repurchase pursuant to this Section, the Originator may, in lieu of repurchasing such Loan, deliver to the Seller for deposit in the Certificate Account within 90 days from the date of such discovery cash in an amount sufficient to cure such deficiency or discrepancy. Any such cash so deposited shall be distributed to Certificateholders on the immediately following Payment Date as a collection of principal or interest on such Loan, according to the nature of the deficiency or discrepancy. Notwithstanding any other provision of this Agreement, the obligation of the Originator under this Section shall not terminate upon a Service Transfer pursuant to Article VII.

     b. On or prior to the date that is the second anniversary of the Closing Date, the Originator may, at its election, substitute an Eligible Substitute Loan for a Loan that it is obligated to repurchase pursuant to Section 3.06(a) (such Loan being referred to as the "Replaced Loan") upon satisfaction of the following conditions:

          (i) the Originator shall have conveyed to the Seller the Loan to be substituted for the Replaced Loan and the Loan File related to such Loan and the Originator shall have marked the Electronic Ledger indicating that such Loan constitutes part of the Trust;

          (ii) the Loan to be substituted is an Eligible Substitute Loan and the Originator delivers an Officer's Certificate, substantially in the form of Exhibit J-2 hereto, to the Trustee certifying that such Loan is an Eligible Substitute Loan;

          (iii) the Originator shall have delivered to the Trustee evidence of filing of a UCC-1 financing statement executed by the Originator as debtor, naming the Seller as secured party and filed in Minnesota, listing such Loan to be substituted as collateral;

          (iv) the Originator shall have delivered to the Trustee an Opinion of Counsel (a) to the effect that the substitution of such Loan for such Replaced Loan will not cause the Master REMIC, Intermediate REMIC or either of the Subsidiary REMICs to fail to qualify as a REMIC at any time under then applicable REMIC Provisions or cause any "prohibited transaction" that will result in the imposition of a tax under such REMIC Provisions and (b) to the effect of paragraph 11 of Exhibit F hereto; and

          (v) if the Scheduled Principal Balance of such Replaced Loan is greater than the Scheduled Principal Balance of the Loan to be substituted, the Originator shall have delivered to the Seller for deposit in the Certificate Account the amount of such excess and shall have included in the Officer's Certificate required by clause (ii) above a certification that such deposit has been made.

     Upon satisfaction of such conditions, the Trustee shall add such Loan to be substituted to, and delete such Replaced Loan from, the List of Loans. Such substitution shall be effected prior to the first Determination Date that occurs more than 90 days after the Originator becomes

                                     3-10
aware, or should have become aware, or receives written notice from the Trustee, of the breach referred to in Section 3.06(a). Promptly after any such substitution of a Loan, the Originator shall give written notice of such substitution to each of the Rating Agencies.

     c. If the Originator is required to repurchase a Loan under Section 3.06(a) or has elected to substitute an Eligible Substitute Loan for a Loan under Section 3.06(b), and if the reason for such repurchase or substitution is that the Originator has failed to deliver to the Trustee the Loan File for the Loan to be repurchased or substituted for (except in the case of a failure to deliver evidence of the lien on the related improved property and evidence of due recording of such mortgage, deed of trust or security deed, if available), then, notwithstanding the time periods set out in Sections 3.06(a) and 3.06(b), the Originator shall either (i) repurchase such Loan, at its respective Repurchase Price, within 30 days of the Closing Date, or (ii) substitute an Eligible Substitute Loan for the Loan within 90 days of the Closing Date.

     d. The Originator shall defend and indemnify the Seller, the Trustee, and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of any third-party action arising out of any breach of any such representation and warranty.

     SECTION 3.07. No Repurchase Under Certain Circumstances. Notwithstanding any provision of this Agreement to the contrary, no repurchase or substitution pursuant to Section 3.06 shall be made unless the Originator (at its own expense) obtains for the Trustee an Opinion of Counsel addressed to the Trustee that any such repurchase or substitution would not, under the REMIC Provisions,
(i) cause the Master REMIC, Intermediate REMIC or either of the Subsidiary REMICs to fail to qualify as a REMIC while any regular interest in such REMIC is outstanding, (ii) result in a tax on prohibited transactions within the meaning of Section 860F(a)(2) of the Code or (iii) constitute a contribution after the startup day subject to tax under Section 860G(d) of the Code. The Originator diligently shall attempt to obtain such Opinion of Counsel. In the case of a repurchase or deposit pursuant to Section 3.06(a) or (b), the Originator shall, notwithstanding the absence of such opinion as to the imposition of any tax as the result of such purchase or deposit, repurchase such Loan or make such deposit and shall guarantee the payment of such tax by paying to the Trustee the amount of such tax not later than five Business Days before such tax shall be due and payable to the extent that amounts previously paid over to and then held by the Trustee pursuant to Section 6.06 are insufficient to pay such tax and all other taxes chargeable under Section 6.06. Pursuant to Section 6.06, the Servicer is hereby directed to withhold, and shall withhold and pay over to the Trustee, an amount sufficient to pay such tax and any other taxes imposed on "prohibited transactions" under Section 860F(a)(i) of the Code or imposed on "contributions after startup date" under Section 860G(d) of the Code from amounts otherwise distributable to the Class C Certificateholders. The Servicer shall give notice to the Trustee at the time of such repurchase of the amounts due from the Originator pursuant to the guarantee of the Originator described above and give notice as to who should receive such payment.

     The Trustee shall have no obligation to pay any such amounts pursuant to this Section other than from moneys provided to it by the Originator or from moneys held in the funds and

                                     3-11
accounts created under this Agreement. The Trustee shall be deemed conclusively to have complied with this Section if it follows the directions of the Originator.

     In the event any tax that is guaranteed by the Originator pursuant to this
Section 3.07 is refunded to the Trust or otherwise is determined not to be payable, the Originator shall be repaid the amount of such refund or that portion of any guarantee payment made by the Originator that is not applied to the payment of such tax.

     SECTION 3.08. Negative Covenants of the Trust. Except as otherwise expressly permitted by this Agreement, the Trust shall not:

     a. sell, transfer, exchange or otherwise dispose of any of the assets of the Trust;

     b.  dissolve or liquidate in whole or in part;

     c. engage, directly or indirectly, in any business other than that arising out of the issue of the Certificates, and the actions contemplated or required to be performed under this Agreement;

     d. incur, create or assume any indebtedness for borrowed money other than the Certificates;

     e. voluntarily file a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding; or

     f.  merge, convert or consolidate with any other Person.

                                     3-12

                                  ARTICLE IV.
          PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS
          -----------------------------------------------------------

     SECTION 4.01.  Transfer of Loans.

     a. On or prior to the Closing Date, or the related Subsequent Transfer Date in the case of Subsequent Loans, the Originator shall deliver the Loan Files to the Trustee. The Trustee shall maintain the Loan Files at its office or with a duly appointed Custodian, who shall act as the agent of the Trustee on behalf of the Certificateholders. The Trustee may release a Loan File to the Servicer pursuant to Section 5.07. The Originator has filed a form UCC-1 financing statement regarding the sale of the Loans to the Seller, and shall file continuation statements in respect of such UCC-1 financing statement as if such financing statement were necessary to perfect the security interest granted pursuant to Section 2.01. The Originator shall take any other actions necessary to maintain the perfection of such security interest.

     b. The Originator has delivered to the Trustee an Opinion of Counsel to the effect that the execution and recording of the assignments of the mortgages, deeds of trust and security deeds securing the Loans is not necessary, in any jurisdiction other than the State of Maryland, to effect the assignment to the Trustee of the Originator's lien on the real property securing each Loan. The Originator will, or will cause the Trustee, at the Originator's expense, to file in the appropriate recording offices within 60 days of the Closing Date, each mortgage, deed of trust and security deed that encumbers real property located in Maryland.

     SECTION 4.02. Costs and Expenses. The Originator agrees to pay all reasonable costs and disbursements in connection with the vesting (including the perfection and the maintenance of perfection, as against all third parties) in the Trust of all right, title and interest in and to the Loans (including, without limitation, the mortgage or deed of trust on the related real estate granted thereby).

                                      4-1

                                  ARTICLE V.
                               SERVICING OF LOANS
                               ------------------

     SECTION 5.01. Responsibility for Loan Administration. The Servicer will have the sole obligation to manage, administer, service and make collections on the Loans and perform or cause to be performed all contractual and customary undertakings of the holder of the Loans to the Obligor. Conseco Finance Corp., if it is the Servicer, may delegate some or all of its servicing duties to a wholly owned subsidiary of Conseco Finance Corp., for so long as such subsidiary remains, directly or indirectly, a wholly owned subsidiary of Conseco Finance Corp. Notwithstanding any such delegation, Conseco Finance Corp. shall retain all of the rights and obligations of the Servicer hereunder. The Trustee, at the request of a Servicing Officer, shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Conseco Finance Corp. is hereby appointed the Servicer until such time as any Service Transfer shall be effected under Article VII.

     The Servicer shall, with respect to each Loan which does not provide for a fixed interest rate over the life of the Loan, make adjustments to the interest rate and the payments due on such Loan in compliance with applicable regulatory adjustable mortgage loan requirements and the terms of the Loan. The Servicer shall establish procedures to monitor the interest rate adjustment dates and the interest rate in order to assure that it correctly calculates any applicable interest rate change, and it will comply with those procedures. The Servicer shall execute and deliver all appropriate notices required by the applicable adjustable mortgage loan laws and regulations and the Contracts regarding such interest rate adjustments and payment adjustments.

     SECTION 5.02. Standard of Care. In managing, administering, servicing and making collections on the Loans pursuant to this Agreement, the Servicer will exercise that degree of skill and care required by FHA (in the case of FHA-Insured Loans) and otherwise consistent with the highest degree of skill and care that the Servicer exercises with respect to similar loans (including manufactured housing contracts) serviced by the Servicer; provided, however, that such degree of skill and care shall be at least as favorable as the degree of skill and care generally applied by prudent servicers of home improvement contracts and home equity loans for prudent institutional investors.

     SECTION 5.03. Records. The Servicer shall, during the period it is servicer hereunder, maintain such books of account and other records as will enable the Trustee to determine the status of each Loan.

     SECTION 5.04.  Inspection.

     a. At all times during the term hereof, the Servicer shall afford the Trustee and its authorized agents reasonable access during normal business hours to the Servicer's records relating to the Loans, which have not previously been provided to the Trust, and will cause its personnel to assist in any examination of such records by the Trustee. The examination referred to in this Section will be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Trustee may make, the Trustee may, using generally accepted audit

                                      5-1
procedures, verify the status of each Loan and review the Electronic Ledger and records relating thereto for conformity to Monthly Reports prepared pursuant to
Article VI and compliance with the standards represented to exist as to each Loan in this Agreement.

     b. At all times during the term hereof, the Servicer shall keep available a copy of the List of Loans at its principal executive office for inspection by Certificateholders.

     c. A Certificateholder holding Certificates representing in the aggregate at least 5% of the Aggregate Certificate Principal Balance shall have the rights of inspection afforded to the Trustee pursuant to this Section 5.04.

     SECTION 5.05.  Certificate Account.

     a. On or before the Closing Date, the Servicer shall establish the Certificate Account on behalf of the Trust, which shall be an Eligible Account. The Servicer shall pay into the Certificate Account, as promptly as practicable (but not later than the next Business Day) following receipt thereof, all amounts received with respect to the Loans, other than extension fees and assumption fees, which fees shall be retained by the Servicer as compensation for servicing the Loans, and other than Liquidation Expenses permitted by
Section 5.08. The Trustee shall hold all amounts paid into the Certificate Account under this Agreement in trust for the Trustee and the Certificateholders until payment of any such amounts is authorized under this Agreement. Only the Trustee may withdraw funds from the Certificate Account.

     b. If the Servicer so directs, the institution maintaining the Certificate Account shall, in the name of the Trustee in its capacity as such, invest the amounts in the Certificate Account in Eligible Investments that mature not later than one Business Day prior to the next succeeding Payment Date. Any investment of funds in the Certificate Account shall be made in Eligible Investments held by a financial institution in accordance with the following requirements: (1) all Eligible Investments shall be held in an account with such financial institution in the name of the Trustee, and the agreement governing such account shall be governed by the laws of the State of Minnesota, (2) with respect to securities held in such account, such securities shall be (i) certificated securities (as such term is used in N.Y. U.C.C. (S) 8-102(4)(i)), securities deemed to be certificated securities under applicable regulations of the United States government, or uncertificated securities issued by an issuer organized under the laws of the State of New York or the State of Delaware, (ii) either
(A) in the possession of such institution, (B) in the possession of a clearing corporation (as such term is used in Minn. Stat. (S) 8-102(5)) in the State of New York, registered in the name of such clearing corporation or its nominee, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Trustee's security interest therein, and held by such clearing corporation in an account of such institution, (C) held in an account of such institution with the Federal Reserve Bank of New York or the Federal Reserve Bank of Minneapolis, or (D) in the case of uncertificated securities, issued in the name of such institution, and (iii) identified, by book entry or otherwise, as held for the account of, or pledged to, the Trustee on the records of such institution, and such institution shall have sent the Trustee a confirmation thereof, and (3) with respect to repurchase obligations held in such account, such repurchase obligations shall be identified by such institution, by book entry or otherwise, as held for the account of, or pledged to, the Trustee on the records of such institution, and the related securities shall be held


                                      5-2
in accordance with the requirements of clause (2) above. Once such funds are invested, such institution shall not change the investment of such funds. All income and gain from such investments shall be added to the Certificate Account and distributed on such Payment Date pursuant to Section 8.04. Losses, if any, realized on amounts in the Certificate Account invested pursuant to this paragraph shall first be credited against undistributed investment earnings on amounts in the Certificate Account invested pursuant to this paragraph, and shall thereafter be deemed to reduce the amount on deposit in the Certificate Account and otherwise available for distribution to Certificateholders pursuant to Section 8.01. The Servicer and the Trustee shall in no way be liable for losses on amounts invested in accordance with the provisions hereof. Funds in the Certificate Account not so invested must be insured to the extent permitted by law by the Federal Deposit Insurance Corporation. "Eligible Investments" are any of the following:

          (i) direct obligations of, and obligatio ns fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

          (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee or any Affiliate of the Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term debt obligations of such depository institution or trust company are rated at least A-1+ by S&P, F-1+ by Fitch (if rated by Fitch) and P-1 by Moody's (if rated by Moody's) and (B) any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation;

          (iii) shares of an investment company registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933 and have a rating of AAA by each of the Rating Agencies, and whose only investments are in securities described in clauses (i) and (ii) above;

          (iv) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(A) above;

          (v) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which at the time of such investment has a credit rating of at least AA from each of the Rating Agencies that has rated the corporation; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the corpus of the Trust to exceed 10% of amounts held in the Certificate Account;

                                      5-3

          (vi) commercial paper having a rating of at least A-1+ from S&P, at least F-1+ from Fitch (if rated by Fitch) and at least P-1 from Moody's (if rated by Moody's) at the time of such investment;

          (vii) money market funds rated AAAm or AAAm-G by S&P and at least Aa2 by Moody's; and

          (viii) other obligations or securities that are acceptable to each of the Rating Agencies as an Eligible Investment hereunder and will not reduce the rating assigned to any Class of Certificates by each of the Rating Agencies below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by each of the Rating Agencies, as evidenced in writing;

     provided that any such investment must constitute a "cash flow investment" within the meaning of the REMIC Provisions.

     The Trustee may trade with itself or an Affiliate in the purchase or sale of such Eligible Investments.

     c. If at any time the Trustee receives notice (from any of the Rating Agencies, the Servicer or otherwise) that the Certificate Account has ceased to be an Eligible Account, the Trustee shall, as soon as practicable but in no event later than five Business Days of the Trustee's receipt of such notice, transfer the Certificate Account and all funds and Eligible Investments therein to an Eligible Account. Following any such transfer, the Trustee shall notify each of the Rating Agencies and the Servicer of the location of the Certificate Account.

     SECTION 5.06.  Enforcement.

     a. The Servicer shall, consistent with customary servicing procedures, act with respect to the Loans in such manner as will maximize the receipt of principal and interest on such Loans and Liquidation Proceeds with respect to Liquidated Loans.

     The Servicer shall exercise its discretion, consistent with customary servicing procedures and the terms of this Agreement, with respect to the enforcement of defaulted Loans in such manner as will maximize the receipt of principal and interest with respect thereto, including but not limited to the sale of such Loan to a third party, the modification of such Loan, or foreclosure upon the related real property and disposition thereof.

     b. In accordance with the standard of care specified in Section 5.02, the Servicer may, in its own name, if possible, or as agent for the Trust, commence proceedings for the foreclosure of any subject real estate, or may take such other steps that in the Servicer's reasonable judgment will maximize Liquidation Proceeds with respect to the Loan, including, for example, the sale of the Loan to a third party for foreclosure or enforcement and, in the case of any default on a related prior mortgage loan, the advancing of funds to correct such default and the advancing of funds to pay off a related prior mortgage loan, which advances are Liquidation Expenses that will be reimbursed to the Servicer out of related Liquidation Proceeds before the related Net Liquidation Proceeds are paid to Certificateholders. The Servicer shall also deposit

                                      5-4
in the Certificate Account any Net Liquidation Proceeds received in connection with any Loan which became a Liquidated Loan in a prior Due Period.

     c. The Servicer may sue to enforce or collect upon Loans, in its own name, if possible, or as agent for the Trust. If the Servicer elects to commence a legal proceeding to enforce a Loan, the act of commencement shall be deemed to be an automatic assignment of the Loan to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Loan on the ground that it is not a real party in interest or a holder entitled to enforce the Loan, the Trustee on behalf of the Trust shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Loan, including bringing suit in its name or the names of the Certificateholders.

     d. The S ervicer may grant to the Obligor on any Loan any rebate, refund or adjustment out of the Certificate Account that the Servicer in good faith believes is required because of the Principal Prepayment in Full of the Loan. The Servicer will not permit any rescission or cancellation of any Loan.

     e. The Servicer shall enforce any due-on-sale clause in a Loan if such enforcement is called for under its then current servicing policies for obligations similar to the Loans, provided that such enforcement is permitted by applicable law and will not adversely affect any applicable insurance policy.
If an assumption of a Loan is permitted by the Servicer, upon conveyance of the related property the Servicer shall use its best efforts to obtain an assumption agreement in connection therewith.

     f. Any provision of this Agreement to the contrary notwithstanding, the Servicer shall not agree to the modification or waiver of any provision of a Loan at a time when such Loan is not in default or such default is not reasonably foreseeable, if such modification or waiver would both (i) be treated as a taxable exchange under Section 1001 of the Code or any proposed, temporary or final Treasury Regulations promulgated thereunder and (ii) cause the Master REMIC, Intermediate REMIC or either of the Subsidiary REMICs to fail to qualify as a REMIC or cause the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

     g. The Originator shall pay all FHA Insurance premiums required by FHA Regulations in respect of FHA-Insured Loans; if the Originator is no longer the Servicer and fails to pay such FHA Insurance premiums, the successor Servicer shall pay such premiums and shall be entitled to reimbursement therefor in accordance with Section 8.04. The Servicer shall comply with FHA Regulations in servicing FHA-Insured Loans so that the related FHA Insurance remains in full force and effect, except for good-faith disputes relating to FHA Regulations or such FHA Insurance.

     h. If, following the termination of the Trust pursuant to Section 12.04, HUD demands reimbursement of an FHA Insurance claim paid on an FHA-Insured Loan prior to the termination of the Trust, the Servicer agrees that it will not seek to recover any such amount from the Trustee or the Certificateholders.

                                      5-5

     SECTION 5.07.  Trustee to Cooperate.

     a. Upon payment in full on any Loan, the Servicer will notify the Trustee and Conseco Finance Corp. (if Conseco Finance Corp. is not the Servicer) on the next succeeding Payment Date by certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Certificate Account pursuant to Section 5.05 have been so deposited and may be substantially in the form of Exhibit J-4 hereto) and shall request delivery of the Loan and Loan File to the Servicer. Upon receipt of such delivery and request, the Trustee shall promptly release or cause to be released such Loan and Loan File to the Servicer. Upon receipt of such Loan and Loan File, each of Conseco Finance Corp. (if different from the Servicer) and the Servicer is authorized to execute an instrument in satisfaction of such Loan and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate any lien on the related real estate. The Servicer shall determine when a Loan has been paid in full; provided that, to the extent that insufficient payments are received on a Loan credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds, without any right of reimbursement therefor (except from additional amounts recovered from the related Obligor or otherwise in respect of such Loan), and deposited in the Certificate Account.

     b. If the Servicer elects to submit a claim to FHA under the FHA Insurance in respect of an FHA-Insured Loan and payment is received from FHA, the Servicer shall notify the Trustee and the Originator (if the Originator is not the Servicer) on the next succeeding Payment Date by certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Certificate Account pursuant to Section 5.05 have been so deposited and may be substantially in the form of Exhibit J-4 hereto) and shall request delivery of the Loan and Loan File to the Servicer. Upon receipt of such delivery and request, the Trustee shall promptly release or cause to be released such Loan and Loan File to the Servicer.

     c. From time to time as appropriate for servicing and foreclosing, and making a claim for FHA Insurance coverage in connection with an FHA Insured Loan, the Trustee shall, upon written request of a Servicing Officer (which may be substantially in the form of Exhibit J-4 hereto) and delivery to the Trustee of a receipt signed by such Servicing Officer, cause the original Loan and the related Loan File to be released to the Servicer and shall execute such documents as the Servicer shall deem necessary to the prosecution of any such proceedings. The Trustee shall stamp the face of each such Loan to be released to the Servicer with a notation that the Loan has been assigned to the Trustee. Upon request of a Servicing Officer, the Trustee shall perform such other acts as reasonably requested by the Servicer and otherwise cooperate with the Servicer in enforcement of the Certificateholders' rights and remedies with respect to Loans.

     d. The Servicer's receipt of a Loan and/or Loan File shall obligate the Servicer to return the original Loan and the related Loan File to the Trustee when its need by the Servicer has ceased unless the Loan shall be liquidated or repurchased or replaced as described in Section 3.06 or Section 8.06.

                                      5-6

     SECTION 5.08. Costs and Expenses. All costs and expenses incurred by the Servicer in carrying out its duties hereunder, including payment of all fees and expenses incurred in connection with the enforcement of Loans, including payment of FHA Insurance premiums, foreclosure upon real estate securing Loans, all other fees and expenses not expressly stated hereunder to be for the account of the Trust or the Originator, and, while the Originator or a subsidiary or affiliate of the Originator is Servicer, payment of the Trustee's fees pursuant to Section 11.06 and fees and expenses of accountants, shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder, except as provided in this Section and Section 8.04 and except that the Servicer shall be reimbursed out of the Liquidation Proceeds of a Liquidated Loan (including FHA Insurance proceeds) for customary out-of-pocket Liquidation Expenses incurred by it. The Servicer shall not incur such Liquidation Expenses unless it determines in its good faith business judgment that incurring such expenses will increase the Net Liquidation Proceeds on the related Loan. The Servicer's out-of-pocket Liquidation Expenses in connection with the submission of a claim to FHA currently do not exceed $100 per contract. So long as the Servicer is not the Originator or a subsidiary or affiliate of the Originator, the Servicer shall be reimbursed for any third party costs incurred by it pursuant to Sections 6.06 or 11.06.

     If the Servicer fails to make a timely interest rate or monthly payment adjustment on a Loan which does not provide for a fixed interest rate over the life of the Loan, the Servicer shall use its own funds to satisfy any shortage in the Obligor's remittance so long as such shortage shall continue; any such amount paid by the Servicer shall be reimbursable to it from any subsequent amounts collected on account of the related Loan with respect to such adjustments.

     SECTION 5.09. Maintenance of Insurance. The Servicer shall at all times keep in force a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement, and a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons who service a portfolio of home improvement contracts and home equity loans having an aggregate principal amount of $10,000,000 or more, and which are generally regarded as servicers acceptable to institutional investors. The Servicer shall cause to be maintained with respect to any real property securing an FHA-Insured Loan such hazard insurance and flood insurance as may be required by the FHA Regulations, it being understood that at the Closing Date hazard insurance was not required to be maintained under the FHA Regulations. The Servicer shall cause to be maintained with respect to the real property securing a Loan hazard insurance (excluding flood insurance coverage) if such Loan is secured by a first priority mortgage, deed of trust or security deed or the initial principal balance of such Loan exceeds $30,000.

     SECTION 5.10. Merger or Consolidation of Servicer. Any Person into which the Servicer may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Servicer shall be a party shall be the successor of the Servicer hereunder, provided such Person shall be an Eligible Servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer shall promptly notify each of the Rating Agencies in the event it is a party to any merger, conversion or consolidation.


                                      5-7

                                  ARTICLE VI.
                            REPORTS AND TAX MATTERS
                            -----------------------

     SECTION 6.01. Monthly Reports. No later than one Business Day following each Determination Date, the Servicer shall deliver to the Trustee and the Rating Agencies a Monthly Report, substantially in the form of Exhibit M hereto.

     SECTION 6.02.  Officer's Certificate. Each Monthly Report pursuant to
Section 6.01 shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit H, certifying the accuracy of the Monthly Report and that no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred, or if such event has occurred and is continuing, specifying the event and its status.

     SECTION 6.03. Other Data. In addition, the Originator and (if different from the Originator) the Servicer shall, on request of the Trustee or any of the Rating Agencies, furnish the Trustee and/or any such Rating Agencies such underlying data as may be reasonably requested.

     SECTION 6.04. Annual Report of Accountants. Within four months after its fiscal year end, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to issue to the Trustee a report that such firm has examined selected documents, records and management's assertions relating to loans serviced by the Servicer and stating that, on the basis of such examination, such servicing has been conducted in compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, or any successor uniform program, except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted attestation standards requires it to report.

     SECTION 6.05.  Statements to Certificateholders.

     a. On or before the third Business Day next preceding each Payment Date, the Servicer shall prepare and furnish to the Trustee the statements specified below with respect to the distribution on such Payment Date. Concurrently with each distribution to Certificateholders, the Trustee shall forward such statements by mail, or cause them to be forwarded by mail, to the Certificateholders as described below and (if the Originator is not the Servicer) to the Originator.

     b. The statements for the Class A and Class I-IO Certificateholders shall include the following information:

          (i) the amount of the distribution to Holders of each Class of Class A and Class I-IO Certificates allocable to interest, separately identifying any Unpaid Class A and IO Interest Shortfall included in such distribution and any remaining Unpaid Class A and IO Interest Shortfall after giving effect to such distribution;

                                      6-1

          (ii) the amount of the distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein;

          (iii) the amount, if any, by which the Class I-A-1A Formula Principal Distribution Amount, the Class I-A(B) Formula Principal Distribution Amount and Class II-A Formula Principal Distribution Amount exceeds the Principal Distribution Amount for the Class I-A-1A Certificates and each Class of Class I-A(B) Certificates and Class II-A Certificates, respectively;

          (iv) the Class Principal Balance of each Class of Class A Certificates and the Class I-IO Notional Principal Amount after giving effect to the distribution of principal on such Payment Date;

          (v) the Pool Scheduled Principal Balance, and of that amount the Group I Scheduled Principal Balance and the Group II Scheduled Principal Balance for such Payment Date;

          (vi) the Senior Enhancement Percentage for the Group I Certificates and the Group II Certificates, respectively;

          (vii)   the Pool Factor;

          (viii) the number and aggregate principal balances of Loans, identifying separately the Group I Loans and the Group II Loans, delinquent
     (a) 30-59 days, (b) 60-89 days and (c) 90 or more days;

          (ix) the Average Sixty-Day Delinquency Ratio Test for the Group I Loans and for the Group II Loans (as set forth in Exhibit M hereto);

          (x) the Cumulative Realized Losses Test for the Group I Loans and for the Group II Loans (as set forth in Exhibit M hereto);

          (xi) the aggregate principal balance of any Defaulted Loans (including Loans in foreclosure and REO) and the number of Liquidated Loans, identifying such Loans (including those which are Group I Loans and those which are Group II Loans), their aggregate unpaid principal balance (separately identifying the unpaid principal balance of all REO), and the Net Liquidation Loss on such Loans;

          (xii) the Pre-Funded Group I Amount and the Pre-Funded Group II Amount for such Payment Date; and

          (xiii)  the Target Overcollateralization Amount and
     Overcollateralization Amount for the Group I Certificates and for the Group II Certificates, after giving effect to distributions of principal on such Payment Date.

     The Trustee and the Servicer shall, if any Certificateholder or any Underwriter inquires by telephone, provide the information contained in the most recent Monthly Report.

                                      6-2

     In the case of information furnished pursuant to clauses (i) through (iv) above, the amounts shall be expressed as a dollar amount per Class A Certificate with a 1% Percentage Interest or $1,000 denomination.

     Within 75 days after the end of each calendar year, the Certificate Registrar shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Class A Certificate or a Class I-IO Certificate a statement containing the information with respect to interest accrued and principal paid on its Class A Certificates and Class I-IO Certificates during such calendar year. Such obligation of the Certificate Registrar shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Registrar pursuant to any requirements of the Code as from time to time in force.

     c. The Class I-M-1 and Class II-M-1 Certificateholders shall receive a copy of the information furnished to the related Class A Certificateholders and the following information:

          (i) the amount of the distribution to Holders of Class I-M-1 and Class II-M-1 Certificates allocable to interest, separately identifying any Unpaid Class I-M-1 Interest Shortfall or Unpaid Class II-M-1 Interest Shortfall included in such distribution and any remaining Unpaid Class I-M-1 Interest Shortfall or Unpaid Class II-M-1 Interest Shortfall after giving effect to such distribution;

          (ii) the amount of the distribution to Holders of Class I-M-1 and Class II-M-1 Certificates allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein;

          (iii) the amount, if any, by which the Class I-M-1 Formula Principal Distribution Amount and Class II-M-1 Formula Principal Distribution Amount exceeds the Principal Distribution Amount for the Class I-M-1 and Class II-M-1 Certificates, respectively, on such Payment Date;

          (iv) the Class I-M-1 Principal Balance and the Class II-M-1 Principal Balance after giving effect to the distribution of principal on such Payment Date;

          (v) the Unpaid Class I-M-1 Liquidation Loss Interest Shortfall and Unpaid Class II-M-1 Liquidation Loss Interest Shortfall after giving effect to distributions on such Payment Date; and

          (vi)   the information set forth in clauses (v) through (xiii) of
     Section 6.05(b).

     In the case of the information in clauses (i) through (v) above, the amounts shall be expressed as a dollar amount per Class I-M-1 and per Class II-M-1 Certificate with a 1% Percentage Interest or $1,000 denomination.

     Within 75 days after the end of each calendar year, the Certificate Registrar shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Class I-M-1 or Class II-M-1 Certificate a statement containing the applicable distribution information provided pursuant to this Section aggregated for such calendar year or applicable

                                      6-3
portion thereof during which such Person was the Holder of a Class I-M-1 or Class II-M-1 Certificate. Such obligation of the Certificate Registrar shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Registrar pursuant to any requirements of the Code as from time to time in force.

     d. The Class I-M-2 and Class II-M-2 Certificateholders shall receive a copy of the information forwarded to the Holders of the related Class A and Class I-M-1 and Class II-M-1 Certificates, respectively, and the following information:

          (i) the amount of the distribution to Holders of Class I-M-2 and Class II-M-2 Certificates allocable to interest, separately identifying any Unpaid Class I-M-2 Interest Shortfall or Unpaid Class II-M-2 Interest Shortfall included in such distribution and any remaining Unpaid Class I-M-2 Interest Shortfall or Unpaid Class II-M-2 Interest Shortfall after giving effect to such distribution;

          (ii) the amount of the distribution to Holders of Class I-M-2 and Class II-M-2 Certificates allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein;

          (iii) the amount, if any, by which the Class I-M-2 Formula Principal Distribution Amount and the Class II-M-2 Formula Principal Distribution Amount exceeds the Principal Distribution Amount for the Class I-M-2 and Class II-M-2 Certificates, respectively, on such Payment Date;

          (iv) the Class I-M-2 Principal Balance and the Class II-M-2 Principal Balance after giving effect to the distribution of principal on such Payment Date;

          (v) the Unpaid Class I-M-2 Liquidation Loss Interest Shortfall and Unpaid Class II-M-2 Liquidation Loss Interest Shortfall after giving effect to distributions on such Payment Date; and

          (vi)   the information set forth in clauses (v) through (xiii) of
     Section 6.05(b).

     In the case of the information in clauses (i) through (v) above, the amounts shall be expressed as a dollar amount per Class I-M-2 and per Class II-M-2 Certificate with a 1% Percentage Interest or $1,000 denomination.

     Within 75 days after the end of each calendar year, the Certificate Registrar shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Class I-M-2 or Class II-M-2 Certificate a statement containing the applicable distribution information provided pursuant to this Section aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class I-M-2 or Class II-M-2 Certificate. Such obligation of the Certificate Registrar shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Registrar pursuant to any requirements of the Code as from time to time in force.

                                      6-4

     e. The Class I-B-1 and Class II-B-1 Certificateholders shall receive a copy of the information forwarded to the Holders of the related Class A and Class M Certificates and the following information:

          (i) the amount of the distribution to Holders of Class I-B-1 and Class II-B-1 Certificates allocable to interest, separately identifying any Unpaid Class I-B-1 Interest Shortfall and Unpaid Class II-B-1 Interest Shortfall included in such distribution and any remaining Unpaid Class I-B-1 Interest Shortfall and Unpaid Class II-B-1 Interest Shortfall after giving effect to such distribution;

          (ii) the amount of the distribution to Holders of Class I-B-1 and Class II-B-1 Certificates allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein;

          (iii) the amount, if any, by which the Class I-B-1 Formula Principal Distribution Amount and Class II-B-1 Formula Principal Distribution Amount exceeds the Principal Distribution Amount for the Class I-B-1 and Class II-B-1 Certificates, respectively, on such Payment Date;

          (iv) the Class I-B-1 Principal Balance, and the Class II-B-1 Principal Balance, after giving effect to the distribution of principal on such Payment Date;

          (v) the Unpaid Class I-B-1 Liquidation Loss Interest Shortfall and Unpaid Class II-B-1 Liquidation Loss Interest Shortfall after giving effect to any distribution on such Payment Date; and

          (vi)   the information set forth in clauses (v) through (xiii) of
     Section 6.05(b).

     In the case of the information in clauses (i) through (v) above, the amounts shall be expressed as a dollar amount per Class I-B-1 or Class II-B-1 Certificate with a 1% Percentage Interest or $1,000 denomination.

     Within 75 days after the end of each calendar year, the Certificate Registrar shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Class I-B-1 or Class II-B-1 Certificate a statement containing the applicable distribution information provided pursuant to this Section aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class I-B-1 or Class II-B-1 Certificate. Such obligation of the Certificate Registrar shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Registrar pursuant to any requirements of the Code as from time to time in force.

     f. The Class B-2 Certificateholders shall receive a copy of the information forwarded to the Holders of the Class A, Class M and Class B-1 Certificates and the following information:

          (i) the amount of the distribution to Holders of Class B-2 Certificates allocable to interest, separately identifying any Unpaid Class B-2 Interest Shortfall

                                      6-5
     included in such distribution and any remaining Unpaid Class B-2 Interest Shortfall after giving effect to such distribution;

          (ii) the amount of the distribution to Holders of Class B-2 Certificates allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein;

          (iii) the amount, if any, by which the Class B-2 Formula Principal Distribution Amount exceeds the Principal Distribution Amount for the Class B-2 Certificates on such Payment Date and any Class B-2 Holdback on such Payment Date;

          (iv) the Class I-B-2 Principal Balance after giving effect to distributions of principal on such Payment Date; and

          (v)    the information set forth in clauses (v) through (xiii) of
     Section 6.05(b).

     In the case of the information in clauses (i) through (iv) above, the amounts shall be expressed as a dollar amount per Class I-B-2 and Class B-2 Certificate with a 1% Percentage Interest or $1,000 denomination.

     Within 75 days after the end of each calendar year, the Certificate Registrar shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Class I-B-2 or Class B-2 Certificate a statement containing the applicable distribution information provided pursuant to this Section aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class I-B-2 or Class B-2 Certificate. Such obligation of the Certificate Registrar shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Registrar pursuant to any requirements of the Code as from time to time in force.

     g. On each Payment Date, the Trustee shall forward or cause to be forwarded by mail to each Holder of a Class B-3I Certificate a copy of the Monthly Report forwarded to the Holders of the Class A, M and Class B Certificates on such Payment Date. The Servicer shall also furnish to the Trustee, which shall forward such report to the Class B-3I Certificateholders as part of the Monthly Report, the following information:

          (i)    the Class B-3I Distribution Amount for such Payment Date; and

          (ii) the amount distributed to the Class B-3I Certificateholder on such Payment Date.

     h. Copies of all reports and statements provided to the Trustee for the Certificateholders shall also be provided to the Rating Agencies and the Class C Certificateholders.

     SECTION 6.06. Payment of Taxes. The Servicer shall be responsible for and agrees to prepare, make and timely file all federal, state, local or other tax returns, information statements and other returns and documents of every kind and nature whatsoever required to be made or filed by or on behalf of the Trust pursuant to the Code and other applicable tax laws and

                                      6-6
regulations. Each such return, statement and document shall, to the extent required by the Code or other applicable law and at the request of the Servicer, be signed on behalf of the Trust by the Trustee. The Trustee shall have no responsibility whatsoever for the accuracy or completeness of any such return, statement or document. The Servicer agrees to indemnify the Trustee and hold it harmless for, from, against and in respect to any and all liability, loss, damage and expense which may be incurred by the Trustee based upon or as a result of the Trustee's execution of any and all such tax returns, statements and documents. The Servicer, if and for so long as it is the Holder of the Class C Master Certificate, shall be designated the "tax matters person" on behalf of the Trust in the same manner as a partnership may designate a "tax matters partner," as such term is defined in Section 6231(a)(7) of the Code. To the extent permitted by the REMIC Provisions, any subsequent holder of the Class C Master Certificate, by acceptance thereof, irrevocably designates and appoints the Servicer as its agent to perform the responsibilities of the "tax matters person" on behalf of the Trust if, and during such time as, the Servicer is not the holder of the Class C Master Certificate. The Servicer may, at its expense if the Originator or a subsidiary or affiliate of the Originator is the Servicer, or subject to reimbursement under Section 5.08 and 8.04(a)(3) if a successor Servicer, retain such outside assistance as it deems necessary in the performance of its obligations under this paragraph. The Servicer shall provide to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the REMICs.

     Each of the Holders of the Certificates or Class C Certificates, by acceptance thereof, agrees to file tax returns consistent with and in accordance with any elections, decisions or other reports made or filed with regard to federal, state or local taxes on behalf of the Trust. The Servicer, as tax matters person or as agent for the tax matters person, shall represent the Trust in connection with all examinations of the Trust's affairs by tax authorities, including resulting administrative and judicial proceedings. Each of the Holders of the Certificates and Class C Certificates, by acceptance thereof, agrees to cooperate with the Servicer in such matters and to do or refrain from doing any or all things reasonably required by the Servicer to conduct such proceedings, provided that no such action shall be required by the Servicer of any Certificateholder that would entail unnecessary or unreasonable expenses for such Certificateholder in the performance of such action.

     The Class C Master Certificateholder, Class C Intermediate Certificateholder, Class C Subsidiary A Certificateholder and Class C Subsidiary B Certificateholder shall pay, on behalf of the Trust, any foreign, federal, state or local income, property, excise, sales, receipts or any other similar or related taxes or charges which may be imposed upon the Master REMIC, Intermediate REMIC, Subsidiary A REMIC or Subsidiary B REMIC, respectively, or otherwise and shall, to the extent provided in Section 10.06, be entitled to be reimbursed out of the Certificate Account or, if such tax or charge results from a failure by the Trustee, the Originator or any Servicer to comply with the provisions of Section 2.05 or 3.07, or a failure by any Servicer to comply with the provisions of this Section 6.06, the Trustee, the Originator or such Servicer, as the case may be, shall indemnify the Class C Certificateholders for the payment of any such tax or charge. The Trustee shall be entitled to withhold from amounts otherwise distributable to the Class C Certificateholders any taxes or charges payable by the Class C Certificateholders hereunder.

     In the event a Class C Certificate is transferred to a "disqualified organization," within the meaning of Section 860E(e)(5) of the Code, pursuant to
Section 860D(a)(6)(B) of the Code the

                                      6-7

Originator shall provide to the Internal Revenue Service and the persons specified in Sections 860(E)(e)(5) and (6) of the Code all information necessary for the application of Section 860E(e) and any other applicable provision of the Code with respect to the transfer of the Class C Certificate to such disqualified organization including, without limitation, a computation showing the present value of the total anticipated excess inclusions with respect to such Class C Certificate for periods after the transfer as defined in the REMIC Provisions. In addition, to the extent required by the REMIC Provisions, the Originator shall, upon the written request of persons designated in Section 860E(e)(5) of the Code, furnish to such requesting party and the Internal Revenue Service information sufficient to compute the present value of anticipated excess inclusions within 60 days of the receipt of such written request.

                                      6-8

                                 ARTICLE VII.
                               SERVICE TRANSFER
                               ----------------

     SECTION 7.01. Events of Termination. "Event of Termination" means the occurrence of any of the following:

     a. Any failure by the Servicer to make any payment or deposit required to be made hereunder (including an Advance) and the continuance of such failure for a period of four Business Days;

     b. Failure on the Servicer's part to observe or perform in any material respect any covenant or agreement in this Agreement (other than a covenant or agreement which is elsewhere in this Section specifically dealt with) which continues unremedied for 30 days;

     c. Any assignment or delegation by the Servicer of its duties or rights hereunder except as specifically permitted hereunder, or any attempt to make such an assignment or delegation;

     d. A court having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Servicer, as the case may be, or for any substantial liquidation of its affairs;

     e. The Servicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing;

     f.   The failure of the Servicer to be an Eligible Servicer; or

     g. If Conseco Finance Corp. is the Servicer, the servicing rights of Conseco Finance Corp. under its master seller-servicer agreement with GNMA are terminated by GNMA.

     SECTION 7.02. Transfer. If an Event of Termination has occurred and is continuing, either the Trustee or Certificateholders, in the aggregate, representing 25% or more of the Aggregate Certificate Principal Balance, by notice in writing to the Servicer (and to the Trustee if given by the Certificateholders) may terminate all (but not less than all) of the Servicer's management, administrative, servicing and collection functions (such termination being herein called a "Service Transfer"). On receipt of such notice (or, if later, on a date designated therein), all authority and power of the Servicer under this Agreement, whether with respect to the Loans, the Loan Files or otherwise (except with respect to the Certificate Account, the transfer of which shall be governed by Section 7.06), shall pass to and be vested in the Trustee pursuant to and under this Section 7.02; and, without limitation, the Trustee is authorized

                                      7-1
and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. The Trustee shall cause all assignments of mortgages, deeds of trust or security deeds securing the Loans to be duly recorded. Each of the Originator and the Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Certificate Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Loans. The Servicer shall transfer to the new servicer (i) the Servicer's records relating to the Loans in such electronic form as the new servicer may reasonably request and (ii) any Loan Files in the Servicer's possession.

     SECTION 7.03. Trustee to Act; Appointment of Successor. On and after the time the Servicer receives a notice of termination pursuant to Section 7.02, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and the Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Service Transfer; provided, however, that (i) the Trustee will not assume any obligations of the Originator pursuant to Section 3.06, and
(ii) the Trustee shall not be liable for any acts or omissions of the Servicer occurring prior to such Service Transfer or for any breach by the Servicer of any of its obligations contained herein or in any related document or agreement. As compensation therefor, the Trustee shall be entitled to receive reasonable compensation out of the Monthly Servicing Fee. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; provided, however, that no such monthly compensation shall, without the written consent of 100% of the Certificateholders, exceed the Monthly Servicing Fee. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     SECTION 7.04.  Notification to Certificateholders.

     a. Promptly following the occurrence of any Event of Termination, the Servicer shall give written notice thereof to the Trustee, to each of the Rating Agencies and to the Certificateholders at their respective addresses appearing on the Certificate Register.

     b. Within 10 days following any termination or appointment of a successor to the Servicer pursuant to this Article VII, the Trustee shall give written notice thereof to each of the Rating Agencies, and to the Certificateholders at their respective addresses appearing on the Certificate Register.

                                      7-2

     SECTION 7.05.  Effect of Transfer.

     a. After the Service Transfer, the Trustee or new Servicer shall notify Obligors to make payments directly to the new Servicer that are due under the Loans after the effective date of the Service Transfer.

     b. After the Service Transfer, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Loans and the new Servicer shall have all of such obligations, except that the replaced Servicer will transmit or cause to be transmitted directly to the new Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the new Servicer to collect them) received as payments upon or otherwise in connection with the Loans.

     c. A Service Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer and the Originator pursuant to Article X and Sections 3.07, 11.06 and 11.12(f)) other than those relating to the management, administration, servicing or collection of the Loans after the Service Transfer.

     SECTION 7.06. Transfer of Certificate Account. Notwithstanding the provisions of Section 7.02, if the Certificate Account shall be maintained with the Servicer and an Event of Termination shall occur and be continuing, the Servicer shall, after five days' written notice from the Trustee, or in any event within ten days after the occurrence of the Event of Termination, establish a new account or accounts in trust for the Certificateholders conforming with the requirements of this Agreement at the corporate trust department of the Trustee or with an institution other than the Servicer and promptly cause the Trustee to transfer all funds in the Certificate Account to such new account, which shall thereafter be deemed the Certificate Account for the purposes hereof.

                                      7-3

                                 ARTICLE VIII.
                                   PAYMENTS
                                   --------

     SECTION 8.01.  Monthly Payments.

     a. Subject to the terms of this Article VIII, each Holder of a Certificate or Class C Certificate as of a Record Date shall be paid on the next succeeding Payment Date by check mailed to such Certificateholder at the address for such Certificateholder appearing on the Certificate Register (or, if such Certificateholder holds Certificates of a Class with an aggregate Percentage Interest of at least 5% of such Class and so requests, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Payment
Date), the sum equal to such Certificateholder's Percentage Interest of the Distribution Amount for its Class. Final payment of any Certificate or Class C Certificate shall be made only upon presentation and surrender of such Certificate or Class C Certificate at the office or agency of the Paying Agent.

     b. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Book-Entry Certificates. Neither the Trustee, the Certificate Registrar, the Seller nor the Originator shall have any responsibility therefor except as otherwise provided by applicable law. To the extent applicable and not contrary to the rules of the Depository, the Trustee shall comply with the provisions of the form of the Certificates, as set forth in Exhibits A through C hereto, and the Class C Certificates as set forth in Exhibit I hereto.

     c. The Trustee shall either act as the paying agent or appoint an Eligible Institution to be the paying agent (in either such case, the "Paying Agent") to make the payments to the Certificateholders required hereunder. The Trustee's corporate trust operations department, with an office at 180 East Fifth Street, Third Floor, St. Paul, Minnesota 55101, Attention: Tamara Schultz-Fugh, shall initially act as Paying Agent. The Trustee shall require the Paying Agent (if other than the Trustee) to agree in writing that all amounts held by the Paying Agent for payment hereunder will be held in trust for the benefit of the Certificateholders and that it will notify the Trustee of any failure by the Servicer to make funds available to the Paying Agent for the payment of amounts due on the Certificates and the Class C Certificates.

     SECTION 8.02.  Advances.

     a. Not later than one Business Day following the Determination Date, the Servicer shall advance all Delinquent Payments, including insurance and taxes due, for the immediately preceding Due Period by depositing the aggregate amount of such Delinquent Payments with respect to any Loan in the Certificate Account; provided, however, that the Servicer shall be obligated to advance Delinquent Payments only to the extent that the Servicer, in its sole discretion, expects to be able to recover such Advances from funds subsequently collected with

                                      8-1
respect to such Loan. If the Servicer fails to advance all Delinquent Payments required under this Section 8.02, the Trustee shall be obligated to advance such Delinquent Payments pursuant to Section 11.15.

     b. The Servicer shall be entitled to reimbursement of an Advance from payments on the related Loan in accordance with Section 8.04(a).

     SECTION 8.03.  Reserved.

     SECTION 8.04.  Permitted Withdrawals from the Certificate Account; Payments

     a. The Trustee shall, from time to time as provided herein, make withdrawals from the Certificate Account of amounts deposited in said account pursuant to Section 5.05 that are attributable to the Loans for the following purposes:

          1. to make payments in the amounts and in the manner provided for in Sections 8.04(b) through 8.04(e);

          2. to pay to the Originator with respect to each Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 3.06, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Scheduled Principal Balance or Repurchase Price is determined;

          3.   to reimburse the Servicer for Advances made as provided in
     Section 8.02(a) and amounts described in Sections 5.06(g) and 5.08 and to reimburse the Trustee for Trustee Advances made as provided in Section
     11.15 and payments described in Section 11.16, in each case from funds collected in respect of the related Loan;

          4. to withdraw any amount deposited in the Certificate Account that was not required to be deposited therein; or

          5. to make any rebates or adjustments deemed necessary by the Servicer pursuant to Section 5.06(d).

     Since, in connection with withdrawals pursuant to clause (3), the Servicer's entitlement thereto is limited to collections or other recoveries on the related Loan, the Servicer shall keep and maintain separate accounting, on a Loan by Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to such clause.

     b. On each Payment Date, the Trustee shall apply the Group I Amount Available for such Payment Date, plus any amount withdrawn from the Capitalized Interest Account (in respect of the Group I Certificates) and the Pre-Funding Group I Subaccount, and deposited in the Certificate Account on that Payment Date, and any amount described in Section 8.04(c)(13), to make payment in the following order of priority, subject to Section 8.04(e) and the last two sentences of this Section:

                                      8-2

          1. if neither Conseco Finance Corp. nor a wholly owned subsidiary of the Originator is the Servicer, to the Servicer, the Monthly Servicing Fee, and any other compensation owed to the Servicer pursuant to Section 7.03, with respect to the Group I-A and Group I-B Loans from the Group I-A Amount Available and Group I-B Amount Available, respectively;

          2.  to the Class I-A and Class I-IO Certificateholders:

              (i) the amount in clause (a)(1) of the definition of Class A and IO Formula Interest Distribution Amount to the Class I-A-1A Certificateholders; the amount in clause (a)(2) to the Class I-A-1 Certificateholders; the amount in clause (a)(3), to the Class I-A-2 Certificateholders; the amount in clause (a)(4), to the Class I-A-3 Certificateholders; the amount in clause (a)(5), to the Class I-A-4 Certificateholders; the amount in clause (a)(6) to the Class I-A-5 Certificateholders; and the amount in clause (a)(11) to the Class I-IO Certificateholders; or, if such remaining Group I Amount Available is less than the amount necessary to pay all such amounts, to each Class of Class I-A and Class I-IO Certificates pro rata in accordance with its respective entitlement to interest; and

              (ii) to each Class of Class I-A and Class I-IO Certificates the amount, if any, of the Unpaid Class A and IO Interest Shortfall of such Class or, if such remaining Group I Amount Available is less than the amount necessary to pay all Unpaid Class A and IO Interest Shortfalls of each such Class, pro rata to each such Class of Class I-A and Class I-IO Certificates based on the Unpaid Class A and IO Interest Shortfall of each such Class;

          3. to the Class I-M-1 Certificateholders, the Class I-M-1 Formula Interest Distribution Amount;

          4. to the Class I-M-2 Certificateholders, the Class I-M-2 Formula Interest Distribution Amount;

          5. to the Class I-B-1 Certificateholders, the Class I-B-1 Formula Interest Distribution Amount;

          6. (i) from the remaining Group I-A Amount Available, first to the Class I-A-1A Certificateholders, the Class I-A-1A Formula Principal Distribution Amount; then to the Class I-A(B) Certificateholders for distribution in accordance with clause (ii), below, the amount by which the Class I-A(B) Formula Principal Distribution Amount exceeds the Group I-B Amount Available remaining after distributions pursuant to clauses (1) through (5), above;

              (ii) from the remaining Group I-B Amount Available, first to the Class I-A(B) Formula Principal Distribution Amount to the Class I-A(B) Certificateholders, sequentially, until their respective Class Principal Balance is reduced to zero; then to the Class I-A-1A Certificateholders for distribution in


                                      8-3
          accordance with clause 6(i) above, the amount by which the Class I-A-1A Formula Principal Distribution Amount exceeds the Group I-A Amount Available remaining after distributions pursuant to clauses (1) through (5), above;

          7. to the Class I-M-1 Certificateholders, the Class I-M-1 Formula Principal Distribution Amount;

          8. to the Class I-M-2 Certificateholders, the Class I-M-2 Formula Principal Distribution Amount;

          9. to the Class I-B-1 Certificateholders, the Class I-B-1 Formula Principal Distribution Amount;

          10.  to the Class I-M-1 Certificateholders:

               (i)  any Class I-M-1 Liquidation Loss Interest Amount; and

               (ii) any Unpaid Class I-M-1 Liquidation Loss Interest Shortfall;

          11.  to the Class I-M-2 Certificateholders:

               (i)  any Class I-M-2 Liquidation Loss Interest Amount; and

               (ii) any Unpaid Class I-M-2 Liquidation Loss Interest Shortfall;

          12.  to the Class I-B-1 Certificateholders:

               (i)  any Class I-B-1 Liquidation Loss Interest Amount; and

               (ii) any Unpaid Class I-B-1 Liquidation Loss Interest Shortfall;

          13. if the Group II Amount Available for such Payment Date is not sufficient to pay the amounts provided for in clauses (1) through (12) of
     Section 8.04(c), the amount of such deficiency (or the remaining Group I Amount Available after payment of the amounts specified in clauses (1) through (12) of this Section 8.04(b), if less) from the remaining Group I-A Amount Available and remaining Group I-B Amount Available, pro rata, for application in the order of priority described in Section 8.04(c)(1) through (12).

Distributions under clauses (2) and (6), above, shall be made to the Class I-A-1A Certificateholders from the Group I-A Amount Available and to the Class I-A(B) Certificateholders from the Group I-B Amount Available, with any excess in either Amount Available applied to any shortfall in the other. Distributions under each of clauses (3) through (5) and (7) through (12), above, shall be made first from the remaining Group I-B Amount Available. If the remaining Group I-B Amount Available is not sufficient, any remaining Group I-A Amount Available shall be applied to the shortfall.


                                      8-4

     c. On each Payment Date, the Trustee shall apply the Group II Amount Available for such Payment Date, plus any amount withdrawn from the Capitalized Interest Account (in respect of the Group II Certificates) and the Pre-Funding Group Subaccount, and deposited in the Certificate Account on that Payment Date, and any amount described in Section 8.04(b)(13), to make payment in the following order of priority, subject to Section 8.04(e):

         1. if neither Conseco Finance Corp. nor a wholly owned subsidiary of the Originator is the Servicer, to the Servicer, the Monthly Servicing Fee, and any other compensation owed to the Servicer pursuant to Section 7.03, with respect to the Group II Loans;

         2.  to the Class II-A Certificateholders:

             (i) the amount in clause (a)(7) of the definition of Class A and IO Formula Interest Distribution Amount to the Class II-A-1A Certificateholders; the amount in clause (a)(8), to the Class II-A-1 Certificateholders; the amount in clause (a)(9), to the Class II-A-2 Certificateholders; and the amount in clause (a)(10), to the Class II-A-3 Certificateholders; or, if such remaining Group II Amount Available is less than the amount necessary to pay all such amounts, to each Class of Class II-A Certificates pro rata in accordance with its respective entitlement to interest; and

             (ii) to each Class of Class II-A Certificates the amount, if any, of the Unpaid Class A and IO Interest Shortfall of such Class or, if such remaining Group II Amount Available is less than the amount necessary to pay all Unpaid Class A and IO Interest Shortfalls of each such Class, pro rata to each Class of Class II-A Certificates based on the Unpaid Class A and IO Interest Shortfall of each such Class;

          3. to the Class II-M-1 Certificateholders, the Class II-M-1 Formula Interest Distribution Amount;

          4. to the Class II-M-2 Certificateholders, the Class II-M-2 Formula Interest Distribution Amount;

          5. to the Class II-B-1 Certificateholders, the Class II-B-1 Formula Interest Distribution Amount;

          6. to the Class II-A Certificateholders, the Group II Class A Formula Principal Distribution Amount:

              (i) if the remaining Group II Amount Available equals or exceeds the Group II Class A Formula Principal Distribution Amount, to the Class II-A-1A Certificateholders the lesser of (x) the Class II-A-1A Principal Balance and (y) the product of the Group II Class A Formula Principal Distribution Amount and a fraction, the numerator of which is an amount equal to that portion of the Group II Formula Principal Distribution Amount calculated in respect of the Group II-A Loans and the denominator of which is the Group II Formula Principal


                                      8-5

          Distribution Amount; and to the Class II-A-1, Class II-A-2 and Class II-A-3 Certificateholders, the lesser of (x) the aggregate Class Principal Balance of such Certificates and (y) the product of the Group II Class A Formula Principal Distribution Amount and a fraction, the numerator of which is an amount equal to that portion of the Group II Formula Principal Distribution Amount calculated in respect of the Group II-B Loans and the denominator of which is the Group II Formula Principal Distribution Amount; and

               (ii) if the remaining Group II Amount Available is less than the Group II Class A Formula Principal Distribution Amount, to each Class of Class II-A Certificateholders pro rata in accordance with its respective entitlement; and

               (iii) among the Class II-A-1, Class II-A-2, and Class II-A-3 Certificateholders, first to the Class II-A-1 Certificateholders, but in no event more than the Class II-A-1 Principal Balance; then to the Class II-A-2 Certificateholders, but in no event more than the Class II-A-2 Principal Balance; and then to the Class II-A-3 Certificateholders, but in no event more than the Class II-A-3 Principal Balance;

          7. to the Class II-M-1 Certificateholders, the Class II-M-1 Formula Principal Distribution Amount;

          8. to the Class II-M-2 Certificateholders, the Class II-M-2 Formula Principal Distribution Amount;

          9. to the Class II-B-1 Certificateholders, the Class II-B-1 Formula Principal Distribution Amount;

          10. to the Class II-M-1 Certificateholders:

              (i)  any Class II-M-1 Liquidation Loss Interest Amount; and

              (ii) any Unpaid Class II-M-1 Liquidation Loss Interest Shortfall;

          11. to the Class II-M-2 Certificateholders:

              (i)  any Class II-M-2 Liquidation Loss Interest Amount; and

              (ii) any Unpaid Class II-M-2 Liquidation Loss Interest Shortfall;

          12. to the Class II-B-1 Certificateholders:

              (i)  any Class II-B-1 Liquidation Loss Interest Amount; and

              (ii) any Unpaid Class II-B-1 Liquidation Loss Interest Shortfall.

          13. if the Group I Amount Available for such Payment Date is not sufficient to pay the amounts provided for in clauses (1) through (12) of
     Section 8.04(b), the


                                      8-6
     amount of such deficiency (or the remaining Group II Amount Available after payment of the amounts specified in clauses (1) through (12) of this
     Section 8.04(c), if less) for application in the order of priority described in Sections 8.04(b)(1) through (12).

     d. On each Payment Date, the Trustee shall apply the Remaining Amount Available (pro rata from the remaining Group I-A Amount Available, Group I-B Amount Available and Group II Amount Available):

         1.  to the Class B-2 Certificateholders,

             (i)  the Class B-2 Formula Interest Distribution Amount; and

             (ii) the Class B-2 Formula Principal Distribution Amount less the Class B-2 Holdback;

         2. to the Group I and Group II Certificateholders the Class B-2 Holdback, payable to the Group I Certificateholders and the Group II Certificateholders in a manner consistent with the priorities for the payment of principal described above in Sections 8.04(b) and 8.04(c) (as clarified in Section 8.04(f));

         3. if Conseco Finance Corp. or a wholly owned subsidiary of Conseco Finance Corp. is the Servicer, to the Servicer the Monthly Servicing Fee with respect to the Loans;

         4. on and after the third Payment Date, to the Group I Certificateholders and the Group II Certificateholders the amount, if any, by which their respective Overcollateralization Amount is less than their respective Target Overcollateralization Amount (pro rata based on their respective entitlements), payable to the Group I Certificateholders and the Group II Certificateholders in a manner consistent with the priorities for the payment of principal described above in Sections 8.04(b) and 8.04(c) (as clarified in Section 8.04(f));

         5. to the Servicer or the Trustee, as applicable, in reimbursement for any unreimbursed Advance made with respect to a Loan in respect of current or prior Payment Dates to the extent determined by it to be not recoverable from payments on the related Loan;

         6. to the Class B-3I Certificateholders, the Class B-3I Distribution Amount;

         7. to reimburse the Class C Certificateholders for expenses incurred by and reimbursable to them pursuant to Section 10.06; and

         8.  to the Class C Master Certificateholder.

     e. Notwithstanding the priorities set forth above, any Pre-Funded Group I Amount or Pre-Funded Group II Amount deposited in the Certificate Account shall be applied solely to pay principal of the Class I-A-1 Certificates, Class II-A-1A or Class II-A-1 Certificates,


                                      8-7
respectively; and any amount withdrawn from the Capitalized Interest Account and deposited in the Certificate Account shall be applied solely as described in
Section 8.07.

     f. Payment "in a manner consistent with the priorities for the payment of principal described above in Sections 8.04(b) and 8.04(c)" means that any remaining Group I Amount Available is paid to the Class I-A-1A, Class I-A(B), Class I-M-1, Class I-M-2 and Class I-B-1 Certificateholders, and any remaining Group II Amount Available shall be paid to the Class II-A, Class II-M-1, Class II-M-2, and Class II-B-1 Certificateholders, pro rata based on the distributions paid to them on that Payment Date under Sections 8.04(b) and 8.04(c). No Class shall receive more than its respective Class Principal Balance, with any excess by virtue of this limitation payable to the remaining Classes pro rata based on their aggregate entitlement to payment under this Section 8.04.

     SECTION 8.05. Reassignment of Repurchased and Replaced Loans. Upon receipt by the Trust, by deposit in the Certificate Account, of the Repurchase Price under Section 3.06(a), or upon receipt by the Trust of an Eligible Substitute Loan under Section 2.06 or Section 3.06(b) and receipt by the Trust, by deposit in the Certificate Account, of any additional amount under Section 3.06(b)(v), and upon receipt of a certificate of a Servicing Officer in the form attached hereto as Exhibit J-1 or J-2, as applicable, the Trustee shall convey and assign to the Originator all of the Certificateholders' right, title and interest in the repurchased Loan or Replaced Loan without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Trustee. Upon such deposit of the Repurchase Price or receipt of such Eligible Substitute Loan and related deposit of any additional amount under Section 3.06(b)(v), the Servicer shall be deemed to have released any claims to such Loan as a result of Advances with respect to such Loan.

     SECTION 8.06.  Class C Master Certificateholder's Purchase Option.

     a. The Class C Master Certificateholder shall, subject to subsection (a)(3) and subsection (b) hereof, have the option to purchase all of the Group I Loans, and all property acquired in respect of any such Loan remaining in the Trust, and all of the Group II Loans, and all property acquired in respect of any such Loan remaining in the Trust, at a price (such price being referred to as the "Minimum Purchase Price") equal to:

        1.  With respect to the Group I Loans, the greater of:

            (i) the sum of (x) 100% of the principal balance of each Group I Loan (other than any Loan as to which title to the underlying property has been acquired and whose fair market value is included pursuant to clause
     (y) below), together with accrued and unpaid interest on each such Loan at a rate per annum equal to the Weighted Average Pass-Through Rate for the Group I Certificates, plus (y) the fair market value of such related acquired property (as reasonably determined by the Servicer as of the close of business on the third Business Day preceding the date of such purchase), and

            (ii) the Class Principal Balance of the Group I Certificates, as of the date of such purchase (less any amounts on deposit in the Certificate Account on



                                      8-8
     such purchase date and representing payments of principal in respect of the Group I Loans) plus an amount necessary to pay interest in accordance with clauses (a)(1), (a)(2), (a)(3), (a)(4), (a)(5), (a)(6) and (b) of the
     definition of Class A and IO Formula Interest Distribution Amount and the Class I-M-1 Formula Interest Distribution Amount, the Class I-M-1 Formula Liquidation Loss Interest Distribution Amount, the Class I-M-2 Formula Interest Distribution Amount, the Class I-M-2 Formula Liquidation Loss Interest Distribution Amount, the Class I-B-1 Formula Interest Distribution Amount, and the Class I-B-1 Formula Liquidation Loss Interest Distribution Amount on the first Payment Date occurring on or after such purchase date (less any amounts on deposit in the Certificate Account on such purchase date and representing payments of interest in respect of the Group I Loans at a rate per annum equal to the Weighted Average Pass-Through Rate for the Group I Certificates).

          2.  With respect to the Group II Loans, the greater of:

              (i) the sum of (x) 100% of the principal balance of each Group II Loan (other than any Loan as to which title to the underlying property has been acquired and whose fair market value is included pursuant to clause
     (y) below), together with accrued and unpaid interest on each such Loan at a rate per annum equal to the Weighted Average Pass-Through Rate for the Group II Certificates, plus (y) the fair market value of such related acquired property (as reasonably determined by the Servicer as of the close of business on the third Business Day preceding the date of such purchase), and

              (ii) the Class Principal Balance of the Group II Certificates and the Class B-2 Certificates, as of the date of such purchase (less any amounts on deposit in the Certificate Account on such purchase date and representing payments of principal in respect of the Group II Loans) plus an amount necessary to pay interest in accordance with clauses (a)(7),
     (a)(8), (a)(9), (a)(10) and (b) of the definition of Class A and IO Formula Interest Distribution Amount and the Class II-M-1 Formula Interest Distribution Amount, the Class II-M-1 Formula Liquidation Loss Interest Distribution Amount, the Class II-M-2 Formula Interest Distribution Amount, the Class II-M-2 Formula Liquidation Loss Interest Distribution Amount, the Class II-B-1 Formula Interest Distribution Amount, the Class II-B-1 Formula Liquidation Loss Interest Distribution Amount and the Class B-2 Formula Interest Distribution Amount on the first Payment Date occurring on or after such purchase date (less any amounts on deposit in the Certificate Account on such purchase date and representing payments of interest in respect of the Group II Loans at a rate per annum equal to the Weighted Average Pass-Through Rate of the Group II Certificates).


                                      8-9

          3. If the option to purchase the Loans is then held by the Class C Certificateholder, the Minimum Purchase Price on a Payment Date on which all Loans will be purchased and all Certificates paid shall not exceed the sum of (x) the amounts described in clauses 1(ii) and 2(ii) of this Section
     8.06 plus (y) if the Class C Certificateholder is not the Class B-3I Certificateholder, the Class B-3I Distribution Amount for such Payment Date (otherwise zero).

     b. The purchase by the Class C Master Certificateholder of all of the Group I or Group II Loans pursuant to this Section 8.06 shall be conditioned upon:

         (i) the Group I or Group II Scheduled Principal Balance, as applicable, at the time of any such purchase aggregating not more than 10% of the respective Group I or Group II Scheduled Principal Balance as of the Cut-off Date,

         (ii) such purchase being made pursuant to a plan of complete liquidation of one of the Subsidiary REMICs or all of the REMICs (not previously liquidated) in accordance with Section 860F of the Code, as provided in Section 12.04, and

         (iii) the Class C Master Certificateholder having provided the Trustee, the Servicer and the Depository (if any) with at least 30 days' and not more than 60 days' written notice specifying the purchase date and setting forth its calculation of the purchase price.

     The Trustee shall acknowledge in writing its receipt of notice given under
Section 8.06(b)(iii). On the purchase date specified in its notice, the Class C Master Certificateholder shall deliver the purchase price to the Trustee, in immediately available funds, the Trustee shall deposit the purchase price in the Certificate Account for distribution in accordance with Section 12.04, and the Trustee shall release to the Class C Master Certificateholder the Loan Files for all the purchased Group I Loans and purchased Group II Loans (together with payments in respect of principal and interest on the purchased Loans received after the related purchase date). The Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

     c.  The Class C Master Certificateholder may assign its rights under this
Section 8.06, separately from its other rights as Holder of the Class C Master Certificate, by giving written notice of such assignment to the Trustee. Following the Trustee's receipt of such notice of assignment, the Trustee shall recognize only such assignee (or its assignee in turn) as the Person entitled to exercise the purchase options set forth in Section 8.06(a).

     d. The Servicer shall notify the Trustee and the Class C Master Certificateholder (whether or not the Class C Master Certificateholder has then assigned its rights under this Section 8.06 pursuant to subsection (c)) no later than two Business Days after the Determination Date relating to the first Due Period (for each of the Group I and Group II Loans) which includes the date on which the Group I or Group II Scheduled Principal Balance first becomes less than 10% of the respective Group I or Group II Scheduled Principal Balance as of the Cut-off Date, to the effect that the Group I or Group II Scheduled Principal Balance, as applicable, is then less than 10% of the related Group I or Group II Scheduled Principal Balance as of the Cut-Off Date.


                                     8-10

     e. On and after the Payment Date occurring in the month following the related Determination Date specified in subsection (d), if the Class C Master Certificateholder does not exercise its option to purchase the Group I Loans, the Class I-A-1A and Class I-A-5 Pass-Through Rate will each increase by .50% per annum and if the Class C Master Certificateholder does not exercise its option to purchase the Group II Loans, the Class II-A-1A and Class II-A-3 Pass-Through Rate will each increase by .50% per annum.

     SECTION 8.07.  Capitalized Interest Account.

     a. On or before the Closing Date, the Trustee shall establish the Capitalized Interest Account on behalf of the Trust, which must be an Eligible Account, and shall deposit therein $0 received from the Seller pursuant to
Section 2.02(m) in two subaccounts: $0 in the Group I subaccount and $0 in the Group II subaccount. The Capitalized Interest Account shall be entitled "Capitalized Interest Account, U.S. Bank Trust National Association as Trustee for the benefit of holders of Certificates for Home Equity and Home Improvement Loans, Series 2001-B." On the Payment Dates occurring in each of June 2001 and July 2001, if the Monthly Report for such Payment Date indicates that (i) the Group I Amount Available (after payment of the amount specified in clause (1) of Section 8.04(b), and including in the Group I Amount Available only payments in respect of interest on the Group I Loans) is not sufficient to pay the amounts set forth in clauses (a)(1), (a)(2), (a)(3), (a)(4), (a)(5), (a)(6) and (a)(11)
of the definition of Class A and IO Formula Interest Distribution Amount and the Class I-M-1, Class I-M-2 and Class I-B-1 Formula Interest Distribution Amounts or (ii) the Group II Amount Available (after payment of the amount specified in clause (1) of Section 8.04(c), and including in the Group II Amount Available only payments in respect of interest on the Group II Loans) is not sufficient to pay the amounts set forth in clauses (a)(7), (a)(8), (a)(9) and (a)(10) of the definition of Class A and IO Formula Interest Distribution Amount and the Class II-M-1, Class II-M-2 and Class II-B-1 Formula Interest Distribution Amounts, the Trustee shall withdraw the amount of such deficiency, or the amount of funds in the Group I subaccount or Group II subaccount, as applicable (net of any investment earnings thereon), if less, and shall deposit such funds in the Certificate Account for distribution on such Payment Date in order to pay such amount.

     b. The Capitalized Interest Account shall be part of the Trust but not part of the Master REMIC, Intermediate REMIC or Subsidiary REMICs. The Trustee on behalf of the Trust shall be the legal owner of the Capitalized Interest Account. The Seller shall be the beneficial owner of the Capitalized Interest Account, subject to the foregoing power of the Trustee to transfer amounts in the Capitalized Interest Account to the Certificate Account. Funds in the Capitalized Interest Account shall, at the direction of the Seller, be invested in Eligible Investments that mature no later than the Business Day prior to the next succeeding Payment Date. All net income and gain from such investments shall be distributed to the Seller on such Payment Date. All amounts earned on amounts on deposit in the Capitalized Interest Account shall be taxable to the Seller.

     c. Any funds remaining in the Capitalized Interest Account after the Payment Date in July 2001 shall be distributed to the Seller. After such date no further amounts shall be deposited in or withdrawn from the Capitalized Interest Account. Any losses on such investments shall be deposited in the Capitalized Interest Account by the Seller out of its own funds immediately as realized.

                                     8-11

     SECTION 8.08.  Pre-Funding Account.

     a. On or before the Closing Date, the Trustee shall establish the Pre-Funding Account on behalf of the Trust, which must be an Eligible Account, and shall deposit therein the amounts received from the Seller pursuant to Section 2.02(l). The Pre-Funding Account shall be entitled "Pre-Funding Account, U.S. Bank Trust National Association as Trustee for the benefit of holders of Certificates for Home Equity and Home Improvement Loans, Series 2001-B." The Trustee shall maintain within the Pre-Funding Account three subaccounts as follows: the "Pre-Funding Group I Subaccount," the "Pre-Funding Group II-A Subaccount" and the "Pre-Funding Group II-B Subaccount." Funds deposited in the Pre-Funding Account shall be held in trust by the Trustee for the Holders of the Certificates and the Class C Certificates for the uses and purposes set forth herein.

     b. On or before the Closing Date the Originator shall deposit in the Pre-Funding Group I Subaccount, Pre-Funding Group II-A Subaccount and the Pre-Funding Group II-B Subaccount, the respective amounts specified in Section 2.02(l). Amounts on deposit in such subaccounts shall be withdrawn by the Trustee as follows:

          (i) On any Subsequent Transfer Date, the Trustee shall withdraw from the Pre-Funding Group I Subaccount an amount equal to 100% of the Cut-off Date Principal Balance of each Subsequent Group I-B Loan transferred and assigned to the Trustee on such Subsequent Transfer Date and pay such amount to or upon the order of the Originator upon satisfaction of the conditions set forth in Section 2.03(b) with respect to such transfer and assignment.

          (ii) On any Subsequent Transfer Date, the Trustee shall withdraw from the Pre-Funding Group II-A Subaccount an amount equal to 100% of the Cut-off Date Principal Balance of each Subsequent Group II-A Loan transferred and assigned to the Trustee on such Subsequent Transfer Date and pay such amount to or upon the order of the Originator upon satisfaction of the conditions set forth in Section 2.03(b) with respect to such transfer and assignment.

          (iii) On any Subsequent Transfer Date, the Trustee shall withdraw from the Pre-Funding Group II-B Subaccount an amount equal to 100% of the Cut-off Date Principal Balance of each Subsequent Group II-B Loan transferred and assigned to the Trustee on such Subsequent Transfer Date and pay such amount to or upon the order of the Originator upon satisfaction of the conditions set forth in Section 2.03(b) with respect to such transfer and assignment.

          (iv) On the Business Day immediately preceding the Post-Funding Payment Date, the Trustee shall deposit into the Certificate Account any amounts remaining in the Pre-Funding Group I Subaccount, Pre-Funding Group II-A Subaccount and the Pre-Funding Group II-B Subaccount, net of investment earnings.

     c. The Pre-Funding Account shall be part of the Trust but not part of the Master REMIC, Intermediate REMIC or Subsidiary REMICs. The Trustee on behalf of the Trust shall be the legal owner of the Pre-Funding Account. The Seller shall be the beneficial owner of the

                                     8-12

Pre-Funding Account, subject to the foregoing power of the Trustee to transfer amounts in the Pre-Funding Account to the Certificate Account. Funds in the Pre-Funding Account shall, at the direction of the Servicer, be invested in Eligible Investments of the kind described in clauses (i) and (ii)(A) of the definition of "Eligible Investments" and that mature no later than the Business Day prior to the next succeeding Payment Date. All amounts earned on deposits in the Pre-Funding Account shall be taxable to the Seller. The Trustee shall release to the Seller all investment earnings in the Pre-Funding Account on the first Payment Date after the end of the Pre-Funding Period.

     SECTION 8.09. Distributions on the Subsidiary REMIC Regular Interests and the Intermediate REMIC Regular Interests.

     a. On each Payment Date the Trustee shall be deemed to distribute to the Intermediate REMIC, as the holder of the Subsidiary REMIC Regular Interests, the Subsidiary REMIC Regular Interest Distribution Amounts, in the following order of priority to the extent of the Amount Available:

          (i) From the Group I Adjusted Amount Available, Subsidiary REMIC Accrued Interest on the Subsidiary REMIC Regular Interests SA-1 and SA-2 for such Payment Date, plus any Subsidiary REMIC Accrued Interest thereon remaining unpaid from any previous Payment Date;

          (ii)  RESERVED;

          (iii) From the Group I Adjusted Amount Available, principal, first on the Subsidiary REMIC Regular Interest SA-1 until the related Subsidiary REMIC Principal Balance is reduced to zero, and then on the Subsidiary REMIC Regular Interest SA-2 until the related Subsidiary REMIC Principal Balance is reduced to zero; and

          (iv) From the Group II Adjusted Amount Available, Subsidiary REMIC Accrued Interest on the Subsidiary REMIC Regular Interest SB-1 for such Payment Date, plus any Subsidiary REMIC Accrued Interest thereon remaining unpaid from any previous Payment Date; and

          (v) From the Group II Adjusted Amount Available, principal on the Subsidiary REMIC Regular Interest SB-1 until the related Subsidiary REMIC Principal Balance is reduced to zero.

     b. On each Payment Date the Trustee shall be deemed to distribute to itself, as the holder of the Intermediate REMIC Regular Interests, the Intermediate REMIC Regular Interest Distribution Amounts deemed to have been received by the Intermediate REMIC from the Subsidiary REMICs under this Section 8.09, in the following order of priority:

          (i) From the amount distributed pursuant to Section 8.09(a)(i), Intermediate REMIC Accrued Interest on the Intermediate REMIC Group I Regular Interests for such Payment Date, plus any Intermediate REMIC Accrued Interest thereon remaining unpaid from any previous Payment Date; provided that interest accrued on the Intermediate REMIC Regular Interest I-Accrual shall be paid as principal to the Intermediate REMIC

                                     8-13

     Group I Accretion Directed Interests pursuant to Section 8.09(b)(iii), and added to the Intermediate REMIC Principal Balance of the Intermediate REMIC Regular Interest I-Accrual, in an amount equal to the sum of (A) one-half the Overcollateralization Amount Increase for the Group I Certificates for that Payment Date plus (B) any amount by which one-half the aggregate of such Overcollateralization Amount Increases for the Group I Certificates on prior Payment Dates exceeds the aggregate amount so paid to the Intermediate REMIC Group I Accretion Directed Interests and so added to the Intermediate REMIC Regular Interest I-Accrual (such excess not to accrue interest);

          (ii) From the amount distributed pursuant to Section 8.09(a)(iii), plus the amount described in Section 8.09(b)(i) as payable in principal to the Intermediate REMIC Group I Accretion Directed Interests, to the Intermediate REMIC Regular Interest I-Accrual, principal in an amount equal to one-half the principal distributed on the Group I Certificates on such Payment Date; and to each Intermediate REMIC Group I Accretion Directed Interest, principal (including that payable to the Intermediate REMIC Group I Accretion Directed Interests as described in Section 8.09(b)(i)) in an amount equal to one-half the principal distributed to its Corresponding Certificate Class on such Payment Date. Realized losses shall be allocated to each Intermediate REMIC Group I Regular Interest in an amount sufficient to reduce the Intermediate REMIC Principal Balance of (i) the Intermediate REMIC Regular Interest I-Accrual to one-half the sum of (A) the Group I Scheduled Principal Balance, (B) the Pre-Funded Group I Amount and (C) the Overcollateralization Amount for the Group I Certificates and (b) each Intermediate REMIC Group I Accretion Directed Interest to one-half the Class Principal Balance of its Corresponding Certificate Class after giving effect to distributions on such Payment Date;

          (iii) From the amount distributed pursuant to Section 8.09(a)(iv), the Intermediate REMIC Accrued Interest on the Intermediate REMIC Group II Regular Interests for such Payment Date, plus any Intermediate REMIC Accrued Interest thereon remaining unpaid from any previous Payment Date; provided that interest accrued on the Intermediate REMIC Regular Interest II-Accrual shall be paid as principal to the Intermediate REMIC Group II Accretion Directed Interests pursuant to Section 8.09(b)(iv), and added to the Intermediate REMIC Principal Balance of the Intermediate REMIC Regular Interest II-Accrual, in an amount equal to the sum of (A) one-half the Overcollateralization Amount Increase for the Group II Certificates for that Payment Date plus (B) any amount by which one-half the aggregate of such Overcollateralization Amount Increases for the Group II Certificates on prior Payment Dates exceeds the aggregate amount so paid to the Intermediate REMIC Group II Accretion Directed Interests and so added to the Intermediate REMIC Regular Interest II-Accrual (such excess not to accrue interest); and

          (iv) From the amount distributed pursuant to Section 8.09(a)(v),plus the amount described in Section 8.09(b)(iii) as payable in principal to the Intermediate Group II Accretion Directed Interests, to the Intermediate REMIC Regular Interest II-Accrual, principal in an amount equal to one-half the principal distributed on the Group II Certificates on such Payment Date; and to each Intermediate REMIC Group II Accretion Directed Interest, principal (including that payable to the Intermediate REMIC Group II

                                     8-14

     Accretion Directed Interests as described in Section 8.09(b)(iii)) in an amount equal to one-half the principal distributed to its Corresponding Certificate Class on such Payment Date. Realized losses shall be allocated to each Intermediate REMIC Group II Regular Interest in an amount sufficient to reduce the Intermediate REMIC Principal Balance of (i) the Intermediate REMIC Regular Interest II-Accrual to one-half the sum of (A) the Group II Scheduled Principal Balance, (B) the Pre-Funded Group II Amount and (C) the Overcollateralization Amount for the Group II Certificates and (b) each Intermediate REMIC Group II Accretion Directed Interest to one-half the Class Principal Balance of its Corresponding Certificate Class after giving effect to distributions on such Payment Date.

     c. On each Payment Date the Trustee shall be deemed to distribute from the Master REMIC, to the holders of the Certificates in the priority set forth in Sections 8.04(b), 8.04(c) and 8.04(d), the Intermediate REMIC Regular Interest Distribution Amounts deemed to have been received by the Master REMIC from the Intermediate REMIC under this Section 8.09.

     d. Notwithstanding the deemed distributions on the Subsidiary REMIC Regular Interests and the Intermediate REMIC Regular Interests described in this
Section 8.09, distributions of funds from the Certificate Account shall be made only in accordance with Section 8.04.

                                     8-15

                                  ARTICLE IX.
                 THE CERTIFICATES AND THE CLASS C CERTIFICATE
                 --------------------------------------------

     SECTION 9.01.  The Certificates and the Class C Certificates.

     a. The Subsidiary REMIC Regular Interests shall be issued as nontransferable (except to a successor Trustee) uncertificated interests evidencing, as to each such Subsidiary REMIC Regular Interest Designation, 100% of the interest in distributions required to be made to such Designation, and having the Original Principal Balance specified with respect to such Designation of Subsidiary REMIC Regular Interests. The Class C Subsidiary A Certificate and Class C Subsidiary B Certificate shall be substantially in the form set forth in
Exhibit I hereto, and shall, on original issue, be executed by the Trustee on behalf of the Trust upon order of the Originator. The Class C Subsidiary A Certificate and Class C Subsidiary B Certificate shall be issuable in Percentage Interests, and shall be evidenced by a single Class C Subsidiary A Certificate and Class C Subsidiary B Certificate issued on the Closing Date to Green Tree Finance Corp.-Two.

     b. The Intermediate REMIC Regular Interests shall be issued as nontransferable (except to a successor Trustee) uncertificated interests evidencing, as to each such Intermediate REMIC Regular Interest Designation, 100% of the interest in distributions required to be made to such Designation, and having the Original Principal Balance specified with respect to such Designation of REMIC Regular Intermediate Interests. The Class C Intermediate Certificate shall be substantially in the form set forth in Exhibit I hereto, and shall, on original issue, be executed by the Trustee on behalf of the Trust upon order of the Originator. The Class C Intermediate Certificate shall be issuable in Percentage Interests, and shall be evidenced by a single Class C Intermediate Certificate issued on the Closing Date to Green Tree Finance Corp.- Two.

     c. The Class A, Class I-IO, Class M, Class B, Class B-3I and Class C Master Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2, B, C-1, C-2, and I, as applicable, and shall, on original issue, be executed by the Trustee on behalf of the Trust to or upon the order of the Originator. The Class A, Class I-IO, Class M and Class B Certificates shall be evidenced by (i) one or more Class I-A-1A Certificates evidencing $150,000,000 in Original Class I-A-1A Principal Balance, (ii) one or more Class I-A-1 Certificates evidencing $113,598,000 in Original Class I-A-1 Principal Balance,
(iii) one or more Class I-A-2 Certificates evidencing $54,262,000 in Original Class I-A-2 Principal Balance, (iv) one or more Class I-A-3 Certificates evidencing $45,762,000 in Original Class I-A-3 Principal Balance, (v) one or more Class I-A-4 Certificates evidencing $21,513,000 in Original Class I-A-4 Principal Balance, (vi) one or more Class I-A-5 Certificates evidencing $27,326,000 in Original Class I-A-5 Principal Balance, (vii) one or more Class I-IO Certificates evidencing $125,000,000 in Original Class I-IO Notional Principal Amount, (viii) one or more Class I-M-1 Certificates evidencing $41,497,000 in Original Class I-M-1 Principal Balance, (ix) one or more Class I-M-2 Certificates evidencing $27,665,000 in Original Class I-M-2 Principal Balance, (x) one or more Class I-B-1 Certificates evidencing $21,377,000 in Original Class I-B-1 Principal Balance, (xi) one or more Class II-A-1A Certificates representing $36,190,000 in Original Class II-A-1A Principal Balance, (xii) one or more Class II-A-1 Certificates evidencing $41,578,000 in Original Class II-A-1 Principal Balance, (xiii) one or more Class II-A-2 Certificates evidencing
                                      9-1

$20,097,000 in Original Class II-A-2 Principal Balance, (xiv) one or more Class II-A-3 Certificates evidencing $15,324,000 in Original Class II-A-3 Principal Balance, (xv) one or more Class II-M-1 Certificates evidencing $10,658,000 in Original Class II-M-1 Principal Balance, (xvi) one or more Class II-M-2 Certificates evidencing $8,085,000 in Original Class II-M-2 Principal Balance,
(xvii) one or more Class II-B-1 Certificates evidencing $7,350,000 in Original Class II-B-1 Principal Balance, (xviii) one or more Class B-2 Certificates evidencing $7,718,000 in original Class B-2 Principal Balance, beneficial ownership of such Classes of Certificates to be held through Book-Entry Certificates (or, in the case of the Class B-2 Certificates, definitive certificates), in minimum dollar denominations of $1,000 and integral multiples of $1.00 in excess thereof. The Class B-2 Certificates shall not be Book-Entry Certificates as of the Closing Date, but may at the option of the Class B-2 Certificateholder be converted into Book-Entry Certificates at any time thereafter, upon compliance with the normal procedures of the Depository and the Trustee. The Class B-3I and the Class C Master Certificate shall be issuable in Percentage Interests and shall each be evidenced by a single certificate issued on the Closing Date to Green Tree Finance Corp. - Two.

     d. The Certificates and the Class C Certificates shall be executed by manual signature on behalf of the Trustee by a duly authorized Responsible Officer or authorized signatory. Certificates and Class C Certificates bearing the signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificates or Class C Certificates, or did not hold such offices at the date of such Certificates or Class C Certificates. No Certificate or Class C Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate or Class C Certificate has been executed by manual signature in accordance with this Section, and such signature upon any Certificate or Class C Certificate shall be conclusive evidence, and the only evidence, that such Certificate or Class C Certificate has been duly executed and delivered hereunder. All Certificates and the Class C Certificates shall be dated the date of their execution, except for those Certificates and the Class C Certificates executed on the Closing Date, which shall be dated the Closing Date.

     SECTION 9.02. Registration of Transfer and Exchange of Certificates and the Class C Certificates.

     a. The Trustee shall keep at the office or agency to be maintained in accordance with Section 12.03 a "Certificate Register" in which the Trustee shall provide for the registration of Certificates and the Class C Certificates and of transfers and exchanges of Certificates and the Class C Certificates as herein provided. The Trustee initially appoints itself to be the "Certificate Registrar" and transfer agent for the purpose of registering Certificates and the Class C Certificates and transfers and exchanges of Certificates and the Class C Certificates as provided herein. The Trustee will give prompt written notice to Certificateholders and the Servicer of any change in the Certificate Registrar.

     b. (1) Subject to clauses (2) and (3) below, no transfer of a Class B-2, Class B-3I or Class C Certificate shall be made by the Seller or any other Person unless such transfer is exempt from the registration requirements of the Securities Act of 1933 (the "Act"), as amended, and any applicable state securities laws or is made in accordance with the Act and laws. In the

                                      9-2
event that any such transfer is to be made, (A) the Originator may require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Originator that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Act and laws or is being made pursuant to the Act and laws, which Opinion of Counsel shall not be an expense of the Trustee or the Originator, and (B) the Trustee shall require the transferee to execute an investment letter substantially in the form of Exhibit K attached hereto, which investment letter shall not be an expense of the Trustee or the Originator. Any Class B-2, Class B-3I or Class C Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Originator and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          (2) No transfer of any Class of certificates or Class C Certificates other than the Class I-A Certificates, Class I-IO Certificates, Class I-M Certificates, Class I-B-1 Certificates and Class II-A Certificates or any interest therein shall be made to any employee benefit plan that is subject to ERISA, or that is described in Section 4975(e)(1) of the Code or to any person or entity purchasing on behalf of, or with assets of, such an employee benefit plan (each, a "Plan"), unless the Plan, at its expense, delivers to the Originator and the Trustee, an Opinion of Counsel in form satisfactory to the Originator and the Trustee that the purchase and holding of such Certificate or Class C Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in this Agreement. Unless such opinion is delivered, each person acquiring such a Certificate or Class C Certificate will be deemed to represent to the Trustee, the Originator, the Seller and the Servicer either (i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to Section 4975 of the Code, or (ii) that the purchase and holding of the Certificate or Class C Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator or the Servicer to any obligation or liability in addition to those undertaken in this Agreement.

          (3) Notwithstanding anything to the contrary contained herein, (A) no Class C Certificate, nor any interest therein, shall be transferred, sold or otherwise disposed of to a "disqualified organization," within the meaning of
Section 860E(e)(5) of the Code (a "Disqualified Organization"), including, but not limited to, (i) the United States, a state or political subdivision thereof, a foreign government, an international organization or an agency or instrumentality of any of the foregoing, (ii) an organization (other than a cooperative described in Section 521 of the Code) which is exempt from the taxes imposed by Chapter 1 of the Code and not subject to the tax imposed on unrelated business income by Section 511 of the Code, or (iii) a cooperative described in
Section 1381(a)(2)(C) of the Code, and (B) prior to any registration of any transfer, sale or other disposition of a Class C Certificate, the proposed transferee shall deliver to the Trustee, under penalties of perjury, an affidavit that such transferee is not a Disqualified Organization, with respect to which the Trustee shall have no actual knowledge that such affidavit is false, and the transferor and the proposed transferee shall each deliver to the Trustee an affidavit with respect to any other information reasonably required by the Trustee pursuant to the REMIC Provisions, including, without limitation, information regarding the transfer of noneconomic residual interests and transfers of any residual interest to

                                      9-3
or by a foreign person; provided, however, that, upon the delivery to the Trustee of an Opinion of Counsel, in form and substance satisfactory to the Trustee and rendered by Independent counsel, to the effect that the beneficial ownership of a Class C Certificate by any Disqualified Organization will not result in the imposition of federal income tax upon the Trust or any Certificateholder or any other person or otherwise adversely affect the status of the Trust as a REMIC, the foregoing prohibition on transfers, sales and other dispositions, as well as the foregoing requirement to deliver a certificate prior to any registration thereof, shall, with respect to such Disqualified Organization, terminate. Notwithstanding any transfer, sale or other disposition of a Class C Certificate, or any interest therein, to a Disqualified Organization or the registration thereof in the Certificate Register, such transfer, sale or other disposition and any registration thereof, unless accompanied by the Opinion of Counsel described in the preceding sentence, shall be deemed to be void and of no legal force or effect whatsoever and such Disqualified Organization shall be deemed not to be a Class C Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on a Class C Certificate, and shall be deemed to have no interest whatsoever in a Class C Certificate. Each Class C Certificateholder, by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 9.02(b)(3).

          (4) Any transfer, sale or other disposition not in compliance with the provisions of this Section 9.02(b) shall be deemed to be void and of no legal force or effect whatsoever and such transferee shall be deemed not to be the Certificateholder, for any purpose hereunder, including, but not limited to, the receipt of distributions on the Certificate or Class C Certificate, and shall be deemed to have no interest whatsoever in the Certificate or Class C Certificate.

          (5) The Trustee shall give notice to the Rating Agencies promptly following any transfer, sale or other disposition of a Class B-3I or Class C Certificate.

     c. At the option of a Certificateholder, Certificates and Class C Certificates may be exchanged for other Certificates or Class C Certificates of authorized denominations of a like aggregate original denomination, upon surrender of such Certificates or Class C Certificates to be exchanged at the Corporate Trust Office. Whenever any Certificates or Class C Certificates are so surrendered for exchange, the Trustee shall execute and deliver the Certificates or Class C Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate or Class C Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the holder thereof or his or her attorney duly authorized in writing.

     d. Except as provided in paragraph (e) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal

                                      9-4
with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of such Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     e. If (x)(i) the Seller or the Depository advises the Trustee in writing that the Depository is no longer willing or able properly to discharge its responsibilities as Depository and (ii) the Trustee or the Originator is unable to locate a qualified successor or (y) the Originator at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Originator nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     f. On or prior to the Closing Date, there shall be delivered to the Depository one Class I-A-1A Certificate, one Class I-A-1 Certificate, one Class I-A-2 Certificate, one Class I-A-3 Certificate, one Class I-A-4 Certificate, one Class I-A-5 Certificate, one Class I-IO Certificate, one Class I-M-1 Certificate, one Class I-M-2 Certificate, one Class I-B-1 Certificate, one Class II-A-1A Certificate, one Class II-A-1 Certificate, one Class II-A-2 Certificate, one Class II-A-3 Certificate, one Class II-M-1 Certificate, one Class II-M-2 Certificate, and one Class II-B-1 Certificate, each in registered form registered in the name of the name of Cede & Co. (or other nominee of the Depository), the total face amount of which represents 100% of the Original Class Principal Balance of each such Class, respectively (or, in the case of the Class I-IO Certificate, the Class I-IO Original Notional Principal Amount). At any time on or after the Closing Date, subject to compliance with the normal procedures of the Trustee and the Depository, the Class B-2 Certificateholders may deliver to the Depository one Class B-2 Certificate, registered in the name of Cede & Co., the total face amount of which represents 100% of the Original Class B-2 Principal Balance. Each such Certificate registered in the name of the Depository's nominee shall bear the following legend:

                                      9-5

     "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

     g. Each of the Certificates and the Class C Certificates shall be a "security" for purposes of Section 8-102(a)(15) of the Uniform Commercial Code and shall be governed by such Article 8 as in effect in the State of Minnesota from time to time.

     SECTION 9.03. No Charge; Disposition of Void Certificates or Class C Certificates. No service charge shall be made to a Certificateholder for any transfer or exchange of a Certificate or Class C Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of a Certificate or Class C Certificates. All Certificates and Class C Certificates surrendered for transfer and exchange shall be disposed of in a manner approved by the Trustee.

     SECTION 9.04. Mutilated, Destroyed, Lost or Stolen Certificates or Class C Certificates. If (a) any mutilated Certificate or Class C Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate or Class C Certificate, and (b) there is delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by each to save it harmless, then in the absence of notice to the Certificate Registrar or the Trustee that such Certificate or Class C Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate or Class C Certificate, a new Certificate or Class C Certificate of like tenor and original denomination. Upon the issuance of any new Certificate or Class C Certificate under this Section 9.04, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate or Class C Certificate issued pursuant to this Section 9.04 shall constitute complete and indefeasible evidence of ownership of the Percentage Interest, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate or Class C Certificate shall be found at any time.

     SECTION 9.05. Persons Deemed Owners. Prior to due presentation of a Certificate or Class C Certificate for registration of transfer, the Servicer, the Seller, the Trustee, the Paying Agent and the Certificate Registrar may treat the person in whose name any Certificate or Class C Certificate is registered as the owner of such Certificate or Class C Certificate for the purpose of receiving remittances pursuant to Section 8.01 and for all other purposes whatsoever, and none of the Servicer, the Seller, the Trustee, the Certificate Registrar, the Paying Agent or any agent of the Servicer, the Seller, the Trustee, the Paying Agent or the Certificate Registrar shall be affected by notice to the contrary.

                                      9-6

     SECTION 9.06. Access to List of Certificateholders' Names and Addresses. The Certificate Registrar will furnish to the Trustee and the Servicer, within five days after receipt by the Certificate Registrar of a request therefor from the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If Holders of Certificates representing, in the aggregate, 25% or more of the Aggregate Certificate Principal Balance apply in writing to the Trustee (hereinafter referred to as "Applicants"), and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates or the Class C Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such Applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such Applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate or a Class C Certificate, agrees with the Certificate Registrar and the Trustee that none of the Originator, the Certificate Registrar or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     SECTION 9.07. Authenticating Agents. The Trustee may appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the execution and delivery of the Certificates or the Class C Certificates. For all purposes of this Agreement, the execution and delivery of Certificates or the Class C Certificates by the Authenticating Agent pursuant to this Section shall be deemed to be the execution and delivery of Certificates or the Class C Certificates "by the Trustee."

                                      9-7

                                  ARTICLE X.
                                  INDEMNITIES
                                  -----------

     SECTION 10.01. Real Estate. The Seller and Originator will jointly and severally defend and indemnify the Trust, the Trustee (including the Custodian and any other agents of the Trustee) and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use or ownership of any real estate related to a Loan by the Originator or the Servicer or any Affiliate of either. Notwithstanding any other provision of this Agreement, the obligation of the Originator under this Section shall not terminate upon a Service Transfer pursuant to Article VII, except that the obligation of the Originator under this Section shall not relate to the actions of any subsequent Servicer after a Service Transfer.

     SECTION 10.02. Liabilities to Obligors. No obligation or liability to any Obligor under any of the Loans is intended to be assumed by the Trust or the Certificateholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Trust and the Certificateholders expressly disclaim such assumption.

     SECTION 10.03. Tax Indemnification. The Originator agrees to pay, and to indemnify, defend and hold harmless the Trust, the Trustee (including the Custodian and any other agents of the Trustee) and the Class C Certificateholders from, any taxes which may at any time be asserted with respect to, and as of the date of, the transfer of the Loans to the Trust, including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of the Trust and the issuance of the Certificates and the Class C Certificates) and costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by the Originator, the Seller, the Servicer or the Trustee under this Agreement or imposed against the Trust, a Certificateholder, or otherwise.

     SECTION 10.04. Servicer's Indemnities. The Servicer shall defend and indemnify the Trust, the Trustee (including the Custodian and any other agents of the Trustee) and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, including any failure to comply with FHA Regulations in enforcing an FHA-Insured Loan, in respect of any action taken or omitted to be taken by the Servicer with respect to any Loan. This indemnity shall survive any Service Transfer (but the original Servicer's obligations under this Section 10.04 shall not relate to any actions of any subsequent Servicer after a Service Transfer) and any payment of the amount owing under, or any repurchase by the Originator of, any such Loan.

     SECTION 10.05. Operation of Indemnities. Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Originator or the Servicer has made any indemnity payments to the Trustee pursuant to this Article and the Trustee thereafter collects any of such amounts from others, the Trust will repay such amounts collected to the Originator or the Servicer, as the case may be, without interest.

                                     10-1

     SECTION 10.06. REMIC Tax Matters. If a Class C Certificateholder, pursuant to Section 6.06, pays any taxes or charges imposed upon the Trust, the Master REMIC, the Intermediate REMIC or either of the Subsidiary REMICs, as a REMIC or otherwise, such taxes or charges, except to the extent set forth in the following proviso, shall be expenses and costs of the Trust and the Class C Certificateholders shall be entitled to be reimbursed therefor out of the Certificate Account as provided in Section 8.04; provided, however, that any such taxes or charges shall not be expenses or costs of the Trust, nor will the Class C Certificateholders be entitled to reimbursement therefor out of the Certificate Account, if and to the extent that such taxes or charges resulted from a failure (i) by the Originator, the Trustee or any Servicer to comply with the provisions of Section 2.05, (ii) by any Servicer to comply with the provisions of Section 6.06, or (iii) by the Trustee to execute any tax returns pursuant to Section 11.11.

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                                  ARTICLE XI.
                                  THE TRUSTEE
                                  -----------

     SECTION 11.01. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Termination has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

     Subject to Section 11.03, no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

     a. Prior to the occurrence of an Event of Termination, and after the curing of all such Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

     b. The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

     c. The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders representing, in the aggregate, 25% or more of the Aggregate Certificate Principal Balance relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

     d. The Trustee shall not be charged with knowledge of any event referred to in Section 7.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such event or the Trustee receives written notice of such event from the Servicer or the Certificateholders representing, in the aggregate, 25% or more of the Aggregate Certificate Principal Balance.

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     e. The Trustee may rely and shall be protected in acting or refraining from taking any action in reliance on the advice of the Servicer in all matters with respect to FHA Insurance. The Trustee shall not be liable for any actions taken by the Servicer with respect to FHA Insurance, including but not limited to the maintenance of such insurance and the submission of claims to FHA.

     None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Originator, the Seller or the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement. The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 11.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:

     a. The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of a Servicing Officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     b. The Trustee may consult with counsel and any opinion of any counsel for the Originator, the Seller or the Servicer shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Trustee hereunder in good faith and in accordance with such Opinion of Counsel;

     c. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Termination (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

     d. Prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Certificateholders representing, in the aggregate, 25% or more of the Aggregate Certificate Principal Balance; provided, however, that if the payment

                                     11-2
within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand; and

     e. The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and shall not be liable for any acts or omissions of such agents, attorneys or custodians if appointed by it with due care hereunder.

     SECTION 11.03. Trustee Not Liable for Certificates, Class C Certificates or Loans. The Trustee assumes no responsibility for the correctness of the recitals contained herein, in the Certificates or in the Class C Certificates (other than the Trustee's execution thereof). The Trustee makes no representations as to the validity or sufficiency of this Agreement, of the Certificates or of the Class C Certificates (other than its execution thereof) or of any Loan, Loan File or related document. The Trustee shall not be accountable for the use or application by the Servicer, the Originator or the Seller of funds paid to the Originator or the Seller, as applicable in consideration of conveyance of the Loans to the Trust by the Originator and the Seller or deposited in or withdrawn from the Certificate Account by the Servicer.

     SECTION 11.04. Trustee May Own Certificates. The Trustee in its individual or other capacity may become the owner or pledgee of Certificates representing less than all the beneficial interest in the Trust with the same rights as it would have if it were not Trustee.

     SECTION 11.05. Rights of Certificateholders to Direct Trustee and to Waive Events of Termination. Holders of Certificates representing, in the aggregate, 25% or more of the Aggregate Certificate Principal Balance shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided, further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Certificateholders. Holders of the Certificates representing, in the aggregate, 51% or more of the Aggregate Certificate Principal Balance may on behalf of all Certificateholders waive any past Event of Termination hereunder and its consequences, except a default in respect of a covenant or provision hereof which under Section 12.08 cannot be modified or amended without the consent of all Certificateholders, and upon any such waiver, such Event of Termination shall cease to exist and shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Event of Termination or impair any right consequent thereon.

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     SECTION 11.06. The Servicer to Pay Trustee's Fees and Expenses. The Servicer agrees:

     a. to pay to the Trustee reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) including the services provided in connection with any auctions pursuant to Section 8.06(e);

     b. except as otherwise expressly provided herein, to reimburse the Trustee, to the extent requested by the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel, and reasonable compensation, expenses and disbursements in connection with any auctions pursuant to Section 8.06(e)), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

     c. to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The covenants in this Section 11.06 shall be for the benefit of the Trustee in its capacities as Trustee, Paying Agent and Certificate Registrar hereunder, and shall survive the termination of this Agreement. If any entity other than the Originator or a subsidiary or affiliate of the Originator is the Servicer, the Servicer shall be reimbursed for any costs and expenses incurred by it in this Section 11.06 pursuant to Sections 5.08 and 8.04(a)(3).

     SECTION 11.07. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a financial institution organized and doing business under the laws of the United States of America or any State, authorized under such laws to exercise corporate trust powers and a Title I approved lender pursuant to FHA Regulations, and shall have a combined capital and surplus of at least $50,000,000 or shall be a member of a bank holding system the aggregate combined capital and surplus of which is $50,000,000, provided that the Trustee's separate capital and surplus shall at all times be at least the amount required by Section 310(a)(2) of the Trust Indenture Act of 1939, as amended. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section 11.07, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee (or, if the Trustee is U.S. Bank Trust National Association, the parent company of U.S. Bank Trust National Association) shall at all times have (a) a long-term deposit rating from S&P of at least BBB or as shall be otherwise acceptable to S&P, (b) have a long-term deposit rating from Fitch of at least BBB or as shall be otherwise acceptable to Fitch and (c) a long-term deposit rating from Moody's of at least Baa2 or as shall be otherwise acceptable to Moody's. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 11.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.08.

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     SECTION 11.08. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer and the Originator. Upon receiving such notice of resignation, the Originator shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the Servicer and the Originator and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.07 and shall fail to resign after written request therefor by the Originator, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Originator may remove the Trustee. If the Originator shall have removed the Trustee under the authority of the immediately preceding sentence, the Originator shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 11.08 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 11.09.

     SECTION 11.09. Successor Trustee. Any successor Trustee appointed as provided in Section 11.08 shall execute, acknowledge and deliver to the Servicer, the Originator and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver or cause to be delivered to the successor Trustee the Loans and the Loan Files and any related documents and statements held by it hereunder; and, if the Loans are then held by a Custodian pursuant to a custodial agreement, the predecessor Trustee and the Custodian shall amend such custodial agreement to make the successor Trustee the successor to the predecessor Trustee thereunder; and the Servicer, the Originator and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     If the predecessor Trustee is then the lender of record for purposes of FHA Insurance (due to an Event of Termination), the predecessor Trustee shall submit a report to FHA describing the transfer of the FHA-Insured Loans without recourse, in such form as is then required under FHA Regulations to cause HUD to transfer to the successor Trustee the FHA insurance reserves applicable to the FHA-Insured Loans.

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     No successor Trustee shall accept appointment as provided in this Section
11.09 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 11.07.

     Upon acceptance of appointment by a successor Trustee as provided in this
Section 11.09, the Servicer shall cause notice of the succession of such Trustee hereunder to be mailed to the Rating Agencies and to each Certificateholder and the Class C Certificateholder at their addresses as shown in the Certificate Register. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

     SECTION 11.10. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 11.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall promptly notify the Rating Agencies in the event it is a party to any merger, conversion or consolidation.

     SECTION 11.11. Tax Returns. Upon the Servicer's request, the Trustee will furnish the Servicer with all such information as the Servicer may reasonably require in connection with preparing all tax returns of the Trust and the Trustee shall execute such returns.

     SECTION 11.12. Obligor Claims. In connection with any offset defenses, or affirmative claims for recovery, asserted in legal actions brought by Obligors under one or more Loans based upon provisions therein complying with, or upon other rights or remedies arising from, any legal requirements applicable to the Loans, including, without limitation, the Federal Trade Commission's Trade Regulation Rule Concerning Preservation of Consumers' Claims and Defenses (16 C.F.R. (S) 433) as amended from time to time:

     a. The Trustee is not, and shall not be deemed to be, either in any individual capacity, as trustee hereunder or otherwise, a creditor, or a joint venturer with or an Affiliate of, or acting in concert or cooperation with, any seller of home improvements or home equity lender, in the arrangement, origination or making of Loans. The Trustee is the holder of the Loans only as trustee on behalf of the Certificateholders, and not as a principal or in any individual or personal capacity;

     b. The Trustee shall not be personally liable for or obligated to pay Obligors any affirmative claims asserted thereby, or responsible to Certificateholders for any offset defense amounts applied against Loan payments, pursuant to such legal actions;

     c. The Trustee will pay, solely from available Trust monies, affirmative claims for recovery by Obligors only pursuant to final judicial orders or judgments, or judicially approved settlement agreements, resulting from such legal actions;

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     d. The Trustee will comply with judicial orders and judgments which require its actions or cooperation in connection with Obligors' legal actions to recover affirmative claims against Certificateholders;

     e. The Trustee will cooperate with and assist Certificateholders in their defense of legal actions by Obligors to recover affirmative claims if such cooperation and assistance is not contrary to the interests of the Trustee as a party to such legal actions and if the Trustee is satisfactorily indemnified for all liability, costs and expenses arising therefrom; and

     f. The Originator hereby agrees to indemnify, hold harmless and defend the Trustee and the Certificateholders from and against any and all liability, loss, costs and expenses of the Trustee and the Certificateholders resulting from any affirmative claims for recovery asserted or collected by Obligors under the Loans. Notwithstanding any other provision of this Agreement, the obligation of the Originator under this Section 11.12(f) shall not terminate upon a Service Transfer pursuant to Article VII.

     SECTION 11.13. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction having authority over the Trust, the Loans or the Obligors, the Originator and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.13, such powers, duties, obligations, rights and trusts as the Originator and the Trustee may consider necessary or desirable. If the Originator shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
11.07 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 11.09.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 11.13 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such co-trustee or separate trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such co-trustee or separate trustee at the direction of the Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then co-trustees and separate trustees, as effectively as if given to each of them. Every instrument appointing any co-trustee or separate trustee shall refer to this Agreement and the conditions of this Article XI. Each co-trustee and separate trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its

                                     11-7
instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     Any co-trustee or separate trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 11.14. Trustee and U.S. Bancorp. In the event the Trustee ceases to be a direct, wholly owned subsidiary of U.S. Bancorp, the Trustee shall promptly notify the Rating Agencies.

     SECTION 11.15.  Trustee Advances.

     a. If the Servicer fails to deposit into the Certificate Account Advances as required by Section 8.02, then the Trustee shall, subject to the provisions of paragraph (b) below, from its own funds, deposit into the Certificate Account the amount not so deposited by the Servicer on or before the Business Day preceding the related Payment Date (a "Trustee Advance").

     b. The Trustee shall not be required to make any Trustee Advance if and to the extent that it determines in good faith that the funds, if advanced, would not be recoverable by it from subsequent payments on the related Loan in accordance with Section 8.04(a).

     c. The Trustee shall be entitled to reimbursement of a Trustee Advance from funds subsequently available therefor in the Certificate Account in accordance with Section 8.04(a).

     SECTION 11.16.  Certain Matters Relating to FHA Insurance.

     a. In the event the Originator and the successor Servicer, if any, shall fail to pay all FHA Insurance premiums with respect to the FHA-Insured Loans required by FHA Regulations, the Trustee shall pay such FHA Insurance premiums and shall be entitled to reimbursement for such amounts pursuant to Section 8.04(a)(3).

     b. If, following the termination of the Trust pursuant to Section 12.04, HUD demands reimbursement from the Trustee of an FHA Insurance claim paid on an FHA-Insured Loan prior to the termination of the Trust, the Trustee agrees that it will not seek to recover any such amount from any Person other than the Servicer that submitted such claim.

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                                 ARTICLE XII.
                                 MISCELLANEOUS
                                 -------------

       SECTION 12.01. Servicer Not to Resign; Delegation of Servicing Duties. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel for the Servicer to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 7.03.

       Notwithstanding the foregoing, Conseco Finance Corp., if it is the Servicer, may delegate some or all of its servicing duties to a wholly owned subsidiary of the Originator, for so long as said subsidiary remains, directly or indirectly, a wholly owned subsidiary of Conseco Finance Corp. Notwithstanding any such delegation, Conseco Finance Corp. shall retain all of the rights and obligations of the Servicer hereunder.

       SECTION 12.02. Conseco and Seller Not to Engage in Certain Transactions with Respect to the Trust. Neither Conseco Finance Corp. nor the Seller shall:

       a. Provide credit to any Certificateholder for the purpose of enabling such Certificateholder to purchase Certificates;

       b.   Purchase any Certificates in an agency or trustee capacity; or

       c. Loan any money to the Trust (other than Advances pursuant to Section 8.02).

       SECTION 12.03. Maintenance of Office or Agency. The Trustee will maintain in Minneapolis or St. Paul, Minnesota, an office or agency where Certificates or the Class C Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates, the Class C Certificates and this Agreement may be served. On the date hereof the Trustee's office for such purposes is located at 180 East 5th Street, Second Floor, St. Paul, Minnesota 55101. The Trustee will give prompt written notice to the Originator, the Seller, the Servicer and the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

       SECTION 12.04.  Termination.

       a. The Subsidiary A REMIC shall terminate on the first Payment Date on or after the sale of the Group I Loans pursuant to Section 8.06. The Subsidiary B REMIC shall terminate on the first Payment Date on or after the sale of the Group II Loans pursuant to Section 8.06. The Trust, all REMICs not previously liquidated, and the respective obligations and responsibilities of the Originator, the Seller, the Servicer and the Trustee created hereby (other than the responsibility of the Trustee to make any final distributions to Certificateholders as set forth below) shall terminate on the earlier of (1) the Payment Date on which the principal balance of all of the Loans is reduced to zero; or (2) the first Payment Date occurring on or after the sale of all of the Loans pursuant to Section 8.06; provided, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants

                                     12-1
of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof, and provided, further, that the Servicer's and the Originator's representations and warranties and indemnities by the Originator and the Servicer shall survive termination.

       b. Any termination of the Master REMIC, Intermediate REMIC, Subsidiary A REMIC or Subsidiary B REMIC must be conducted so as to qualify as a "qualified liquidation" of such REMIC within the meaning of the REMIC Provisions. The Trustee's acknowledgment of a notice given under Section 8.06(b)(iii) with respect to the Group I Loans shall constitute a plan of complete liquidation of the Subsidiary A REMIC within the meaning of Section 860F of the Code. The Trustee's acknowledgment of a notice given under Section 8.06(b)(iii) with respect to the Group II Loans shall constitute a plan of complete liquidation of the Subsidiary B REMIC within the meaning of Section 860F of the Code. The Trustee's acknowledgment of a notice given under Section 8.06(b)(iii) that, when acted upon, will result in the purchase of all Loans then remaining in the Trust shall also constitute a plan of complete liquidation of the Intermediate REMIC and the Master REMIC within the meaning of Section 860F of the Code.

       c. The Trustee shall give notice of the Final Payment Date for the Group I Loans to the Group I Certificateholders, the Class B-2 Certificateholders, the Class B-3I Certificateholders, the Class C Certificateholders, the Rating Agencies and the Certificate Registrar. The Trustee shall give notice of the Final Payment Date for the Group II Loans to the Group II Certificateholders, the Class B-2 Certificateholders, the Class B-3I Certificateholders, the Class C Certificateholders, the Rating Agencies and the Certificate Registrar. Such notice shall be given by letter mailed no later than the fifth Business Day of the month of the Final Payment Date. The Servicer shall direct the Trustee to give such notice ten days prior to the date the Trustee is to mail the notice. Each notice shall specify (1) the Final Payment Date (which shall be a date that would otherwise be a Payment Date), (2) that final payment on the related Certificates and, if the Final Payment Date is for all Certificates, that final payment on the Class B-3I and Class C Certificates, will be made upon presentation and surrender of the related Certificates and, if applicable, the Class B-3I and Class C Certificates, at the office or agency of the Trustee therein designated, (3) that the Record Date otherwise applicable to such Payment Date is not applicable for such Certificates and Class C Certificates that must be so presented and surrendered for payment, and (4) the amount of any such final payment. Each such notice shall, to the extent required by the REMIC Provisions or other applicable law, be signed on behalf of the Trust and the REMICs by the Trustee.

       d. On the Final Payment Date for the Group I Certificates, upon presentation and surrender of the Group I Certificates and, if required, the Class B-2 Certificates, the Class B-3I Certificates and the Class C Certificates, and from amounts on deposit in the Certificate Account in respect of the Group I Loans and available therefor, the Trustee shall cause distributions to the Certificateholders in proportion to their respective Percentage Interests as follows: (1) first to each Class of Group I Certificates, in the order of priority provided for in Section 8.04(b), the sum of its Class Principal Balance and Formula Interest Distribution Amount; (2) then to the Class B-2 Certificates, the sum of its Class Principal Balance and Formula Interest Distribution Amount; (3) then to the Class B-3I Certificates the Class B-3I Distribution Amount for that Payment Date, calculated in each case with respect only to the Intermediate REMIC Group I Regular Interests; and
(4) then to the Class C Master Certificate, any remaining balance (other than amounts retained to meet claims); provided, that if the Final Payment Date for the Group II

                                     12-2

Certificates is not on or prior to the Final Payment Date for the Group I Certificates and payment to the Class B-2 Certificates would cause the sum of the Class B-2 Principal Balance and the Overcollateralization Amount to be less than 2.375% of the Pool Scheduled Principal Balance, an amount shall be withheld first from the Class C Master Certificate, then from the Class B-3I Certificates, then from the Class B-2 Certificates, and paid to the Group II Certificates, such that the sum of the Class B-2 Principal Balance and the Overcollateralization Amount equals 2.375% of the Pool Scheduled Principal Balance. Any such payment to the Group II Certificates shall be in a manner consistent with the priorities for the payment of principal described in Section 8.04(c). On the Final Payment Date for the Group II Certificates, upon presentation and surrender of the Group II Certificates and, if required, the Class B-2 Certificates, the Class B-3I Certificates and the Class C Certificates, and from amounts on deposit in the Certificate Account in respect of the Group II Loans and available therefor, the Trustee shall cause distributions to the Certificateholders in proportion to their respective Percentage Interests as follows: (1) first to each Class of Group II Certificates, in the order of priority provided for in Section 8.04(c), the sum of its Class Principal Balance and Formula Interest Distribution Amount; (2) then to the Class B-2 Certificates the sum of its Class Principal Balance and Formula Interest Distribution Amount; (3) then to the Class B-3I Certificates the Class B3-I Distribution Amount for that Payment Date, calculated in each case with respect only to the Intermediate REMIC Group II Regular Interests; and
(4) then to the Class C Master Certificate, any remaining balance (other than amounts retained to meet claims); provided, that if the Final Payment Date for the Group II Certificates is not on or prior to the Final Payment Date for the Group II Certificates and payment to the Class B-2 Certificates would cause the sum of the Class B-2 Principal Balance and the Overcollateralization Amount to be less than 2.375% of the Pool Scheduled Principal Balance, an amount shall be withheld first from the Class C Master Certificate, then from the Class B-3I Certificates, then from the Class B-2 Certificates, and paid to the Group I Certificates, such that the sum of the Class B-2 Principal Balance and the Overcollateralization Amount equals 2.375% of the Pool Scheduled Principal Balance. Any such payment to the Group I Certificates shall be distributed in a manner consistent with the priorities for the payment of principal described in
Section 8.04(b). The distribution pursuant to this Section 12.04 on the Final Payment Date for the Group I Certificates shall be in lieu of the distribution otherwise required to be made on such Payment Date to the Group I Certificates under Section 8.04(b) and to the Class B-2 Certificates, Class B-3I Certificates and Class C Certificates, from the Group I Amount Available, under Section 8.04(d). The distribution pursuant to this Section 12.04 on the Final Payment Date for the Group II Certificates shall be in lieu of the distribution otherwise required to be made on such Payment Date to the Group II Certificates under Section 8.04(c) and to the Class B-2 Certificates, Class B-3I Certificates and Class C Certificates, from the Group II Amount Available, under Section 8.04(d).

       e. In the event that all of the Certificateholders do not surrender their Certificates and Class C Certificates for cancellation within three months after the time specified in the above-mentioned written notices, the Originator shall give a second written notice to the remaining Certificateholders to surrender such Certificates and Class C Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all such Certificates and Class C Certificates shall not have been surrendered for cancellation, the Originator shall transfer to itself all amounts remaining on deposit in the Certificate Account, to hold in trust for such Certificateholders and Class C Certificateholders who have not surrendered their Certificates or Class C Certificates, as the case may be, for

                                     12-3
cancellation, together with the final record list of Certificateholders, and the Originator shall take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates or Class C Certificates, and the cost thereof shall be paid out of the funds and other assets which remain in trust hereunder.

       SECTION 12.05.  Acts of Certificateholders.

       a. Except as otherwise specifically provided herein, whenever Certificateholder approval, authorization, direction, notice, consent, waiver, or other action is required hereunder, such approval, authorization, direction, notice, consent, waiver or other action shall be deemed to have been given or taken on behalf of, and shall be binding upon, all Certificateholders if agreed to by Holders of Certificates representing, in the aggregate, 51% or more of the Aggregate Certificate Principal Balance.

       b. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Trustee and, where required, to the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 11.01) conclusive in favor of the Trustee, the Servicer and the Originator if made in the manner provided in this Section.

       c. The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

       d. The ownership of Certificates and the Class C Certificates shall be proved by the Certificate Register.

       e. Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every holder of every Certificate or the Class C Certificates, as applicable, issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done by the Trustee, the Servicer or the Originator in reliance thereon, whether or not notation of such action is made upon such Certificates or Class C Certificates.

       f. The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

       SECTION 12.06. Calculations. Except as otherwise provided in this Agreement, all interest rate and basis point calculations under this Agreement will be made on the basis of a 360-day year and twelve 30-day months and will be carried out to at least three decimal places.

       SECTION 12.07. Assignment or Delegation by Originators. Except as specifically authorized hereunder, and except for its obligations as Servicer which are dealt with under Article V and Article VII, the Originator may not convey and assign or delegate any of its rights or obligations hereunder absent the prior written consent of Holders of Certificates representing,

                                     12-4
in the aggregate, 66-2/3% or more of the Aggregate Certificate Principal Balance, and any attempt to do so without such consent shall be void.

       SECTION 12.08.  Amendment.

       a. This Agreement may be amended from time to time by the Originator, the Servicer and the Trustee, without the consent of any of the Certificateholders, to correct manifest error, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, as the case may be, to make such changes as are necessary to maintain the status of the Trust as a "real estate mortgage investment conduit" under the REMIC Provisions of the Code or to otherwise effectuate the benefits of such status to the Trust and the Certificateholders, including, without limitation, to implement any provision permitted by law that would enable a REMIC to avoid the imposition of any tax, or to make any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel for the Servicer, adversely affect in any material respect the interests of any Certificateholder.

       b. This Agreement may also be amended from time to time by the Servicer, the Originator and the Trustee, with the consent of Holders of Certificates representing, in the aggregate, 66-2/3% or more of the Aggregate Certificate Principal Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of such Certificateholders; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Loans or distributions which are required to be made on any Certificate, (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, (c) result in the disqualification of the Master REMIC, Intermediate REMIC or either of the Subsidiary REMICs as a REMIC under the Code, (d) adversely affect the status of the Master REMIC, Intermediate REMIC or either of the Subsidiary REMICs as a REMIC or the status of the Certificates, the Intermediate REMIC Regular Interests, the Subsidiary REMIC Regular Interests SA-1 or SA-2 or the Subsidiary REMIC Regular Interest SB- 1 as "regular interests" in the Master REMIC, Intermediate REMIC, Subsidiary A REMIC or Subsidiary B REMIC, respectively, or (e) cause any tax (other than any tax imposed on "net income from foreclosure property" under Section 860G(c)(1) of the Code that would be imposed without regard to such amendment) to be imposed on the Trust, including, without limitation, any tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code. This Agreement may not be amended without the consent of the Class C Master, Class C Intermediate, Class C Subsidiary A Certificateholder or Class C Subsidiary B Certificateholder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement which would modify in any manner the rights of the Class C Master, Class C Intermediate, Class C Subsidiary A Certificateholder or Class C Subsidiary B Certificateholder, respectively.

       c. This Agreement shall not be amended under this Section without the consent of 100% of the Certificateholders if such amendment would result in the disqualification of the Master REMIC, Intermediate REMIC or Subsidiary REMIC as a REMIC under the Code.

                                     12-5

       d.   Concurrently with the solicitation of any consent pursuant to this
Section 12.08, the Trustee shall furnish written notification to each of the Rating Agencies. Promptly after the execution of any amendment or consent pursuant to this Section 12.08, the Trustee shall furnish written notification of the substance of such amendment to the Rating Agencies and each Certificateholder.

       e. It shall not be necessary for the consent of Certificateholders under this Section 12.08 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

       f. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

       g. In connection with any amendment pursuant to this Section, the Trustee shall be entitled to receive an Opinion of Counsel to the Servicer to the effect that such amendment is authorized or permitted by this Agreement.

       h.   Upon the execution of any amendment or consent pursuant to this
Section 12.08, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes, and every Certificateholder hereunder shall be bound thereby.

       i. In the absence of the consent described in subsection (c) of this Section, in connection with any amendment pursuant to this Section, the Trustee shall have received an unqualified Opinion of Counsel, the expense of which shall not be an expense of the Trust, stating that any such amendment (i) will not adversely affect the status of the Master REMIC, the Intermediate REMIC or either of the Subsidiary REMICs as a REMIC or the status of the Certificates or the Subsidiary REMIC Regular Interests or the Intermediate REMIC Regular Interests as "regular interests" therein, and (ii) will not cause any tax (other than any tax imposed on "net income from foreclosure property" under Section 860G(c)(1) of the Code that would be imposed without regard to such amendment) to be imposed on the Trust, including, without limitation, any tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code.

       SECTION 12.09. Notices. All communications and notices pursuant hereto to the Seller, the Servicer, the Originator, the Trustee, the Rating Agencies shall be in writing and delivered or mailed to it at the appropriate following address:

       If to the Seller:
              Conseco Finance Securitizations Corp.
              300 Landmark Towers
              345 St. Peter Street
              St. Paul, Minnesota 55102-1639
              Attention:  Chief Financial Officer
              Telecopier Number:  (651) 293-5746

                                     12-6

     If to the Servicer:
              Conseco Finance Corp.
              1100 Landmark Towers
              345 St. Peter Street
              St. Paul, Minnesota 55102-1639
              Attention:  Chief Financial Officer
              Telecopier Number:  (651) 293-5746

     If to the Trustee:
              U.S. Bank Trust National Association
              Corporate Trust Department
              180 East Fifth Street
              Second Floor
              St. Paul, Minnesota 55101
              Attention:  Tamara Schultz-Fugh
              Telecopier Number:  (651) 244-0089

     If to S&P:
              Standard & Poor's
              55 Water Street
              New York, New York  10041
              Attention:  Mortgage Surveillance

     If to Fitch:
              Fitch, Inc.
              One State Street Plaza
              New York, New York  10004
              Attention:  Steven Lei

     If to Moody's:
              Moody's Investors Service, Inc.
              99 Church Street
              New York, NY  10007

or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received. All communications and notices pursuant hereto to a Certificateholder shall be in writing and delivered or mailed at the address shown in the Certificate Register.

       SECTION 12.10. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

       SECTION 12.11. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                                     12-7

       SECTION 12.12. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota.

       SECTION 12.13. No Petition. The Originator, Seller, Servicer and the Trustee, by entering into this Agreement and each Certificateholder, by accepting a Certificate or a Class C Certificate, hereby covenant and agree that they will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations with respect to the Certificates, the Class C Certificates or this Agreement

               [Balance of this page intentionally left blank.]

                                     12-8

     IN WITNESS WHEREOF, the parties hereto have caused this Pooling and Servicing Agreement to be executed by their respective officers thereunto duly authorized this 1st day of May, 2001.

                                     CONSECO FINANCE CORP.

                                     By:
                                        [Name]
                                        [Title]


                                     CONSECO FINANCE SECURITIZATIONS
                                     CORP.

                                     By:
                                        [Name]
                                        [Title]


                                     U.S. BANK TRUST NATIONAL ASSOCIATION,
                                     not in its individual capacity but solely as Trustee

                                     By:
                                        Tamara Schultz-Fugh
                                        Vice President

                                     12-9

     STATE OF MINNESOTA  )
                         )ss.
     COUNTY OF RAMSEY    )

     The foregoing instrument was acknowledged before me this       day of
               , 2001, by                     , of Conseco Finance Corp., a
Delaware corporation, on behalf of the corporation.



                                       Notary Public


     [SEAL]


     STATE OF MINNESOTA  )
                         )ss.
     COUNTY OF RAMSEY    )

     The foregoing instrument was acknowledged before me this       day of
               , 2001, by                     , of Conseco Finance
Securitizations Corp., a Minnesota corporation, on behalf of the corporation.



                                       Notary Public

     [SEAL]

                                     12-10

     STATE OF MINNESOTA  )
                         )ss.
     COUNTY OF RAMSEY    )

     The foregoing instrument was acknowledged before me this      day of
               , 2001, by Tamara Schultz-Fugh, Vice President of U.S. Bank Trust National Association, a national banking association, on behalf of the national banking association.



                                 Notary Public

     [SEAL]

                                     12-11

                                  EXHIBIT A-1
                                  -----------


    FORM OF CLASS [I-A-[1A][1][2][3][4][5]] [II-A-[1A][1][2][3]] CERTIFICATE
    ------------------------------------------------------------------------

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.


Class [I-A-[1A][1][2][3][4][5]]         No.
[II-A-[1A][1][2][3]]
     (Senior)

Cut-off Date:
as defined in the Pooling and           Pass-Through Rate: [    % (plus 0.50%
                                        after the Additional Interest
                                        Entitlement Date)] [ %] [A floating rate
                                        equal to the Group I Adjusted Weighted
                                        Average Loan Rate, but in no event
                                        greater than    % (plus 0.50% after the
                                        Additional Interest Entitlement Date)]
Servicing Agreement dated
May 1, 2001
                                        Denomination:  $

First Payment Date:                     Aggregate Denomination of
June 15, 2001                           all Class [I-A-[1A][1][2][3][4][5]]
                                        [II-A-[1A][1][2][3]]
                                        Certificates:  $

Servicer:                               Final Scheduled Payment Date:
Conseco Finance Corp.                   June 15, 2032 (or if such day is not a
                                        Business Day, then the next succeeding
                                        Business Day)

                                        CUSIP:

             CERTIFICATE FOR HOME EQUITY AND HOME IMPROVEMENT LOANS
  SERIES 2001-B, CLASS [I-A-[1A][1][2][3][4][5]] [II-A-[1A][1][2][3]] (SENIOR)
  ----------------------------------------------------------------------------

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN CONSECO FINANCE CORP. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

     This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the original principal amount set forth above in the Certificates for Home Equity and Home Improvement Loans, Series 2001-B, Class [I-A-[1A][1][2][3][4][5]] [II-A-[1A][1][2][3]] issued by Conseco Finance
Home Equity and Home Improvement Loan Trust 2001-B (the "Trust"), which includes among its assets a pool of closed-end home equity loans

                                     A-1-1
and home improvement loans (the "Loans") (including, without limitation, all mortgages, deeds of trust and security deeds relating to such Loans and any and all rights to receive payments due on the Loans after the applicable Cut-off
Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of May 1, 2001, among Conseco Finance Corp., as Originator and Servicer (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller"), and U.S. Bank Trust National Association, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing in June 2001, so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class [I-A-[1A][1][2][3][4][5]] [II-A-[1A][1][2][3]] Certificates with an aggregate Percentage Interest of at least 5% of the Class [I-A-[1A][1][2][3][4] [5]] [II-A-[1A][1][2][3]] Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Payment
Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Payment Date, in an amount equal to the Certificateholder's Percentage Interest of the Distribution Amount for the Class [I-A-[1A][1][2][3][4][5]] [II-A-[1A][1][2][3]]
Certificates for such Payment Date. Distributions of interest and principal on the Class [I-A-[1A][1][2][3][4][5]] [II-A-[1A][1][2][3]] Certificates will be made primarily from amounts available in respect of the Loans. The final scheduled Payment Date of this Certificate is June 15, 2032 or the next succeeding Business Day if such June 15 is not a Business Day.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new

                                     A-1-2

Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

     The Originator, the Seller, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Seller, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Seller, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     This Certificate shall be a "security" for purposes of Article 8, Section 102(a)(15)(B) of the Uniform Commercial Code and shall be governed by such
Article 8 as in effect in the state of Minnesota from time to time.

                                     A-1-3

     IN WITNESS WHEREOF, Conseco Finance Home Equity and Home Improvement Loan Trust 2001-B has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated:                               CONSECO FINANCE HOME EQUITY AND HOME
                                     IMPROVEMENT LOAN TRUST 2001-B

                                     By:  U.S. BANK TRUST NATIONAL ASSOCIATION

                                     By:
                                                    Authorized Officer

                                     A-1-4

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers
unto                                                      the within Certificate
for Home Equity and Home Improvement Loans, Series 2001-B, and does hereby
irrevocably constitute and appoint                                Attorney to
transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

     Dated:                              By:
                                             Signature

                                     A-1-5

                                  EXHIBIT A-2
                                  -----------
                         FORM OF CLASS I-IO CERTIFICATE
                         ------------------------------

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

Class I-IO                                 No.
(Senior)

Cut-off Date:                              Pass-Through Rate:    %
as defined in the Pooling and Servicing
Agreement dated May 1, 2001

                                           Original Notional Principal Amount: $

First Payment Date:                        Aggregate Class I-IO Original
June 15, 2001                              Notional Principal Amount:
                                           $125,000,000

Servicer:                                  Final Scheduled Payment Date:
Conseco Finance Corp.                      June 15, 2032 (or if such day is
                                           not a Business Day, then the next
                                           succeeding Business Day)

                                           CUSIP:

             CERTIFICATE FOR HOME EQUITY AND HOME IMPROVEMENT LOANS
                       SERIES 2001-B, CLASS I-IO (SENIOR)
                       ----------------------------------

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN CONSECO FINANCE CORP. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

     This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the Class I-IO Original Notional Principal Amount set forth above in the Certificates for Home Equity and Home Improvement Loans, Series 2001-B, Class I-IO issued by Conseco Finance Home Equity and Home Improvement Loan Trust 2001-B (the "Trust"), which includes among its assets a pool of closed-end home equity loans and home improvement loans (the "Loans") (including, without limitation, all mortgages, deeds of trust and security deeds relating to such Loans and any and all rights to receive payments due on the Loans after the applicable Cut-off Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of May 1, 2001, among Conseco Finance Corp., as Originator and Servicer (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller") and U.S. Bank Trust National Association, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and

                                     A-2-1
subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing in June 2001, so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class I-IO Certificates with an aggregate Percentage Interest of at least 5% of the Class I-IO Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Payment
Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Payment Date, in an amount equal to the Certificateholder's Percentage Interest of the Distribution Amount for the Class I-IO Certificates for such Payment Date. Distributions on the Class I-IO Certificates will be made primarily from amounts available in respect of the Loans. The final scheduled Payment Date of this Certificate is June 15, 2032 or the next succeeding Business Day if such June 15 is not a Business Day.

     This Certificate is an interest only Certificate. THE HOLDER OF THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY DISTRIBUTIONS OF PRINCIPAL WITH RESPECT TO THE LOANS.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Trustee or its agent for registration of

                                     A-2-2
transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

     The Originator, the Seller, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Seller, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Seller, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     This Certificate shall be a "security" for purposes of Article 8, Section 102(a)(15)(B) of the Uniform Commercial Code and shall be governed by such
Article 8 as in effect in the state of Minnesota from time to time.

                                     A-2-3

     IN WITNESS WHEREOF, Conseco Finance Home Equity and Home Improvement Loan Trust 2001-B has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

     Dated:                                  CONSECO FINANCE HOME EQUITY AND
                                             HOME IMPROVEMENT LOAN TRUST 2001-B

                                             By:  U.S. BANK TRUST NATIONAL
                                                  ASSOCIATION

                                             By:
                                                        Authorized Officer

                                     A-2-4

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers
unto                                the within Certificate for Home Equity and
Home Improvement Loans, Series 2001-B, and does hereby irrevocably constitute
and appoint                                      Attorney to transfer the said
certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

     Dated:                               By:
                                              Signature

                                     A-2-5

                                   EXHIBIT B
                                   ---------

                  FORM OF CLASS [I][II]-M-[1][2] CERTIFICATE
                  ------------------------------------------

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS [I][II]-A CERTIFICATES [AND CLASS [I][II]-M-1 CERTIFICATES] AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Class [I][II]-M-[1][2]              No.
         (Subordinate)
Cut-off Date:                       Pass-Through Rate: [A floating rate equal to
as defined in the Pooling and       the Group I Adjusted Weighted Average Loan
Servicing Agreement dated           Rate, but in no event greater than]     %
May 1, 2001

                                    Denomination: $


First Payment Date:                 Aggregate Denomination of
June 15, 2001                       all Class [I][II]-M-[1][2] Certificates:
                                    $

Servicer:                           Final Scheduled Payment Date:
Conseco Finance Corp.               June 15, 2032 (or if such day is not a
                                    Business Day, then the next succeeding
                                    Business Day)

                                    CUSIP:

            CERTIFICATE FOR HOME EQUITY AND HOME IMPROVEMENT LOANS
              SERIES 2001-B, CLASS [I][II]-M-[1][2] (SUBORDINATE)
              ---------------------------------------------------

     [EXCEPT AS PROVIDED IN SECTION 9.02(b)(2) OF THE POOLING AND SERVICING AGREEMENT, BY ACCEPTANCE OF THIS CERTIFICATE, THE PURCHASER OF THE CERTIFICATE OR ANY INTEREST HEREIN BY, ON BEHALF OF OR WITH PLAN ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THAT IS DESCRIBED IN SECTION 4975(e)(1) OF THE CODE (EACH, A "PLAN") ACKNOWLEDGES THAT EITHER THE CERTIFICATEHOLDER HAS DELIVERED TO THE ORIGINATOR AND THE TRUSTEE AT ITS OWN EXPENSE AN OPINION OF COUNSEL (SATISFACTORY TO THE ORIGINATOR AND THE TRUSTEE)

THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, OR, IF NO SUCH OPINION IS DELIVERED, IS DEEMED TO REPRESENT TO THE TRUSTEE, THE ORIGINATOR, THE SELLER AND THE SERVICER EITHER (I) THAT THE PERSON ACQUIRING THE CERTIFICATE IS NEITHER A PLAN, NOR ACTING ON BEHALF OF A PLAN, SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE, OR (II) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE PLAN ASSETS AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.]

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN CONSECO FINANCE CORP. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

     This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the original principal amount set forth above in the Certificates for Home Equity and Home Improvement Loans, Series 2001-B, Class [I][II]-M-[1][2] issued by Conseco Finance Home Equity and Home Improvement Loan Trust 2001-B (the "Trust"), which includes among its assets a pool of closed-end home equity loans and home improvement loans (the "Loans") (including, without limitation, all mortgages, deeds of trust and security deeds relating to such Loans and any and all rights to receive payments due on the Loans after the applicable Cut-off Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of May 1, 2001, among Conseco Finance Corp., as Originator and Servicer (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller") and U.S. Bank Trust National Association, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing in June 2001, so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class [I][II]-M-[1][2] Certificates with an aggregate Percentage Interest of at least 5% of the Class [I][II]-M-[1][2] Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Payment Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Payment Date, in an amount equal to the Certificateholder's Percentage Interest of the Distribution Amount for the Class [I][II]-M-[1][2] Certificates for such Payment Date. Distributions of interest and principal on the Class

[I][II]-M-[1][2] Certificates will be made primarily from amounts available in respect of the Loans. The final scheduled Payment Date of this Certificate is June 15, 2032 or the next succeeding Business Day if such June 15 is not a Business Day.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement, for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

     [Except as provided in Section 9.02(b)(2) of the Agreement, no transfer of this Certificate or any interest herein to any employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or that is described in Section 4975(e)(1) of the Code or to any person or entity purchasing on behalf of, or with assets of, such an employee benefit plan (each, a "Plan") will be registered unless the transferee, at its expense, delivers to the Originator and the Trustee an opinion of counsel (satisfactory to the Originator and the Trustee) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring this Certificate will be deemed to represent to the Trustee, the Originator, the Seller and the Servicer either (i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to
Section 4975 of the Code, or (ii) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement.]

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

     The Originator, the Seller, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Seller, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Seller, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     This Certificate shall be a "security" for purposes of Article 8, Section 102(a)(15)(B) of the Uniform Commercial Code and shall be governed by such
Article 8 as in effect in the state of Minnesota from time to time.

     IN WITNESS WHEREOF, Conseco Finance Home Equity and Home Improvement Loan Trust 2001-B has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

     Dated:                                CONSECO FINANCE HOME EQUITY AND
                                           HOME IMPROVEMENT LOAN TRUST
                                           2001-B

                                           By: U.S. BANK TRUST NATIONAL
                                               ASSOCIATION

                                           By:
                                                     Authorized Officer

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers
unto                                the within Certificate for Home Equity and
Home Improvement Loans, Series 2001-B, and does hereby irrevocably constitute
and appoint                                Attorney to transfer the said
certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

     Dated:                         By:
                                       Signature

                                  EXHIBIT C-1
                                  -----------

                  FORM OF CLASS [I][II]-B-[1][2] CERTIFICATE
                  ------------------------------------------

     [THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE TRUST AGREEMENT REFERRED TO HEREIN.]

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS [I][II]- A, CLASS [I][II]-M CERTIFICATES [AND THE CLASS [I][II]-B-1 CERTIFICATES] AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Class [I][II]-B-[1][2]           No.
(Subordinate)

Cut-off Date:                    Pass-Through Rate: A floating rate equal to the
as defined in the Pooling and    the [[Group I Adjusted] [Group II] Weighted
Servicing Agreement dated        Average Loan Rate] [lesser of the Group I
May 1, 2001                      Adjusted Weighted Average Loan Rate or the
                                 Group II Weighted Average Loan Rate], but in
                                 no event greater than   %

                                 Denomination: $

First Payment Date:              Aggregate Denomination of
June 15, 2001                    all Class [I][II]-B-[1][2] Certificates:
                                 $

Servicer:                        Final Scheduled Payment Date:
Conseco Finance Corp.            June 15, 2032 (or if such day is not a
                                 Business Day, then the next succeeding
                                 Business Day)

                                 CUSIP:

                                     C-1-1

            CERTIFICATES FOR HOME EQUITY AND HOME IMPROVEMENT LOANS
              SERIES 2001-B, CLASS [I][II]-B-[1][2] (SUBORDINATE)
              ---------------------------------------------------

     [BY ACCEPTANCE OF THIS CERTIFICATE, THE PURCHASER OF THE CERTIFICATE OR ANY INTEREST HEREIN BY, ON BEHALF OF OR WITH PLAN ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THAT IS DESCRIBED IN SECTION 4975(e)(1) OF THE CODE (EACH, A "PLAN") ACKNOWLEDGES THAT EITHER THE CERTIFICATEHOLDER HAS DELIVERED TO THE ORIGINATOR AND THE TRUSTEE AT ITS OWN EXPENSE AN OPINION OF COUNSEL (SATISFACTORY TO THE ORIGINATOR AND THE TRUSTEE) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, OR, IF NO SUCH OPINION IS DELIVERED, IS DEEMED TO REPRESENT TO THE TRUSTEE, THE ORIGINATOR, THE SELLER AND THE SERVICER EITHER (I) THAT THE PERSON ACQUIRING THE CERTIFICATE IS NEITHER A PLAN, NOR ACTING ON BEHALF OF A PLAN, SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE, OR (II) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE PLAN ASSETS AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.]

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN CONSECO FINANCE CORP. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

     This certifies that [Cede & Co.] [Green Tree Finance Corp.-Two] is the registered owner of the undivided Percentage Interest represented by the original principal amount set forth above in the Certificates for Home Equity and Home Improvement Loans, Series 2001-B, Class [I][II]-B-[1][2], issued by Conseco Finance Home Equity and Home Improvement Loan Trust 2001-B (the "Trust"), which includes among its assets a pool of closed-end home equity loans and home improvement loans (the "Loans") (including, without limitation, all mortgages, deeds of trust and security deeds relating to such Loans and any and all rights to receive payments due on the Loans after the applicable Cut-off
Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of May 1, 2001, among Conseco Finance Corp., as Originator and Servicer (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller") and U.S. Bank Trust National Association as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

                                     C-1-2

     The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing in June 2001, so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class [I][II]-B-[1][2] Certificates with an aggregate Percentage Interest of at least 5% of the Class [I][II]-B-[1][2] Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Payment Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Payment Date, in an amount equal to the Certificateholder's Percentage Interest of the Distribution Amount for the Class [I][II]-B-[1][2] Certificates for such Payment Date. Distributions of interest and principal on the Class [I][II]-B-[1][2] Certificates will be made primarily from amounts available in respect of the Loans. The final scheduled Payment Date of this Certificate is June 15, 2032 or the next succeeding Business Day if such June 15 is not a Business Day.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement, for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

     [No transfer of this Certificate or any interest herein to any employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or that is described in Section 4975(e)(1) of the Code or to any person or entity purchasing on behalf of, or with assets of, such an employee benefit plan (each, a "Plan") will be registered unless the transferee, at its expense, delivers to the Originator and the Trustee an opinion of counsel (satisfactory to the Originator and the Trustee) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring this Certificate will be deemed to represent to the Trustee, the Originator, the Seller and the Servicer either (i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to
Section 4975 of the Code, or (ii) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement.]

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

                                     C-1-3

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     [Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.]

     The Originator, the Seller, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Seller, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Seller, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     This Certificate shall be a "security" for purposes of Article 8, Section 102(a)(15)(B) of the Uniform Commercial Code and shall be governed by such
Article 8 as in effect in the state of Minnesota from time to time.

                                     C-1-4

     IN WITNESS WHEREOF, Conseco Finance Home Equity and Home Improvement Loan Trust 2001-B has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

     Dated:                                     CONSECO FINANCE HOME EQUITY AND
                                                HOME IMPROVEMENT LOAN TRUST
                                                2001-B

                                                By:  U.S. BANK TRUST NATIONAL
                                                ASSOCIATION

                                                By:
                                                        Authorized Officer

                                     C-1-5

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers
unto                                the within Certificate for Home Equity and
Home Improvement Loans, Series 2001-B, and does hereby irrevocably constitute
and appoint                                Attorney to transfer the said
certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:                                          By:
                                                    Signature

                                     C-1-6

                                  EXHIBIT C-2
                                  -----------

                         FORM OF CLASS B-3I CERTIFICATE
                         ------------------------------

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS B CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Class B-3I                                   No.
(Subordinate)

Cut-off Date: as defined in the              Percentage Interest:      %
Pooling and Servicing Agreement
Dated as of May 1, 2001

First Payment Date:                          Maturity Date:
June 15, 2001                                June 15, 2032
                                             (or if such day is not a Business
                                             Day, then the next succeeding
                                             Business Day)

Servicer:
Conseco Finance Corp.

            CERTIFICATES FOR HOME EQUITY AND HOME IMPROVEMENT LOANS
                    SERIES 2001-B, CLASS B-3I (SUBORDINATE)
                    ---------------------------------------

     BY ACCEPTANCE OF THIS CERTIFICATE, THE PURCHASER OF THE CERTIFICATE OR ANY INTEREST HEREIN BY, ON BEHALF OF OR WITH PLAN ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO THE EMPLOYEE

                                     C-2-1

RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THAT IS DESCRIBED IN SECTION 4975(e)(1) OF THE CODE (EACH, A "PLAN") ACKNOWLEDGES THAT EITHER THE CERTIFICATEHOLDER HAS DELIVERED TO THE ORIGINATOR AND THE TRUSTEE AT ITS OWN EXPENSE AN OPINION OF COUNSEL (SATISFACTORY TO THE ORIGINATOR AND THE TRUSTEE) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, OR, IF NO SUCH OPINION IS DELIVERED, IS DEEMED TO REPRESENT TO THE TRUSTEE, THE ORIGINATOR, THE SELLER, AND THE SERVICER EITHER (I) THAT THE PERSON ACQUIRING THE CERTIFICATE IS NEITHER A PLAN, NOR ACTING ON BEHALF OF A PLAN, SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE, OR (II) THAT PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE PLAN ASSETS AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN CONSECO FINANCE CORP. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

     This certifies that Green Tree Finance Corp.-Two is the registered owner of the undivided Percentage Interest set forth above in the Class B-3I Certificate issued by Conseco Finance Home Equity and Home Improvement Loan Trust 2001-B (the "Trust"), which includes among its assets a pool of closed-end home equity loans and home improvement loans (the "Loans"), (including, without limitation, all mortgages, deeds of trust and security deeds relating to such Loans and any and all rights to receive payments due on the Loans after the applicable Cut-off
Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of May 1, 2001, among Conseco Finance Corp., as Originator and Servicer (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller"), and U.S. Bank Trust National Association, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each related Due Period commencing in June 2001 so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class B-3I Certificates with an aggregate Percentage Interest of at least 5% and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Payment
Date) to the registered Certificateholder at the

                                     C-2-2
address appearing on the Certificate Register as of the Business Day immediately preceding such Payment Date, in an amount equal to the Certificateholder's Percentage Interest of the Class B-3I Distribution Amount for such Payment Date. The Final Scheduled Payment Date of this Certificate is June 15, 2032 or the next succeeding Business Day if such June 15 is not a Business Day.

     THIS CERTIFICATE IS AN INTEREST ONLY CERTIFICATE. THE HOLDER OF THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY DISTRIBUTIONS OF PRINCIPAL WITH RESPECT TO THE CONTRACTS.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

     No transfer of this Certificate or any interest herein to any employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or that is described in Section 4975(e)(1) of the Code or to any person or entity purchasing on behalf of, or with assets of, such an employee benefit plan (each, a "Plan") will be registered unless the transferee, at its expense, delivers to the Originator and the Trustee an opinion of counsel (satisfactory to the Originator and the Trustee) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring this Certificate will be deemed to represent to the Trustee, the Originator, the Seller and the Servicer either (i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to
Section 4975 of the Code, or (ii) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in St. Paul, Minnesota, accompanied by a written instrument of transfer in form

                                     C-2-3
satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Originator, the Seller, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Seller, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Seller, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

                                     C-2-4

     IN WITNESS WHEREOF, Conseco Finance Home Equity and Home Improvement Loan Trust 2001-B has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

     Dated:                             CONSECO FINANCE HOME EQUITY AND HOME
                                        IMPROVEMENT LOAN TRUST 2001-B

                                        By:  U.S. BANK TRUST NATIONAL
                                             ASSOCIATION

                                        By:
                                                     Authorized Officer

                                     C-2-5

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers
unto                                the within Certificate for Home Equity and
Home Improvement Loans, Series 2001-B, and does hereby irrevocably constitute
and appoint                                Attorney to transfer the said
certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

     Dated:                              By:
                                             Signature

                                     C-2-6

                                   EXHIBIT D
                                   ---------

                               FORM OF ASSIGNMENT
                               ------------------

     In accordance with the Pooling and Servicing Agreement (the "Agreement") dated as of May 1, 2001, among Conseco Finance Securitizations Corp. (the "Seller"), Conseco Finance Corp. (the "Originator") and U.S. Bank Trust National Association as Trustee (the "Trustee"), the undersigned does hereby transfer, assign, set over and otherwise convey, without recourse, to Conseco Finance Home Equity and Home Improvement Loan Trust 2001-B, created by the Agreement, to be held in trust as provided in the Agreement, (i) all right, title and interest in the home equity and home improvement loans identified in the List of Loans attached to the Agreement and each Subsequent Transfer Instrument (including, without limitation, all related mortgages, deeds of trust and security deeds and any and all rights to receive payments on or with respect to the Loans due after the Cut-off Date), (ii) all rights of the Seller under the Transfer Agreement,
(iii) all rights under any hazard, flood or other individual insurance policy on the real estate securing a Loan for the benefit of the creditor of such Loan,
(iv) all rights the Originator may have against the originating lender or contractor with respect to Loans originated by a lender or a contractor other than the Originator, (v) all rights under the Errors and Omissions Protection Policy and the Fidelity Bond as such policy and bond relate to the Loans, (vi) all rights under any title insurance policies, if applicable, on any of the properties securing Loans, (vii) all documents contained in the related Loan Files, (viii) amounts in the Certificate Account, any Pre-Funding Account, and any Capitalized Interest Account (including all proceeds of investments) and
(ix) all proceeds and products of the foregoing.

     This Assignment is made pursuant to and upon the representations and warranties on the part of the undersigned contained in Article III of the Agreement and no others. All undefined capitalized terms used in this Assignment shall have the meanings given them in the Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly
executed this      day of           , 2001.

                                          CONSECO FINANCE SECURITIZATIONS CORP.


                                          By:
                                             [Name]
                                             [Title]

                                  EXHIBIT E-1
                                  -----------

                         FORM OF CERTIFICATE OF OFFICER
                         ------------------------------

                             CONSECO FINANCE CORP.

     The undersigned certifies that he is a [title] of Conseco Finance Corp., a Delaware corporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company in connection with the Pooling and Servicing Agreement dated as of May 1, 2001 (the "Pooling and Servicing Agreement") among the Company, Conseco Finance Securitizations Corp. and U.S. Bank Trust National Association as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Pooling and Servicing Agreement), and further certifies that:

          (i) attached hereto as Exhibit I is a true and correct copy of the Certificate of Incorporation of the Company, together with all amendments thereto as in effect on the date thereof;

          (ii) attached hereto as Exhibit II is a true and correct copy of the Restated Bylaws of the Company, as amended, as in effect on the date hereof;

          (iii) the representations and warranties of the Company contained in Sections 3.02, 3.04 and 3.05 of the Pooling and Servicing Agreement are true and correct on and as of the date hereof;

          (iv) no event with respect to the Company has occurred and is continuing which would constitute an Event of Termination or an event that with notice or lapse of time or both would become an Event of Termination under the Pooling and Servicing Agreement;

          (v) each of the agreements and conditions of the Company to be performed on or before the date hereof pursuant to the Pooling and Servicing Agreement and the Underwriting Agreement and related agreements have been performed in all material respects;

          (vi) attached hereto as Exhibit III are true and correct copies of certain resolutions, duly adopted by the Board of Directors of the Company on or prior to the date hereof, such resolutions (i) constitute the only resolutions adopted by the Board of Directors or any committee thereof relating to the subject matter thereof, (ii) have not been amended, modified, annulled or revoked, and (iii) are in full force and effect; and the instruments referred to in said resolutions were executed pursuant thereto and in compliance therewith; and

          (vii) each person who, as an officer of the Company, signed any of the Pooling and Servicing Agreement, Underwriting Agreement or any other document delivered prior hereto or on the date hereof in connection with the transactions contemplated thereby was, at the respective times of such signing and delivery, and is now duly elected

                                     E-1-1
     or appointed, qualified and acting as such officer, and the signatures of such persons appearing on such documents are their genuine signatures.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this        day of
                   , 2001.


                                                By:
                                                   [Name]
                                                   [Title]

                                     E-1-2

                                  EXHIBIT E-2
                                  -----------

                        FORM OF CERTIFICATE OF OFFICER
                        ------------------------------

                     CONSECO FINANCE SECURITIZATIONS CORP.

     The undersigned certifies that he is a [title] of Conseco Finance Securitizations Corp., a Minnesota corporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company in connection with the Pooling and Servicing Agreement dated as of May 1, 2001 (the "Pooling and Servicing Agreement") among Conseco Finance Corp., the Company, and U.S. Bank Trust National Association as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Pooling and Servicing Agreement), and further certifies that:

          (i) attached hereto as Exhibit I is a true and correct copy of the Articles of Incorporation of the Company, together with all amendments thereto as in effect on the date hereof;

          (ii) attached hereto as Exhibit II is a true and correct copy of the Bylaws of the Company, as amended, as in effect on the date hereof;

          (iii)  the representations and warranties of the Company contained in
     Section 3.01 of the Pooling and Servicing Agreement are true and correct on and as of the date hereof and, to the best of his knowledge, the representations and warranties of the Company contained in Section 3.03 of the Pooling and Servicing Agreement are true and correct on and as of the date hereof;

          (iv) no event with respect to the Company has occurred and is continuing which would constitute an Event of Termination or an event that with notice or lapse of time or both would become an Event of Termination under the Pooling and Servicing Agreement;

          (v) each of the agreements and conditions of the Company to be performed on or before the date hereof pursuant to the Pooling and Servicing Agreement and the Underwriting Agreement and related agreements have been performed in all material respects.

          (vi) attached hereto as Exhibit III are true and correct copies of certain resolutions, duly adopted by the Board of Directors of the Company on or prior to the date hereof, such resolutions (i) constitute the only resolutions adopted by the Board of Directors or any committee thereof relating to the subject matter thereof, (ii) have not been amended, modified, annulled or revoked, and (iii) are in full force and effect; and the instruments referred to in said resolutions were executed pursuant thereto and in compliance therewith; and

                                     E-2-1

          (vii) each person who, as an officer of the Company, signed any of the Pooling and Servicing Agreement, Underwriting Agreement or any other document delivered prior hereto or on the date hereof in connection with the transactions contemplated thereby was, at the respective times of such signing and delivery, and is now duly elected or appointed, qualified and acting as such officer, and the signatures of such persons appearing on such documents are their genuine signatures.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this        day of
               , 2001.


                                           By:
                                              [Name]
                                              [Title]

                                     E-2-2

                                   EXHIBIT F
                                   ---------

                          FORM OF OPINION OF COUNSEL
                          --------------------------

     The opinion of Briggs and Morgan, Professional Association shall be to the effect that (capitalized terms have the meanings set forth in the Pooling and Servicing Agreement):

     1. The Originator is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate power to execute, deliver and perform its obligations under the Pooling and Servicing Agreement, the Transfer Agreement and the Underwriting Agreement (collectively, the "Transaction Documents"). The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, with corporate power to execute, deliver and perform in its obligations under the Transaction Documents.

     2. The Transaction Documents have been duly authorized by all requisite corporate action, duly executed and delivered by the Originator and the Seller, and constitute the valid and binding obligations of the Originator and the Seller enforceable in accordance with their terms. The Certificates have been duly authorized by all requisite corporate action and, when duly and validly executed by the Trustee in accordance with the Pooling and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

     3. No consent, approval, authorization or order of any state or federal court or governmental agency or body is required to be obtained by the Originator or the Seller for the consummation of the transactions contemplated by the Transaction Documents, except such as may be required under blue sky laws under any jurisdiction in connection with the offering of the Certificates by the Underwriters pursuant to the Underwriting Agreement.

     4. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as now in effect, and the Trust is not required to be registered as an investment company under the Investment Company Act of 1940.

     5. Neither the transfer of the Loans by the Originator to the Seller, nor the assignment of the Originator's lien on the related real estate which is the subject of a home equity or home improvement loan, nor the issuance or sale of the Certificates and the Class C Certificates, nor the execution and delivery of the Transaction Documents, nor the consummation of any other of the transactions contemplated in the Transaction Documents nor the fulfillment of the terms of the Certificates, the Class C Certificates or the Transaction Documents by the Originator will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the Certificate of Incorporation or Bylaws of the Originator or of any indenture or other agreement or instrument known to us to which the Originator is a party or by which it is bound, or result in a violation of, or contravene the terms of any statute, order or regulation, applicable to the Originator, of any court, regulatory body, administrative agency or governmental body having jurisdiction over it.

     6. Neither the transfer of the Loans by the Seller to the Trustee acting on behalf of the Trust, nor the assignment of the Seller's lien on the related real estate which is the subject of a home equity or home improvement loan, nor the issuance or sale of the Certificates and the Class C Certificates, nor the execution and delivery of the Transaction Documents, nor the consummation of any other of the transactions contemplated in the Transaction Documents, nor the fulfillment of the terms of the Certificates, the Class C Certificates or the Transaction Documents by the Seller will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the Articles of Incorporation or Bylaws of the Seller or of any indenture or other agreement or instrument known to us to which the Seller is a party or by which it is bound, or result in a violation of, or contravene the terms of any statute, order or regulation, applicable to the Seller, of any court, regulatory body, administrative agency or governmental body having jurisdiction over it.

     7. There are no actions or proceedings pending, nor to the best of our knowledge, are there any investigations pending or overtly threatened against the Originator or the Seller before any court, administrative agency or other tribunal (A) asserting the invalidity of the Transaction Documents, the Certificates, the Class C Certificates, the hazard or flood insurance policies applicable to any Loans or the Errors and Omissions Protection Policy, (B) seeking to prevent the issuance of the Certificates or the Class C Certificates or the consummation of any of the transactions contemplated by the Transaction Documents, (C) which is likely materially and adversely to affect the performance by the Originator or the Seller of its obligations under, or the validity or enforceability of, the Transaction Documents, the Certificates or the Class C Certificates, or (D) seeking adversely to affect the federal income tax attributes of the Certificates or the Class C Certificates described in the Prospectus and the Prospectus Supplement under the heading "Federal Income Tax Consequences."

     8. The transfer of the Loans to the Trust in accordance with Section 2.01 of the Pooling and Servicing Agreement would not be avoidable as a preferential transfer under Section 547 of the United States Bankruptcy Code (11 U.S.C. (S)
547), as in effect on the date hereof, in the event that the Originator became a debtor under the United States Bankruptcy Code.

     9. Pursuant to the Transfer Agreement the Originator has transferred to the Seller all of the Originator's right, title and interest in the Loans, free and clear of any and all other assignments, encumbrances, options, rights, claims, liens or security interests (except tax or possessory liens) that may affect the right of the Seller in and to such Loans, and has delivered the Loan Files to the Trustee (as the Seller's designee) or its custodian. No filing or other action, other than the filing of a financing statement on Form UCC-1 with the Secretary of State of the State of Minnesota identifying the Loans as collateral and naming the Originator as debtor and the Seller as secured party, and the filing of continuation statements as required by the Transfer Agreement, is necessary to perfect as against third parties the assignment of the Loans by the Originator to the Seller. We have separately provided you with our opinion concerning whether such assignment could be recharacterized as a pledge rather than a sale in the event the Originator became a debtor under the United States Bankruptcy Code. However, in the event such assignment were recharacterized as a pledge securing a loan from the Seller to the Originator, it is our opinion that the Seller would be deemed to have a valid and perfected security interest in the Loans and the proceeds thereof, which security interest would be prior to any other security interest that may be perfected under the Uniform Commercial Code as in effect in the State of Minnesota and over any "lien creditor" (as defined in Minn. Stat. (S)336.9-301(3)) who becomes such after the Closing Date, except that a subsequent purchaser of any Loan who gives new value and takes possession thereof in the ordinary course of his business would have priority over the Seller's security interest in such Loan, if such purchaser acts without knowledge that such Loan was subject to a security interest. We have assumed for the purposes of this opinion that during the term of the Pooling and Servicing Agreement the Trustee, or its custodian, shall maintain possession of the Loan Files for the purpose of perfecting the assignment to the Seller of the Loans. We express no opinion with respect to the enforceability of any individual Loan or the existence of any claims, rights or other matters in favor of any Obligor.

     10. Pursuant to the Pooling and Servicing Agreement the Seller has transferred to the Trustee acting on behalf of the Trust all of the Seller's right, title and interest in the Loans, free and clear of any and all other assignments, encumbrances, options, rights, claims, liens or security interests (except tax or possessory liens) that may affect the right of the Trustee in and to such Loans, and has delivered the Loan Files to the Trustee or its custodian. No filing or other action, other than the filing of a financing statement on Form UCC-1 with the Secretary of State of the State of Minnesota identifying the Loans as collateral and naming the Seller as debtor and the Trustee as secured party, and the filing of continuation statements as required by Section 4.01 of the Pooling and Servicing Agreement, is necessary to perfect as against third parties the assignment of the Loans by the Seller to the Trustee. We have separately provided you with our opinion concerning whether such assignment could be recharacterized as a pledge rather than a sale in the event the Seller became a debtor under the United States Bankruptcy Code. However, in the event such assignment were recharacterized as a pledge securing a loan from the Certificateholders to the Seller, it is our opinion that the Trustee would be deemed to have a valid and perfected security interest in the Loans and the proceeds thereof, which security interest would be prior to any other security interest that may be perfected under the Uniform Commercial Code as in effect in the State of Minnesota and over any "lien creditor" (as defined in Minn. Stat.
(S)336.9-301(3)) who becomes such after the Closing Date, except that a subsequent purchaser of any Loan who gives new value and takes possession thereof in the ordinary course of his business would have priority over the Trustee's security interest in such Loan, if such purchaser acts without knowledge that such Loan was subject to a security interest. We have assumed for the purposes of this opinion that during the term of the Pooling and Servicing Agreement the Trustee, or its custodian, shall maintain possession of the Loan Files for the purpose of perfecting the assignment to the Trustee of the Loans. We express no opinion with respect to the enforceability of any individual Loan or the existence of any claims, rights or other matters in favor of any Obligor or the owner of any financed home improvement.

     11. In reliance upon certain representations and warranties set forth in the Pooling and Servicing Agreement and assuming that the Originator and the Trustee comply with the requirements of the Pooling and Servicing Agreement, including the filing on behalf of each of the REMICs of a proper election to be taxed as a REMIC, as of the date hereof the REMICs created pursuant to the Pooling and Servicing Agreement will each qualify as a REMIC. Further, the Certificates will evidence ownership of the "regular interests" in the Master REMIC and the Class C Master Certificate will evidence ownership of the residual interest in the Master REMIC. For Minnesota income and franchise tax purposes, and subject to the foregoing assumptions, and the provisions of Minnesota law as of the date hereof, the Trust (excluding the

Capitalized Interest Account and the Pre-Funding Account) will not be subject to tax and the income of the Trust will be taxable to the holders of interests therein, all in accordance with the provisions of the Code concerning REMICs. Moreover, ownership of Certificates will not be a factor in determining whether such owner is subject to Minnesota income and franchise taxes. Therefore, if the owner of Certificates is not otherwise subject to Minnesota income or franchise taxes in the State of Minnesota, such owner will not become subject to such Minnesota taxes solely by virtue of owning Certificates.

     12. The transfer of the Loans and the proceeds thereof by the Seller to the Trustee on the date hereof pursuant to the Pooling and Servicing Agreement would not be avoidable as a fraudulent transfer under the Uniform Fraudulent Transfer Act as in effect in Minnesota on the date hereof (Minn. Stat. (S)(S)
513.41 through 513.51), nor, should the Seller become a debtor under the United States Bankruptcy Code, as a fraudulent transfer under Section 548 of the United States Bankruptcy Code (11 U.S.C. (S) 548) as in effect on the date hereof.

                                   EXHIBIT G
                                   ---------

                       FORM OF TRUSTEE'S ACKNOWLEDGMENT
                       --------------------------------

     U.S. Bank Trust National Association, a national banking association organized under the laws of the United States, acting as trustee (the "Trustee") of Conseco Finance Home Equity and Home Improvement Loan Trust 2001-B (the "Trust") created pursuant to the Pooling and Servicing Agreement dated as of May 1, 2001 among Conseco Finance Corp. (the "Originator"), Conseco Finance Securitizations Corp. (the "Seller") and the Trustee (the "Agreement") (all capitalized terms used herein without definition having the respective meanings specified in the Agreement) acknowledges, pursuant to Section 2.04 of the Agreement, that the Trustee has received the following: (i) all right, title and interest in the home equity and home improvement loans identified in the List of Loans attached to the [Agreement] [Subsequent Transfer Instrument of even date herewith] (the "Loans"), including, without limitation, all related mortgages and deeds of trust and any and all rights to receive payments on or with respect to the Loans (due after the Cut-off Date), (ii) all rights under any hazard, flood or other individual insurance policy on the real estate securing a Loan for the benefit of the owner of such Loan, (iii) all rights of the Seller under the Transfer Agreement, (iv) all rights the Originator may have against the originating lender or contractor with respect to Loans originated by a lender or contractor other than the Originator, (v) all rights under the Errors and Omissions Protection Policy and the Fidelity Bond as such policy and bond relate to the Loans, (vi) all rights under any title insurance policies, if applicable, on any of the properties securing Loans, (vii) all documents contained in the related Loan Files, [(viii) amounts in the Certificate Account, the Capitalized Interest Account and the Pre-Funding Account (including all proceeds of investments of funds in the Certificate Account), and] (ix) [all rights of the Seller under the Subsequent Transfer Agreement dated May 1, 2001, between the Originator and the Seller] [and] [(x)] all proceeds and products of the foregoing; and declares that, directly or through a Custodian, it will hold all Loan Files that have been delivered in trust, upon the trusts set forth in the Agreement for the use and benefit of all Certificateholders and the holders of the Class C Certificates.

     [From Trustee or Custodian as applicable.] The Trustee acknowledges that it has conducted a review of the Loan Files and hereby confirms that, except as noted on the attached exception list, each Loan File contains (a) an original promissory note (or an executed lost note affidavit, together with a copy of the note), duly endorsed in blank or in the name of the Trustee, (b) an original or a copy of the mortgage, deed of trust or similar evidence of a lien on the related improved real estate securing the Loan, (c) an assignment of the Loan, and the mortgage, deed of trust or similar evidence of a lien, from the originator (if other than the Originator) to the Originator, (d) an assignment of the mortgage, deed of trust or similar evidence of a lien, to the Trustee or in blank, and (e) any extension, modification or waiver agreement(s). The [Trustee] [Custodian] has not otherwise reviewed the Loans and Loan Files for compliance with the terms of the Agreement.

     [If Acknowledgment from Custodian: Undefined capitalized terms used in this Acknowledgment have the meanings given them in the Pooling and Servicing Agreement.]

     IN WITNESS WHEREOF,                               as Trustee has caused
this acknowledgment to be executed by its duly authorized officer and its
corporate seal affixed hereto as of this     day of                        ,
2001.


                                         U.S. BANK TRUST NATIONAL ASSOCIATION,
                                           as Trustee


                                           By:
                                              [Name]
                                              [Title]

                                   EXHIBIT H
                                   ---------

                   FORM OF CERTIFICATE OF SERVICING OFFICER
                    ----------------------------------------

                             CONSECO FINANCE CORP.

     The undersigned certifies that he is a [title] of Conseco Finance Corp., a Delaware corporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company pursuant to
Section 6.02 of the Pooling and Servicing Agreement (the "Agreement") dated as of May 1, 2001 among the Company, Conseco Finance Securitizations Corp. and U.S. Bank Trust National Association, as Trustee of Conseco Finance Home Equity and Home Improvement Loan Trust 2001-B (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

     1.  The Monthly Report for the period from                 to
                attached to this certificate is complete and accurate in accordance with the requirements of Sections 6.01 and 6.02 of the Agreement; and

     2. As of the date hereof, no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this        day of
                     ,     .



                                            CONSECO FINANCE CORP.


                                            By:
                                               [Name]
                                               [Title]

                                   EXHIBIT I
                                   ---------

                          FORM OF CLASS C CERTIFICATE
                          ---------------------------
             [MASTER] [SUBSIDIARY A] [SUBSIDIARY B] [INTERMEDIATE]
             -----------------------------------------------------


     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS B CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE. THIS CERTIFICATE MAY ONLY BE TRANSFERRED TO A PERMITTED TRANSFEREE (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN); ANY SUCH TRANSFER MUST ALSO SATISFY THE OTHER REQUIREMENTS OF SECTION
9.02 OF SUCH POOLING AND SERVICING AGREEMENT.

     BY ACCEPTANCE OF THIS CERTIFICATE, THE PURCHASER OF THE CERTIFICATE OR ANY INTEREST HEREIN BY, ON BEHALF OF OR WITH PLAN ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THAT IS DESCRIBED IN SECTION 4975(e)(1) OF THE CODE (EACH, A "PLAN") ACKNOWLEDGES THAT EITHER THE CERTIFICATEHOLDER HAS DELIVERED TO THE ORIGINATOR AND THE TRUSTEE AT ITS OWN EXPENSE AN OPINION OF COUNSEL (SATISFACTORY TO THE ORIGINATOR AND THE TRUSTEE) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, OR, IF NO SUCH OPINION IS DELIVERED, IS DEEMED TO REPRESENT TO THE TRUSTEE, THE ORIGINATOR, THE SELLER AND THE SERVICER EITHER (I) THAT THE PERSON ACQUIRING THE CERTIFICATE IS NEITHER A PLAN, NOR ACTING ON BEHALF OF A PLAN, SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE, OR (II) THAT THE PURCHASE AND HOLDING OF THIS

CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE PLAN ASSETS AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

Class C [Master][Subsidiary A] [Subsidiary B]      No.
[Intermediate] (Subordinate)

Cut-off Date:                                      Percentage Interest:
As defined in the Pooling
And Servicing Agreement
dated May 1, 2001

First Payment Date:
June 15, 2001

     CERTIFICATE FOR HOME EQUITY AND HOME IMPROVEMENT LOANS, SERIES 2001-B

          Original Aggregate Certificate Principal Balance of the Trust:
$650,000,000

     This certifies that Green Tree Finance Corp.-Two is the registered owner of the Residual Interest represented by this Certificate, and entitled to certain distributions out of Conseco Finance Home Equity and Home Improvement Loan Trust 2001-B (the "Trust"), which includes among its assets a pool of closed-end home equity loans and home improvement loans (the "Loans") (including, without limitation, all mortgages, deeds of trust and security deeds relating to such Loans and any and all rights to receive payments due on the Loans after the applicable Cut-off Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of May 1, 2001, among Conseco Finance Corp., as Originator and Servicer (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller") and U.S. Bank Trust National Association, as Trustee of the Trust (the "Trustee"). This Class C [Master][Subsidiary A] [Subsidiary B] [Intermediate] Certificate is described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Class C [Master][Subsidiary A] [Subsidiary B] [Intermediate] Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing in June 2001, so long as the Agreement has not been terminated, by check to the registered Class C [Master][Subsidiary A] [Subsidiary B] [Intermediate] Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Payment Date in an amount equal to the Class C [Master][Subsidiary A] [Subsidiary B] [Intermediate] Distribution Amount. The final scheduled

Payment Date of this Class C [Master][Subsidiary A] [Subsidiary B] [Intermediate] Certificate is June 15, 2032 or the next succeeding Business Day if such June 15 is not a Business Day.

     The Class C [Master][Subsidiary A] [Subsidiary B] [Intermediate] Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Class C [Master][Subsidiary A] [Subsidiary B] [Intermediate] Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Class C [Master][Subsidiary A] [Subsidiary B] [Intermediate] Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Class C [Master][Subsidiary A] [Subsidiary B] [Intermediate] Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

     No transfer of this Certificate or any interest herein to any employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or that is described in Section 4975(e)(1) of the Code or to any person or entity purchasing on behalf of, or with assets of, such an employee benefit plan (each, a "Plan") will be registered unless the transferee, at its expense, delivers to the Originator and the Trustee an opinion of counsel (satisfactory to the Originator and the Trustee) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring this Certificate will be deemed to represent to the Trustee, the Originator, the Seller and the Servicer either (i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to
Section 4975 of the Code, or (ii) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement.

     This Class C [Master][Subsidiary A] [Subsidiary B] [Intermediate] Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Class C [Master][Subsidiary A] [Subsidiary B] [Intermediate] Certificateholders free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Class C [Master][Subsidiary A] [Subsidiary B] [Intermediate] Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Class C [Master][Subsidiary A] [Subsidiary B] [Intermediate] Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon a new Class C [Master][Subsidiary A] [Subsidiary B] [Intermediate] Certificate evidencing the same Class C [Master][Subsidiary A] [Subsidiary B] [Intermediate] Certificate will be issued to the designated transferee or transferees.

     The Originator, the Seller, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Seller, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Class C [Master][Subsidiary A] [Subsidiary B] [Intermediate] Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Seller, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The holder of this Class C [Master][Subsidiary A] [Subsidiary B] [Intermediate] Certificate, by acceptance hereof, agrees that, in accordance with the requirements of Section 860D(b)(1) of the Code, the federal tax return of the Trust for its first taxable year shall provide that the segregated pools of assets comprising the Master REMIC, Intermediate REMIC, Subsidiary A REMIC and Subsidiary B REMIC, respectively, each elect to be treated as a "real estate mortgage investment conduit" (a "REMIC") under the Code for such taxable year and all subsequent taxable years. The Certificates shall be "regular interests" in the Master REMIC, the Class C Master Certificate shall be the "residual interest" in the Master REMIC, the Class C Intermediate Certificate shall be the "residual interest" in the Intermediate REMIC, and the Class C Subsidiary A Certificate shall be the residual interest in the Subsidiary A REMIC and the Class C Subsidiary B Certificate shall be the residual interest in the Subsidiary B REMIC. In addition, the holder of this Class C [Master][Subsidiary A] [Subsidiary B] [Intermediate] Certificate, by acceptance hereof, (i) agrees to file tax returns consistent with and in accordance with any elections, decisions or other reports made or filed with regard to federal, state or local taxes on behalf of the Trust, and (ii) agrees to cooperate with the Originator in connection with examinations of the Trust's affairs by tax authorities, including administrative and judicial proceedings, and (iii) makes the additional agreements, designations and appointments, and undertakes the responsibilities, set forth in Section 6.06 of the Agreement.

     This Certificate shall be a "security" for purposes of Article 8, Section 102(a)(15)(B) of the Uniform Commercial Code and shall be governed by such
Article 8 as in effect in the state of Minnesota from time to time.

     IN WITNESS WHEREOF, Conseco Finance Home Equity and Home Improvement Loan Trust 2001-B has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.


Dated:                                     CONSECO FINANCE HOME EQUITY AND HOME
                                           IMPROVEMENT LOAN TRUST 2001-B

                                           By:  U.S. BANK TRUST NATIONAL
                                                ASSOCIATION

                                           By:
                                                        Authorized Officer

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers
unto                                the within Certificate for Home Equity and
Home Improvement Loans, Series 2001-B, and does hereby irrevocably constitute
and appoint                                Attorney to transfer the said
certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.


     Dated:                                      By:
                                                    Signature

                                  EXHIBIT J-1
                                  -----------

                FORM OF CERTIFICATE REGARDING REPURCHASED LOANS
                -----------------------------------------------

                             CONSECO FINANCE CORP.

     The undersigned certifies that [s]he is a [title] of Conseco Finance Corp., a Delaware corporation (the "Originator"), and that as such [s]he is duly authorized to execute and deliver this certificate on behalf of the Originator pursuant to Sections 3.06(a) and 8.05 of the Pooling and Servicing Agreement (the "Agreement") dated as of May 1, 2001 among the Originator, Conseco Finance Securitizations Corp. and U.S. Bank Trust National Association, as Trustee of Conseco Finance Home Equity and Home Improvement Loan Trust 2001-B (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

     1. The Loans on the attached schedule are to be repurchased by the Originator on the date hereof pursuant to Section 3.06 of the Agreement.

     2. Upon deposit of the Repurchase Price for such Loans, such Loans may, pursuant to Section 8.05 of the Agreement, be assigned by the Trustee to the Originator.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this        day of
                     ,   .

                                           CONSECO FINANCE CORP.


                                           By:
                                              [Name]
                                              [Title]

                                     J-1-1

                                  EXHIBIT J-2
                                  -----------

            FORM OF CERTIFICATE REGARDING ELIGIBLE SUBSTITUTE LOANS
            -------------------------------------------------------

     The undersigned certifies that [s]he is a [title] of Conseco Finance Corp., a Delaware corporation (the "Originator"), and that as such [s]he is duly authorized to execute and deliver this certificate on behalf of the Originator pursuant to Sections 3.06(b) and 8.05 of the Pooling and Servicing Agreement (the "Agreement") dated as of May 1, 2001 among the Originator, Conseco Finance Securitizations Corp. and U.S. Bank Trust National Association, as Trustee of Conseco Finance Home Equity and Home Improvement Loan Trust 2001-B (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

     1. The Loan and Loan File for each such Eligible Substitute Loan have been delivered to [the Trustee] [the Custodian].

     2. The Loans on the attached schedule are to be substituted on the date hereof pursuant to Section 3.06(b) of the Agreement and each such Loan is an Eligible Substitute Loan [description, as to each Loan, as to how it satisfies the definition of "Eligible Substitute Loan"].

     3. The UCC-1 financing statements in respect of the Loans to be substituted, in the form required by Section 3.05 (b)(iii) of the Agreement, have been filed with the appropriate offices.

     4. The requirements of Section 3.06(b) of the Agreement have been met with respect to each such Eligible Substitute Loan.

     [5. There has been deposited in the Certificate Account the amounts listed on the schedule attached hereto as the amount by which the Scheduled Principal Balance of each Replaced Loan exceeds the Scheduled Principal Balance of each Loan being substituted therefor.]

     IN WITNESS WHEREOF, I have affixed hereunto my signature this        day of
                     ,     .


                                           CONSECO FINANCE CORP.


                                           By:
                                              [Name]
                                              [Title]

                                     J-2-1

                                  EXHIBIT J-3
                                  -----------

         FORM OF CERTIFICATE REGARDING SUBSTITUTION FOR PREPAID LOANS
         ------------------------------------------------------------

                     CONSECO FINANCE SECURITIZATIONS CORP.

     The undersigned certifies that [s]he is a [title] of Conseco Finance Securitizations Corp., a Minnesota corporation (the "Seller"), and that as such [s]he is duly authorized to execute and deliver this certificate on behalf of the Seller pursuant to Section 2.06 of the Pooling and Servicing Agreement (the "Agreement") dated as of May 1, 2001 among the Seller, Conseco Finance Corp. and U.S. Bank Trust National Association, as Trustee of Conseco Finance Home Equity and Home Improvement Loan Trust 2001-B (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

     1. The Loan and Loan File for each such Eligible Substitute Loan have been delivered to [the Trustee] [the Custodian].

     2. The Loans on the attached schedule are to be substituted on the date hereof pursuant to Section 2.06 of the Agreement and each such Loan is an Eligible Substitute Loan [description, as to each Loan, as to how it satisfies the definition of "Eligible Substitute Loan"].

     3. The UCC-1 financing statements in respect of the Loans to be substituted, in the form required by Section 2.06(iii) of the Agreement, have been filed with the appropriate offices.

     4. The requirements of Section 2.06 of the Agreement have been met with respect to each such Eligible Substitute Loan.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this        day of
               ,     .

                                      CONSECO FINANCE SECURITIZATIONS
                                      CORP.


                                      By:
                                         [Name]
                                         [Title]

                                     J-3-1

                                  EXHIBIT J-4
                                  -----------

                   SERVICER REQUEST FOR RELEASE OF LOAN FILE
                   -----------------------------------------

To:  U.S. Bank Trust National Association
     180 East Fifth Street
     St. Paul, MN 55164

Re: Pooling and Servicing Agreement dated as of May 1, 2001, among Conseco Finance Securitizations Corp., as Seller, Conseco Finance Corp., as Originator and Servicer, and U.S. Bank Trust National Association, as Trustee, relating to Conseco Finance Securitizations Corp., Certificates for Home Equity and Home Improvement Loans, Series 2001-B

     The undersigned certifies that [s]he is authorized to sign this Servicer Request for Release of Loan File on behalf of [Conseco Finance Corp.], as Servicer, under the Pooling and Servicing Agreement dated as of May 1, 2001 among Conseco Finance Corp., Conseco Finance Securitizations Corp. and the Trustee. In connection with the administration of the Loans held by you, as Trustee, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Loan File for the Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:


Reason for Requesting Documents (check only):

               1.  Mortgage Paid in Full
               2.  Foreclosure
               3.  Substitution
               4.  Other Liquidation
               5.  Nonliquidation             Reason:
                                              Servicer:

                                              By:
                                                       (Authorized signer)

                                              Address:

                                              Date:

Please acknowledge the execution of the above request by your signature and date below:

U.S. Bank National Association

By:
Signature                                          Date

Documents returned to Trustee:


Trustee                                            Date

                                     J-4-1

                                   EXHIBIT K
                                   ---------

                         FORM OF REPRESENTATION LETTER
                         -----------------------------

     U.S. Bank Trust National Association
     180 East Fifth Street
     St. Paul, Minnesota 55101

     Conseco Finance Corp.
     1100 Landmark Towers
     345 St. Peter Street
     St. Paul, Minnesota 55102-1639

     Re: Certificate for Home Equity and Home Improvement Loans, Series 2001-B, Class [B-3I/Class C Subsidiary A/Class C Subsidiary B/Class C Intermediate/Class C Master]

     The undersigned purchaser (the "Purchaser") understands that the purchase of the above-referenced certificate (the "Certificate") may be made only by institutions which are "Accredited Investors" under Regulation D, as promulgated under the Securities Act of 1933, as amended (the "1933 Act"), which includes banks, savings and loan associations, registered brokers and dealers, insurance companies, investment companies, and organizations described in Section 501(c)(3) of the Internal Revenue Code, corporations, business trusts and partnerships, not formed for the specific purpose of acquiring the Certificate offered, with total assets in excess of $5,000,000. The undersigned represents on behalf of the Purchaser that the Purchaser is an "Accredited Investor" within the meaning of such definition. The Purchaser is urged to review carefully the responses, representations and warranties it is making herein.

Representations and Warranties

     The Purchaser makes the following representations and warranties in order to permit the Trustee, Conseco Finance Corp., and [underwriter of the Class B-3I/Class C Subsidiary A/Class C Subsidiary B/Class C Intermediate/Class C Master Certificates] to determine its suitability as a purchaser of Certificate and to determine that the exemption from registration relied upon by Conseco Finance Corp. under Section 4(2) of the 1933 Act is available to it.

     1. The Purchaser understands that the Certificate has not been and will not be registered under the 1933 Act and may be resold (which resale is not currently contemplated) only if registered pursuant to the provisions of the 1933 Act or if an exemption from registration is available, that Conseco Finance Corp. is not required to register the Certificate and that any transfer must comply with Section 9.02 of the Pooling and Servicing Agreement relating to the Certificate.

     2. The Purchaser will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Certificate.

     3. The Purchaser is a sophisticated institutional investor and has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Certificate and is able to bear the economic risk of such investment. The Purchaser has reviewed the Prospectus Supplement dated January 24, 2001, to the Prospectus dated January 24, 2001 (the "Prospectus") with respect to the Certificate, and has been given such information concerning the Certificate, the underlying home equity and home improvement loans and Conseco Finance Corp. as it has requested.

     4. The Purchaser is acquiring the Certificate as principal for its own account (or for the account of one or more other institutional investors for which it is acting as duly authorized fiduciary or agent) for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, subject nevertheless to any requirement of law that the disposition of the Purchaser's property shall at all times be and remain within its control.

     5.  The Purchaser either (check one box):

         [_] is not, and is not acting on behalf of or with assets of, an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended or that is described in
              Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or

         [_] has provided the Trustee and Servicer with the opinion of counsel described in Section 9.02(b)(2) of the Pooling and Servicing Agreement, or

         [_] acknowledges that it is deemed to make the representation set forth in Section 9.02(b)(2) of the Pooling and Servicing Agreement.

     6. The Purchaser understands that such Certificate will bear a legend substantially as set forth in the form of Certificate included in the Pooling and Servicing Agreement.

     7. The Purchaser, as holder of the Class B-3I/Class C Subsidiary A/Class C Subsidiary B/Class C Intermediate/Class C Master Certificate, acknowledges (i) it may incur tax liabilities in excess of any cash flows generated by the interest and (ii) it intends to pay the taxes associated with holding the Class C Certificate as they become due.

     8. The Purchaser agrees that it will obtain from any purchaser of the Certificate from it the same representations, warranties and agreements contained in the foregoing paragraphs 1 through 7 and in this paragraph 8. The representations and warranties contained herein shall be binding upon the heirs, executors, administrators and other successors of the undersigned. If there is more than one signatory hereto, the obligations, representations, warranties and agreements of the undersigned are made jointly and severally.

     Executed at              ,              , this        day of        .

                                 Purchaser's Name (Print)

                                 By:
                                 Signature

                                 Its:

                                 Address of Purchaser


                                 Purchaser's Taxpayer
                                 Identification Number

                                  EXHIBIT L-1
                                  -----------

     LIST OF INITIAL AND ADDITIONAL GROUP I-A AND GROUP I-B LOANS

     Attached are the first and last pages of four lists of Group I Loans, consisting of one list of Initial Group I-A Loans, one list of Initial Group I-B Loans and two lists of Additional Group I-B Loans.

                                     L-1-1

                                  EXHIBIT L-2
                                  -----------

     LIST OF INITIAL AND ADDITIONAL GROUP II-A AND GROUP II-B LOANS

      Attached are the first and last pages of five lists of Group II Loans, consisting of one list of Initial Group II-A Loans, one list of Additional Group II-A Loans, two lists of Initial Group II-B Loans and one list of Additional Group II-B Loans.

                                     L-2-1

                                   EXHIBIT M
                                   ---------

                            FORM OF MONTHLY REPORT
                            ----------------------

               CERTIFICATES FOR HOME EQUITY LOANS, SERIES 2001-B

     Payment Date:


A.     GROUP I CERTIFICATES


1.     Group I Amount Available (including Monthly
       Servicing Fee) plus a portion, if any, of Group II
       Amount Available

2.     Group I Formula Principal Distribution Amount:

       (a)    Scheduled principal due
       (b)    Principal Prepayments
       (c)    Liquidated Loans
       (d)    Repurchases
       (e)    Previously undistributed (a)-(d) amounts
       (f)    Pre-Funded Group I Amount, if any
              (Post-Funding Payment Date)

Interest


Class I-A and Class I-IO Certificates


3.     Current interest

       (a)    Class I-A-1A Pass-Through Rate (6.183%
              plus 0.50% after Additional Interest
              Entitlement Date)
       (b)    Class I-A-1A interest paid
       (c)    Class I-A-1A Interest Shortfall
       (d)    Class I-A-1 Pass-Through Rate                              %
       (e)    Class I-A-1 interest paid
       (f)    Class I-A-1 Interest Shortfall
       (g)    Class I-A-2 Pass-Through Rate                              %
       (h)    Class I-A-2 interest paid
       (i)    Class I-A-2 Interest Shortfall
       (j)    Class I-A-3 Pass-Through Rate                              %
       (k)    Class I-A-3 interest paid
       (l)    Class I-A-3 Interest Shortfall
       (m)    Class I-A-4 Pass-Through Rate                              %
       (n)    Class I-A-4 interest paid

       (o)    Class I-A-4 Interest Shortfall
       (p)    Class I-A-5 Pass-Through Rate (A floating
              rate equal to the Group I Adjusted Weighted
              Average Loan Rate, but not greater than                  %
              7.221% plus 0.50% after Additional Interest
              Entitlement Date)
       (q)    Class I-A-5 interest paid
       (r)    Class I-A-5 Interest Shortfall
       (s)    Class I-IO Pass-Through Rate                             %
       (t)    Class I-IO interest paid
       (u)    Class I-IO interest shortfall

4.     Amount applied to Unpaid Class A and IO
       Interest Shortfall
       (a)    Class I-A-1A
       (b)    Class I-A-1
       (c)    Class I-A-2
       (d)    Class I-A-3
       (e)    Class I-A-4
       (f)    Class I-A-5
       (g)    Class I-IO

5.     Remaining Unpaid Class A and IO Interest Shortfall
       (a)    Class I-A-1A
       (b)    Class I-A-1
       (c)    Class I-A-2
       (d)    Class I-A-3
       (e)    Class I-A-4
       (f)    Class I-A-5
       (g)    Class I-IO

Class I-M-1 Certificates

6.     Class I-M-1 Adjusted Principal Balance

7.     Current Interest

       (a)    Class I-M-1 Pass-Through Rate (a floating               %
              rate per annum equal to the Group I
              Adjusted Weighted Average Loan Rate, but not greater than 7.272%)
       (b)    Class I-M-1 interest paid
       (c)    Class I-M-1 Interest Shortfall

8.         Amount applied to Unpaid Class I-M-1 Interest
           Shortfall

9.         Remaining Unpaid Class I-M-1 Interest Shortfall

Class I-M-2 Certificates

10.        Class I-M-2 Adjusted Principal Balance

11.        Current Interest

           (a)   Class I-M-2 Pass-Through Rate (a floating     %
                 rate per annum equal to the Group I
                 Adjusted Weighted Average Loan Rate, but not greater than 7.659%)
           (b)   Class I-M-2 interest paid
           (c)   Class I-M-2 Interest Shortfall

12.        Amount applied to Unpaid Class I-M-2 Interest
           Shortfall

13.        Remaining Unpaid Class I-M-2 Interest Shortfall


Class I-B-1 Certificates

14.        Class I-B-1 Adjusted Principal Balance

15.        Current Interest
           (a)   Class I-B-1 Pass-Through Rate (a floating     %
                 rate per annum equal to the Group I
                 Adjusted Weighted Average Loan Rate, but not greater than 9.445%)
           (b)   Class I-B-1 interest paid
           (c)   Class I-B-1 Interest Shortfall

16.        Amount applied to Unpaid Class I-B-1 Interest
           Shortfall

17.        Remaining Unpaid Class I-B-1 Interest Shortfall

Principal

18.        Trigger Event:

           (a)   Average Sixty-Day Delinquency Ratio
                 Test (to be satisfied, line (ii) may not exceed line (iii))

                 (i)   Sixty-Day Delinquency Ratio for
                       current Payment Date
                 (ii)  Arithmetic average of Sixty Day
                       Delinquency Ratios for current and
                       two preceding months

                 (iii) 35% of the Senior Enhancement
                       Percentage

           (b)   Cumulative Realized Losses Test (to be
                 satisfied, line (ii) may not exceed 4.50%
                 from June 1, 2004 to May 31, 2005, 5.50%
                 from June 1, 2005 to May 31, 2006, 6.00%
                 from June 1, 2006 to May 31, 2007, and
                 6.25% thereafter)

                 (i)   Cumulative Realized Losses for
                       current Payment Date
                 (ii)  Cumulative Realized Losses as a
                       percentage of Cut-off Date
                       Principal Balances of Group I Loans

19.        Senior Enhancement Percentage: a fraction,
           expressed as a percentage:                          %

           (a) the numerator of which is the excess of (i) the Group I Scheduled Principal Balance over (ii) the Class I-A Principal Balance
           (b) The denominator of which is the Group I Scheduled Principal Balance on such
                 Payment Date


Class I-A Certificates

20.       Principal Distribution Amount

          (a)   Class I-A-1A

          (b)   Class I-A-1
          (c)   Class I-A-2
          (d)   Class I-A-3
          (e)   Class I-A-4
          (f)   Class I-A-5

21.       (a)   Class I-A-1A Principal Balance
          (b)   Class I-A-1 Principal Balance
          (c)   Class I-A-2 Principal Balance
          (d)   Class I-A-3 Principal Balance
          (e)   Class I-A-4 Principal Balance
          (f)   Class I-A-5 Principal Balance

22.       Amount, if any, by which Group I Class A Formula
          Principal Distribution Amount allocable to each Class of Class I-A Certificates exceeds Principal
          Distribution Amount for:

          (a)   Class I-A-1A Certificates
          (b)   Class I-A-1 Certificates
          (c)   Class I-A-2 Certificates
          (d)   Class I-A-3 Certificates
          (e)   Class I-A-4 Certificates
          (f)   Class I-A-5 Certificates

Class I-M-1 Certificates

23.       (a)   Principal Distribution Amount
          (b)   Class I-M-1 Principal Balance
          (c)   Amount, if any, by which Class I-M-1
                Formula Principal Distribution Amount
                exceeds Principal Distribution Amount



Class I-M-2 Certificates

24.       (a)   Principal Distribution Amount
          (b)   Class I-M-2 Principal Balance
          (c)   Amount, if any, by which Class I-M-2
                Formula Principal Distribution Amount
                exceeds Principal Distribution Amount


Class I-B-1 Certificates

25.       (a)   Principal Distribution Amount
          (b)   Class I-B-1 Principal Balance

          (c)   Amount, if any, by which Class I-B-1
                Formula Principal Distribution Amount
                exceeds Principal Distribution Amount


Liquidation Loss Interest

Class I-M-1 Certificates

26.       (a)   Amount applied to Class I-M-1 Liquidation
                Loss Interest Amount
          (b)   Class I-M-1 Liquidation Loss Interest
                Shortfall
          (c)   Amount applied to Unpaid Class I-M-1
                Liquidation Loss Interest Shortfall
          (d)   Remaining Unpaid Class I-M-1
                Liquidation Loss Interest Shortfall

Class I-M-2 Certificates

27.       (a)   Amount applied to Class I-M-2 Liquidation
                Loss Interest Amount
          (b)   Class I-M-2 Liquidation Loss Interest
                Shortfall
          (c)   Amount applied to Unpaid Class I-M-2
                Liquidation Loss Interest Shortfall
          (d)   Remaining Unpaid Class I-M-2 Liquidation
                Loss Interest Shortfall

Class I-B-1 Certificates

28.       (a)   Amount applied to Class I-B-1 Liquidation
                Loss Interest Amount
          (b)   Class I-B-1 Liquidation Loss Interest
                Shortfall
          (c)   Amount applied to Unpaid Class I-B-1
                Liquidation Loss Interest Shortfall
          (d)   Remaining Unpaid Class I-B-1 Liquidation
                Loss Interest Shortfall

29. Portion, if any, of Group I Amount Available added to Group II Amount Available

Other Information

30.       (a)   Overcollateralization Amount for               $
                Group I Certificates
          (b)   Target Overcollateralization Amount            $

31.             Pre-Funded Group I Amount                      $


B.        GROUP II CERTIFICATES

1.        Group II Amount Available (including Monthly
          Servicing Fee) plus a portion, if any, of Group I
          Amount Available

2.        Group II Formula Principal Distribution Amount
          (a)   Scheduled principal due
          (b)   Principal Prepayments
          (c)   Liquidated Loans
          (d)   Repurchases
          (e)   Previously undistributed (a)-(d) amounts
          (f)   Pre-Funded Group II Amount, if any
                (Post-Funding Payment Date)

Interest

3.        (a)   Class II-A-1A Pass-Through Rate (6.428%
                plus 0.50% after Additional Interest
                Entitlement Date)
          (b)   Class II-A-1A interest paid
          (c)   Class II-A-1A Interest Shortfall
          (d)   Class II-A-1 Pass-Through Rate                 %
          (e)   Class II-A-l interest paid
          (f)   Class II-A-l Interest Shortfall
          (g)   Class II-A-2 Pass-Through Rate                 %
          (h)   Class II-A-2 interest paid
          (i)   Class II-A-2 Interest Shortfall
          (j)   Class II-A-3 Pass-Through Rate                 %
          (k)   Class II-A-3 interest paid
          (l)   Class II-A-3 Pass-Through Rate (7.275% plus
                0.50% after Additional Entitlement Date)       %
          (m)   Class II-A-3 interest paid
          (n)   Class II-A-3 Interest Shortfall

4.        Amount applied to Unpaid Class A and IO Interest
          Shortfall
          (a)   Class II-A-1A
          (b)   Class II-A-l
          (c)   Class II-A-2
          (d)   Class II-A-3

5.        Remaining Unpaid Class A and IO Interest Shortfall

          (a)   Class II-A-1A
          (b)   Class II-A-l
          (c)   Class II-A-2
          (d)   Class II-A-3

Class II-M-1 Certificates

6.        Class II-M-1 Adjusted Principal Balance

7.        Current Interest
          (a)   Class II-M-1 Pass-Through Rate                 %
          (b)   Class II-M-1 interest paid
          (c)   Class II-M-1 Interest Shortfall

8.        Amount applied to Unpaid Class II-M-1 Interest
          Shortfall

9.        Remaining Unpaid Class II-M-1 Interest Shortfall

Class II-M-2 Certificates

10.       Class II-M-2 Adjusted Principal Balance

11.       Current Interest
          (a)   Class II-M-2 Pass-Through Rate                 %
          (b)   Class II-M-2 interest paid
          (c)   Class II-M-2 Interest Shortfall

12.       Amount applied to Unpaid Class II-M-2 Interest
          Shortfall

13.        Remaining Unpaid Class II-M-2 Interest
           Shortfall

Class II-B-1 Certificates

14.        Class II-B-1 Adjusted Principal Balance

15.        Current Interest

           (a)      Class II-B-1 Pass-Through Rate (a floating
                    rate per annum equal to the Group II
                    Weighted Average Loan Rate, but not greater
                    than 9.656%)                                           %
           (b)      Class II-B-1 interest paid
           (c)      Class II-B-1 Interest Shortfall

16.        Amount applied to Unpaid Class II-B-1 Interest
           Shortfall

17.        Remaining Unpaid Class II-B-1 Interest Shortfall

Principal

18.        Trigger Event:

           (a)      Average Sixty-Day Delinquency Ratio Test
                    (to be satisfied, line (ii) may not exceed line (iii))

                    (i)  Sixty-Day Delinquency Ratio for
                    current Payment Date
                    (ii)  Arithmetic average of Sixty Day
                    Delinquency Ratios for current and two
                    preceding months
                    (iii)  20% of the Senior Enhancement
                    Percentage

           (b) Cumulative Realized Losses Test (to be satisfied, line (ii) may not exceed 5.25% from June 1, 2004 to May 31, 2005, 7.00%
                    from June 1, 2005 to May 31, 2006, 8.50%
                    from June 1, 2006 to May 31, 2007, and
                    8.75% thereafter)
                    (i)  Cumulative Realized Losses for current
                    Payment Date

                    (ii)  Cumulative Realized Losses as
                    percentage of Cut-off Date Principal
                    Balances of Group II Loans

19.        Senior Enhancement Percentage: a fraction, expressed
           as a percentage:                                                %

           (a) the numerator of which is the excess of (i) the Group II Scheduled Principal Balance over (ii) the Class II-A Principal Balance


           (b)      the denominator of which is the Group II
                    Scheduled Principal Balance on such Payment
                    Date


Class II-A Certificates

20.        Principal Distribution Amount

           (a)      Class II-A-1A
           (b)      Class II-A-1
           (c)      Class II-A-2
           (d)      Class II-A-3

21.        (a)      Class II-A-1A Principal Balance
           (b)      Class II-A-1 Principal Balance
           (c)      Class II-A-2 Principal Balance
           (d)      Class II-A-3 Principal Balance

22.        Amount, if any, by which Class II-A Formula
           Principal Distribution Amount allocable to each Class of Class II-A Certificates exceeds Principal
           Distribution Amount for:

           (a)      Class II-A-1A Certificates
           (b)      Class II-A-1 Certificates
           (c)      Class II-A-2 Certificates
           (d)      Class II-A-3 Certificates

Class II-M-1 Certificates

23.        (a)      Principal Distribution Amount
           (b)      Class II-M-1 Principal Balance
           (c)      Amount, if any, by which Class II-M-1
                    Formula Principal Distribution Amount
                    exceeds Principal Distribution Amount

Class II-M-2 Certificates

24.        (a)      Principal Distribution Amount
           (b)      Class II-M-2 Principal Balance
           (c)      Amount, if any, by which Class II-M-2
                    Formula Principal Distribution Amount
                    exceeds Principal Distribution Amount


Class II-B-1 Certificates

25.        (a)      Principal Distribution Amount
           (b)      Class II-B-1 Principal Balance
           (c)      Amount, if any, by which Class II-B-1
                    Formula Principal Distribution Amount
                    exceeds Principal Distribution Amount


Liquidation Loss Interest


Class II-M-1 Certificates

26.        (a)      Amount applied to Class II-M-1 Liquidation
                    Loss Interest Amount
           (b)      Class II-M-1 Liquidation Loss Interest
                    Shortfall
           (c)      Amount applied to Unpaid Class II-M-1
                    Liquidation Loss Interest Shortfall
           (d)      Remaining Unpaid Class II-M-1 Liquidation
                    Loss Interest Shortfall

Class II-M-2 Certificates

27.        (a)      Amount applied to Class II-M-2 Liquidation
                    Loss Interest Amount
           (b)      Class II-M-2 Liquidation Loss Interest
                    Shortfall
           (c)      Amount applied to Unpaid Class II-M-2
                    Liquidation Loss Interest Shortfall
           (d)      Remaining Unpaid Class II-M-2 Liquidation
                    Loss Interest Shortfall

Class II-B-1 Certificates

28.        (a)      Amount applied to Class II-B-1 Liquidation
                    Loss Interest Amount
           (b)      Class II-B-1 Liquidation Loss Interest
                    Shortfall

           (c)      Amount applied to Unpaid Class II-B-1
                    Liquidation Loss Interest Shortfall
           (d)      Remaining Unpaid Class II-B-1 Liquidation
                    Loss Interest Shortfall

29. Portion, if any, of Group II Amount Available added to Group I Amount Available

Other Information

30.        (a)  Overcollateralization Amount for the Group II
           Certificates                                            $

           (b)  Target Overcollateralization Amount                $
31.        Pre-Funded Group II Amount                              $

C.  REMAINING AMOUNT AVAILABLE

Class B-2 Certificates

Interest

1.         Current Interest
           (a)      Class B-2 Pass-Through Rate (a floating
                    rate equal to the least of (i) 9.851%, (ii)
                    the Group I Adjusted Weighted Average Loan
                    Rate and (iii) the Group II Weighted
                    Average Loan Rate)                                     %




           (b)      Class B-2 interest paid
           (c)      Class B-2 Interest Shortfall

2.         Amount applied to Unpaid Class B-2 Interest Shortfall

3.         Remaining Unpaid Class B-2 Interest Shortfall


Principal

4.         (a)      Principal Distribution Amount
           (b)      Class B-2 Holdback
           (c)      Amount, if any, by which Class B-2 Formula
                    Principal Distribution Amount exceeds
                    Principal Distribution Amount less Class
                    B-2 Holdback

           (d)      Class B-2 Principal Balance


Servicer

5.         Monthly Servicing Fee (if Originator or affiliate is
           Servicer)

Class B-2 Holdback and Overcollateralization Principal
Distribution (included in Principal Distribution Amounts, above, for each Class)


6.         Class B-2 Holdback plus, if Overcollateralization
           Amount for Group I Certificates is less than Target
           Overcollateralization Amount, the deficiency to:

           (a)  Class I-A-1A
           (b)  Class I-A-1
           (c)  Class I-A-2
           (d)  Class I-A-3
           (e)  Class I-A-4
           (f)  Class I-A-5
           (g)  Class I-M-1
           (h)  Class I-M-2
           (i)  Class I-B-1

7.         Class B-2 Holdback plus, if Overcollateralization
           Amount for Group II Certificates is less than Target
           Overcollateralization Amount, the deficiency to:

           (a)      Class II-A-1A
           (b)      Class II-A-1
           (c)      Class II-A-2
           (d)      Class II-A-3
           (e)      Class II-M-1
           (f)      Class II-M-2
           (g)      Class II-B-1

Servicer/Trustee

8.         Reimbursement for unreimbursed Advances

Class B-3I Certificates

     (a)    Class B-3I Pass-Through Rate

     (b)    Class B-3I Notional Amount (Pool Scheduled
            Principal Balance plus Pre-Funded Amount as of preceding Payment Date)

     (c)    Payment under Section 8.04(d)(4) (i.e.,
            amount by which Target
            Overcollateralization Amount exceeds
            Overcollateralization Amount)

     (d)    Pool Scheduled Principal Balance (on
            Payment Date on which aggregate Class
            Principal Balance of Certificates is
            reduced to 0)

     (e)    Class B3-I Distribution Amount
            (line (a) times line (b), less line (c), plus line (d)), plus any shortfall on prior
            Payment Date

     (f)    Amount paid to Class B-3I Certificates

     (g)    Shortfall (line (e) less line (f))

Class C Certificateholders

1.   Reimbursement for expenses

2.   Class C Master Distribution Amount

D.   CLASS A, CLASS M AND CLASS B CERTIFICATES

1.   Pool Scheduled Principal Balance
     (a)  Group I Scheduled Principal Balance
     (b)  Group II Scheduled Principal Balance

2.   Pool Factor

3.   Loans Delinquent:

     30 - 59 days
     (a)  Group I
     (b)  Group II

     60 - 89 days
     (a)  Group I
     (b)  Group II

     90 or more days
     (a)  Group I
     (b)  Group II

4.   Principal Balance of Defaulted Loans

     (a)  Group I
     (b)  Group II

5.   Liquidated Loans: Group I Loans

     (a)  Number
     (b)  Aggregate unpaid principal balance
     (c)  REO (unpaid principal balance)
     (d)  Net Liquidation Loss

6.   Liquidated Loans: Group II Loans

     (a)  Number
     (b)  Aggregate unpaid principal balance
     (c)  REO (unpaid principal balance)
     (d)  Net Liquidation Loss

7.   Number of Loans Remaining

     (a)  Group I
     (b)  Group II

   Please contact the Bondholder Relations Department of U.S. Bank Trust National Association at (612) 224-0444 with any questions regarding this Statement or your Distribution.

                                   EXHIBIT N
                                   ---------

                            FORM OF ADDITION NOTICE
                            -----------------------

                                                                          , 2001

     U.S. Bank Trust National Association
     180 East Fifth Street
     St. Paul, MN  55101

Re: Pooling and Servicing Agreement (the "Agreement"), dated as of May 1, 2001, among Conseco Finance Corp. (the "Originator"), Conseco Finance Securitizations Corp. (the "Seller") and U.S. Bank Trust National Association as Trustee (the "Trustee") relating to Certificates for Home Equity and Home Improvement Loans, Series 2001-B

Ladies and Gentlemen:

     Capitalized terms not otherwise defined in this Notice have the meanings given them in the Agreement. The Seller hereby notifies the Trustee of an assignment to the Trust of Subsequent Loans on the date and in the amounts set forth below:

     Subsequent Transfer Date:

     Cut-off Date Principal Balance of Subsequent Loans to be assigned to Trust on Subsequent Transfer Date:

          Group IA:    $
          Group IB:    $
          Group IIA:   $
          Group IIB:   $

     Cut-off Date:

     Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                                Very truly yours,


                                                CONSECO FINANCE CORP.


                                                By:
                                                   [Name]
                                                   [Title]


ACKNOWLEDGED AND AGREED:
U.S. BANK TRUST NATIONAL ASSOCIATION
By:
Name:
Title:

cc:  Standard & Poor's Ratings Services
     Fitch, Inc.
     Moody's Credit Rating Co.

                                   EXHIBIT O
                                   ---------

                     FORM OF SUBSEQUENT TRANSFER INSTRUMENT
                     --------------------------------------

     In accordance with the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of May 1, 2001, among Conseco Finance Corp. (the "Originator"), Conseco Finance Securitizations Corp. (the "Seller") and U.S. Bank Trust National Association as Trustee (the "Trustee"), the Seller does hereby transfer, assign, set over and otherwise convey, without recourse, to Conseco Finance Home Equity and Home Improvement Loan Trust 2001-B, created by the Pooling and Servicing Agreement, to be held in trust as provided in the Pooling and Servicing Agreement, (i) all right, title and interest in the home equity and home improvement loans identified in the List of Loans attached hereto as Exhibit A (each a "Subsequent Loan"), including, without limitation, all related mortgages, deeds of trust, security deeds and any and all rights to receive payments on or with respect to the Subsequent Loans (excluding principal due on or before the related Cut-off Date), (ii) all rights under any hazard, flood or other individual insurance policy on the real estate securing a Subsequent Loan for the benefit of the owner of such Loan, (iii) all rights the Originator may have against the originating lender or contractor with respect to the Subsequent Loans originated by a lender or contractor other than the Originator, (iv) all rights under the Errors and Omissions Protection Policy and the Fidelity Bond as such policy and bond relate to the Subsequent Loans, (v) all rights under any title insurance policies, if applicable, on any of the properties securing Subsequent Loans, (vi) all documents contained in the related Loan Files, (vii) all rights of the Seller under the Subsequent Transfer
Agreement dated            between the Seller and the Originator, and (viii) all
proceeds and products of the foregoing.

     This Assignment is made pursuant to and upon the representation and warranties on the part of the Seller contained in Section 2.03 and Article III of the Pooling and Servicing Agreement and no others. All undefined capitalized terms used in this Assignment have the meanings given them in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this Subsequent Transfer
Instrument to be duly executed this         day of                      , 2001.


                                               CONSECO FINANCE SECURITIZATIONS
                                               CORP.


                                               By:
                                                  [Name]
                                                  [Title]

                                   EXHIBIT P
                                   ---------

              FORM OF OFFICER'S CERTIFICATE (SUBSEQUENT TRANSFER)
              ---------------------------------------------------

                     CONSECO FINANCE SECURITIZATIONS CORP.

     The undersigned certifies that [s]he is a [title] of Conseco Finance Securitizations Corp., a Minnesota corporation (the "Seller"), and that as such [s]he is duly authorized to execute and deliver this certificate on behalf of the Seller in connection with the Pooling and Servicing Agreement dated as of May 1, 2001 (the "Agreement") among the Seller, Conseco Finance Corp. and U.S. Bank Trust National Association as Trustee. All capitalized terms used herein without definition have the respective meanings specified in the Agreement. The undersigned further certifies that:

     1.  This Certificate is delivered in connection with the sale to the Trust
on                                  (the "Subsequent Transfer Date") of Loans
(the "Subsequent Loans") identified in the List of Loans attached to the Subsequent Transfer Instrument of even date herewith.

     2. As of the Subsequent Transfer Date, all representations and warranties in Section 3.01 of the Agreement are true and correct and all representations and warranties in Section 3.03 of the Agreement are true to the best of [his][her] knowledge.

     3. All conditions precedent to the sale of the Subsequent Loans to the Trust under Section 2.03 of the Pooling and Servicing Agreement have been satisfied.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this          day
of                      , 2001.


                                           By:
                                              [Name]
                                              [Title]

                                   EXHIBIT Q
                                   ---------

                          GROUP II-B FHA-INSURED LOANS
                          ----------------------------

                                      Q-1